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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
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LIBERATE TECHNOLOGIES
(Name of Registrant as Specified In Its Charter)

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LIBERATE TECHNOLOGIES
2655 Campus Drive, Suite 250
San Mateo, California 94403
March 9, 2005

To Our Stockholders:

        You are cordially invited to attend a special meeting of stockholders of Liberate Technologies to be held at the Hotel Sofitel San Francisco Bay, located at 223 Twin Dolphin Drive, Redwood City, California, on Tuesday, April 5, 2005 at 9:30 a.m., local time.

        At the special meeting, you will be asked to approve and adopt the Asset Purchase Agreement by and among Liberate, Liberate Technologies Canada Ltd., our subsidiary, and Double C Technologies, LLC, a limited liability company majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc., and the sale of substantially all of the assets, including technology, patents and other intellectual property, relating to our North America business to Double C pursuant to the Asset Purchase Agreement. More information about the asset sale is contained in the accompanying proxy statement, which we strongly encourage you to read in its entirety. A copy of the Asset Purchase Agreement is attached as Annex A to the proxy statement.

        After careful consideration, our board of directors has unanimously approved the Asset Purchase Agreement and asset sale and determined that it is expedient and for the best interests of Liberate and its stockholders that Liberate enter into the Asset Purchase Agreement and consummate the asset sale. The asset sale cannot be completed unless, among other things, stockholders holding a majority of the outstanding shares of our common stock approve and adopt the asset sale and the Asset Purchase Agreement. Our board of directors recommends that you vote "FOR" the proposal to approve and adopt the asset sale and the Asset Purchase Agreement.

        Your vote is very important. Whether or not you plan to attend the special meeting, we encourage you to mark, sign and date your proxy and return it promptly in the enclosed, pre-addressed, prepaid envelope to ensure that your shares will be represented and voted at the meeting. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or nominee. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting "AGAINST" the approval and adoption of the Asset Purchase Agreement and the asset sale. If you sign, date and send us your proxy but do not indicate how you want to vote, your proxy will be voted "FOR" the approval and adoption of the asset sale and the Asset Purchase Agreement.

Sincerely,

David Lockwood
Chairman and Chief Executive Officer

This proxy statement is first being mailed to stockholders on or about March 14th, 2005.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 5, 2005

        A special meeting of the stockholders of Liberate Technologies will be held at the Hotel Sofitel San Francisco Bay, located at 223 Twin Dolphin Drive, Redwood City, California, on Tuesday, April 5, 2005 at 9:30 a.m., local time, to consider and vote on the following matters:

1.
To approve and adopt the Asset Purchase Agreement, dated as of January 14, 2005, by and among Liberate, Liberate Technologies Canada Ltd., our subsidiary, and Double C Technologies, LLC, a Delaware limited liability company majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc., and the sale of substantially all of the assets relating to our North America business to Double C pursuant to the Asset Purchase Agreement; and

2.
To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

        For more information about the asset sale and the other transactions contemplated by the Asset Purchase Agreement, we strongly encourage you to review the accompanying proxy statement and the Asset Purchase Agreement attached as Annex A to the proxy statement.

        After careful consideration, our board of directors has unanimously approved the Asset Purchase Agreement and the asset sale, has determined that the asset sale is expedient and for the best interests of Liberate and its stockholders and recommends that you vote "FOR" the proposal to approve and adopt the asset sale and Asset Purchase Agreement.

        Only stockholders of record at the close of business on February 11, 2005, the record date for the special meeting, may vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of stockholders of record entitled to vote at the special meeting will be available for review during ordinary business hours for a period of 10 days before the special meeting at our executive offices for any purpose germane to the special meeting.

        Your vote is very important. Whether or not you plan to attend the special meeting, please submit your proxy or voting instructions as soon as possible to make sure that your shares are represented and voted. Whether or not you attend the special meeting, you may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary with a later date or by appearing at the special meeting and voting in person, regardless of the method used to deliver your previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares are held in an account at a brokerage firm, bank or other nominee, you must contact your broker, bank or nominee to revoke your proxy.

By Order of the Board of Directors,
David Lockwood Chairman and Chief Executive Officer

San Mateo, California
March 9, 2005

i

Conditions to Completion of the Asset Sale; Termination of the Asset Purchase Agreement	34
Agreements Related to the Asset Purchase Agreement	36
Nature of Our Business After the Asset Sale	37
Interests of Certain Persons in the Asset Sale	37
Tax Consequences of the Asset Sale	38
Unaudited Combined Financial Statements of the North America Business	39
Selected Pro Forma Financial Information	39
No Appraisal Rights	39
Regulatory Approvals	39
THE ASSET PURCHASE AGREEMENT	40
Assets to be Sold	40
Assets to be Retained	41
Liabilities to be Assumed	42
Liabilities to be Retained	42
Consideration for the Assets	42
Purchase Price Adjustments	43
Representations and Warranties	43
Covenants	44
Labor and Employee Benefit Matters	47
Closing Conditions	47
Termination; Expense Reimbursement	48
Amendment; Assignment	50
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	51
Stockholder Proposals	52
WHERE YOU CAN FIND MORE INFORMATION	53
OTHER MATTERS	53
INDEX TO UNAUDITED COMBINED FINANCIAL STATEMENTS	F-1
ANNEXES
Annex A Asset Purchase Agreement
Annex B Stockholder Voting Agreement
Annex C Opinion of Allen & Company LLC
Annex D Unaudited Pro Forma Condensed Consolidated Financial Statements

ii

SUMMARY TERM SHEET

        This summary highlights selected information from this proxy statement and the asset purchase agreement and may not contain all of the information about the asset sale that is important to you. To understand the asset sale fully and for a more complete description of the legal terms of the asset sale, you should carefully read this proxy statement, the asset purchase agreement, the stockholder voting agreement, the opinion of Allen & Company LLC, and the other documents to which we refer you in their entirety.

The Companies (page 16)

        The parties to the asset purchase agreement are Liberate Technologies and our subsidiary, Liberate Technologies Canada Ltd., as sellers, and Double C Technologies, LLC, a Delaware limited liability company majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc., as purchaser.

Description of the Assets to be Sold (pages 17 and 40)

        We have agreed to sell to Double C substantially all of the assets relating to our North America business, including:

  •
  our North America Navigator Platforms, which include all software, including source and object code, LMC card technology, and associated documentation developed and marketed by Liberate and its subsidiaries under the names "TV Navigator 2.x," "TV Navigator 3.x," and "TV Navigator 5.x" or developed by Liberate and its subsidiaries or assigned for use in connection with the Open Cable Application Platform, and all associated intellectual property owned or licensed by us;

  •
  certain contracts relating to our North America business;

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  the lease relating to our office in London, Ontario, Canada;

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  all tangible personal property, used, held for use or intended to be used to conduct our North America business, subject to certain exceptions;

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  transferable permits and governmental authorizations relating to our North America business;

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  all causes of action, claims and rights against third parties relating to the assets to be sold or to our North America business generally, subject to certain exceptions; and

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  certain other tangible and intangible assets relating to the transferred assets or our North America business.

Description of Liabilities to be Assumed (pages 18 and 42)

        Double C has agreed to assume certain liabilities relating to our North America business, including:

  •
  all liabilities associated with the patent lawsuit titled OpenTV, Inc. v. Liberate Technologies, pending in the U.S. District Court for the Northern District of California to the extent set forth in the complaint dated February 7, 2002;

  •
  certain obligations and liabilities, to the extent they are attributable to the period after closing, relating to the transferred assets;

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  pre-closing obligations and liabilities relating to the transferred assets for which Double C receives a credit pursuant to the purchase price adjustment mechanism in the asset purchase agreement; and

  •
  certain obligations and liabilities relating to employee benefit matters, if applicable.

Description of the Assets to be Retained by Liberate (pages 17 and 41)

        We will retain all assets not sold to Double C, including the following:

  •
  all of our cash and cash equivalent items and all equity securities owned by us or our affiliates;

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  our Non-North America Navigator Platforms, all associated Non-North America intellectual property owned or licensed by us and certain other scheduled software, technology and associated documentation;

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  our rights under all leases other than the London, Ontario, Canada lease;

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  rights to or claims for refunds or rebates of taxes and other governmental charges and the benefit of certain tax attributes of Liberate and Liberate Technologies Canada Ltd.;

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  all causes of action, claims and rights against (i) certain third parties named in the asset purchase agreement (to the extent attributable to the period prior to the closing of the asset sale), (ii) former officers of Liberate and (iii) other third parties to the extent not relating to the transferred assets or our North America business, other than the OpenTV patent lawsuit;

  •
  all assets in respect of and insurance policies and rights under any employee benefit plan, unless specifically assigned to or assumed by Double C pursuant to the asset purchase agreement;

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  all accounts receivable, or portions thereof, attributable to or arising out of our North America business before the closing, other than certain receivables from employees who accept employment offers from Double C or an affiliate of Comcast;

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  all assets used exclusively in connection with our corporate functions;

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  all tangible personal property not used, held for use or intended to be used in our North America business; and

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  certain proprietary and confidential business information.

Description of Liabilities to be Retained by Liberate (pages 18 and 42)

        We will retain all liabilities not assumed by Double C, including liabilities relating to:

  •
  all leases other than the London, Ontario, Canada lease;

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  all causes of action, claims and rights against (i) certain third parties named in the asset purchase agreement (to the extent attributable to the period prior to the closing of the asset sale), (ii) former officers of Liberate and (iii) other third parties to the extent not relating to the transferred assets or our North America business, other than the OpenTV patent lawsuit;

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  any contract that is not assigned or asset that is not transferred to Double C;

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  any employee benefit plans other than obligations and liabilities relating to COBRA coverage assumed by Double C, if any; and

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  the conduct or operation of our North America business or the ownership of the transferred assets prior to the closing, our Non-North America business, or any other businesses of Liberate and its affiliates.

        In addition to the assets and liabilities transferred pursuant to the asset purchase agreement, at the closing of the asset sale, we will also enter into a technology cross-license agreement with Double C pursuant to which we will each cross-license technology and intellectual property to one another following the closing of the asset sale for purposes of the continued conduct of our respective businesses. Concurrently with reaching agreement on the sale of our North American business, we also entered into certain licensing agreements with affiliates of Comcast and Cox more fully described below in "Agreements Related to the Asset Purchase Agreement."

Purchase Price (pages 19 and 43)

        Upon consummation of the asset sale, Liberate will receive $82 million in cash, as adjusted pursuant to the asset purchase agreement to prorate pre- and post-closing expenses, deposits and other liabilities.

Reasons for the Asset Sale (page 25)

        We are proposing to sell our North America business to Double C because we believe that the asset sale and the terms of the asset purchase agreement are in the best interests of Liberate and our stockholders. In reaching its determination to approve the asset sale, the asset purchase agreement and related agreements, our board of directors consulted with senior management and our financial and legal advisors and considered a number of factors, including other potential strategic alternatives, the opportunities and challenges facing Liberate, the fairness opinion delivered by our financial advisor and the terms of the asset purchase agreement.

Recommendation of Our Board of Directors (page 28)

        After careful consideration, our board recommends that you vote "FOR" the proposal to approve and adopt the asset sale and the asset purchase agreement.

Opinion of Our Financial Advisor (page 28)

        Our board of directors retained Allen & Company LLC to act as our financial advisor in connection with a review and analysis of our potential strategic alternatives, including the sale of our North America business. As part of the engagement, Allen & Company was asked to determine whether, in its view, the consideration we are to receive from Double C in connection with the asset sale is fair, from a financial point of view, to Liberate. Allen & Company delivered an opinion, attached as Annex C to this proxy statement, to our board of directors to the effect that, as of January 9, 2005, and subject to and based on the considerations referred to in its opinion, the consideration to be provided in connection with the asset sale is fair, from a financial point of view, to Liberate.

Vote Required to Approve the Asset Sale (page 34)

        The asset sale and the asset purchase agreement require approval and adoption by the holders of a majority of the outstanding shares of our common stock entitled to vote on the asset sale. If we fail to obtain the requisite vote for the proposal, we will not be able to consummate the asset sale and either Liberate or Double C may terminate the asset purchase agreement.

        As of February 11, 2005, David Lockwood, our Chairman and Chief Executive Officer, and Lockwood Fund LLC (a private investment fund managed by Lockwood Capital Advisors LLC, of which Mr. Lockwood is the Managing Member) together owned of record 12,032,901 shares of our common stock, representing approximately 11.3% of our outstanding common stock and have entered into a stockholder voting agreement, pursuant to which each has appointed Double C as such stockholder's proxy and attorney-in-fact to vote the shares of our common stock held by such stockholder as of the record date in favor of the proposal to approve and adopt the asset sale and the asset purchase agreement. A copy of the stockholder voting agreement is attached as Annex B to this proxy statement.

Covenants (page 44)

        Under the asset purchase agreement, we have made a number of covenants, including the following:

  •
  not to, directly or indirectly, develop, market, license, grant forbearances not to sue, grant any rights to or authorize the use of any of the Non-North America intellectual property for commercial use or deployment in the United States, Canada or Mexico for a period of five years after the closing date;

  •
  not to solicit for employment or employ any transferred employees for a period of one year after the closing;

  •
  not to commence bankruptcy proceedings prior to the closing;

  •
  to pursue the defense of the OpenTV patent litigation in good faith until the closing;

  •
  not to take any action that would result in our liquidation or dissolution within six months of the closing;

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  to maintain at least $40,000,000 (less 50%, up to a maximum of $20,000,000, of any payments made after January 14, 2005 to the landlord of our former offices in San Carlos, California, including payments made in settlement of any disputes or for unpaid rent) in cash or cash equivalents until the earlier of termination of the asset purchase agreement or six months after the closing of the asset sale;

  •
  not to solicit, encourage, initiate or participate in any inquiries, negotiations or discussions, or approve or enter into an agreement with respect to a sale of the assets to be acquired by Double C under the asset purchase agreement to any other person, except as otherwise expressly permitted in the asset purchase agreement with respect to an unsolicited alternative proposal, subject to certain conditions; and

  •
  other customary covenants governing the operation of our North America business prior to the closing.

Conditions to Completion of the Asset Sale (pages 34 and 47)

        The parties' obligations to consummate the asset sale are subject to satisfaction or waiver of a number of closing conditions, including:

  •
  approval and adoption by Liberate's stockholders of the asset sale and the asset purchase agreement;

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  expiration or termination of the waiting period under United States antitrust laws without litigation having been commenced that is continuing or the threat of litigation having been made that remains unresolved by the United States Department of Justice or the United States Federal Trade Commission;

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  representations and warranties being true and correct;

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  the absence of any material adverse effect (as such term is defined in the asset purchase agreement) on our North America business, the transferred assets or our ability to consummate the asset sale;

  •
  the absence of any legal restraint that would prevent consummation of the asset sale or subject the asset sale to a condition that would reasonably be expected to have a material adverse effect on our North America business or the transferred assets, Double C or its affiliates, or on Liberate and its affiliates taken as a whole;

  •
  performance or compliance in all material respects with all obligations and covenants; and

  •
  other customary closing conditions.

Termination of the Asset Purchase Agreement; Expense Reimbursement (page 48)

        The asset purchase agreement may be terminated under certain circumstances, including:

  •
  by mutual written consent of Liberate and Double C;

  •
  by either Liberate or Double C if our stockholders have not approved and adopted the asset sale and the asset purchase agreement or if the asset sale is not completed by October 14, 2005;

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  by either Liberate or Double C if the other party materially and uncurably breaches its representations, warranties, covenants or agreements contained in the asset purchase agreement;

  •
  by either Liberate or Double C if any order, decree or ruling permanently prohibiting consummation of the contemplated transactions becomes final and non-appealable;

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  by Double C if Liberate's board of directors (i) fails to recommend the asset purchase agreement, (ii) withdraws, modifies or qualifies its recommendation in a manner adverse to Double C, (iii) fails to reconfirm its recommendation within five business days after a written request to do so or (iv) recommends that our stockholders approve, accept or tender their shares in response to any alternative proposal;

  •
  by Double C if we breach our covenant not to solicit, enter into or take certain other actions with respect to an alternative transaction; or

  •
  by Double C if we enter into (or our board of directors authorizes entry into) a letter of intent, agreement in principle, acquisition agreement or other similar undertaking with respect to any alternative proposal.

        We have agreed if the asset purchase agreement is terminated under certain circumstances to reimburse Double C's reasonable costs and expenses, up to a maximum of $800,000.

Agreements Related to the Asset Purchase Agreement (page 36)

        Concurrently with entering into the asset purchase agreement, we entered into (i) a Software License Agreement and Technical Support Agreement with an affiliate of Comcast and (ii) an amendment to our existing Software License Agreement with an affiliate of Cox. Under these agreements, if the asset purchase agreement is terminated for any reason (except by Liberate as a result of a breach by Double C under the asset purchase agreement), (i) the Comcast affiliate will have the right to terminate its Software License Agreement upon 30 days notice (and, under certain circumstances, termination of the asset purchase agreement may give rise to certain termination rights on the part of the Cox affiliate with respect to its Software License Agreement) and (ii) the Cox affiliate and the Comcast affiliate may each elect, within 30 days of termination of the asset purchase agreement, to obtain the source code for our North America Navigator Platforms, and upon such election, Liberate will grant to the Cox affiliate or the Comcast affiliate, as the case may be, a worldwide, non-exclusive, irrevocable license to the licensed Liberate software and source code (subject to such licensee's ongoing obligations to pay minimum license fees and ongoing royalties) for the purposes of developing and distributing products and services to its own subscribers and those of its affiliates. The Comcast affiliate's obligation to pay to Liberate any license fees is deferred until the asset purchase agreement is terminated. These agreements will be assigned to Double C in the asset sale.

        At the closing of the asset sale, we will also enter into a technology cross-license agreement with Double C pursuant to which we will each cross-license technology and intellectual property to one another following the closing of the asset sale for purposes of the continued conduct of our respective businesses.

Interests of Management, Directors and Significant Stockholders in the Asset Sale (page 37)

        Certain of our executive officers and all of our non-employee directors hold stock units or stock options that will fully vest, by their terms, as a result of the consummation of the asset sale. Liberate has also entered into retention agreements with certain executive officers under which they may receive payments if their employment is terminated under certain circumstances following the asset sale of approximately $2,250,000 in the aggregate. These agreements will not be assigned to Double C and will remain obligations of Liberate following the asset sale.

Tax Consequences of the Asset Sale (page 38)

        The sale of assets by Liberate pursuant to the asset purchase agreement will be a taxable transaction for United States federal income tax purposes as discussed in this proxy statement.

No Appraisal Rights (page 39)

        Holders of our common stock are not entitled to appraisal rights in connection with the asset sale under the Delaware General Corporation Law, our Certificate of Incorporation or our Amended and Restated Bylaws.

Regulatory Approvals (page 39)

        The asset sale is subject to review by the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which requires Liberate and Double C to make pre-acquisition notification filings and to await the expiration or early termination of the statutory waiting period prior to completing the asset sale. These filings were made on February 4, 2005 and early termination was granted on February 17, 2005.

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE, THE ASSET PURCHASE AGREEMENT AND THE SPECIAL MEETING

        Following are some commonly asked questions that may be raised by our stockholders and answers to each of those questions.

1.    WHAT AM I BEING ASKED TO VOTE ON AT THE SPECIAL MEETING?

        Our stockholders will consider and vote upon a proposal to approve and adopt the asset purchase agreement between Liberate, Liberate Technologies Canada Ltd. (our subsidiary) and Double C Technologies, LLC, a Delaware limited liability company majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc., and the sale of substantially all of the assets relating to our North America business to Double C pursuant to the asset purchase agreement, for a purchase price of $82,000,000 in cash (subject to adjustment).

2.    WHAT DOES IT MEAN TO SELL SUBSTANTIALLY ALL OF THE ASSETS RELATING TO OUR "NORTH AMERICA BUSINESS"?

        We are proposing to sell to Double C substantially all of the assets related to the business we and our subsidiaries have historically conducted in markets in North America, including developing, marketing and selling our products and related services intended to enable cable operators to provide interactive television services in the United States, Canada and Mexico. We refer to this as our North America business in this proxy statement.

3.    WHAT WILL HAPPEN IF THE ASSET SALE AND THE ASSET PURCHASE AGREEMENT ARE APPROVED AND ADOPTED BY OUR STOCKHOLDERS?

        If the asset sale and asset purchase agreement are approved and adopted by our stockholders, we will sell substantially all of the assets relating to our North America business to Double C under the terms of the asset purchase agreement, as more fully described in this proxy statement. In connection with the asset sale, we have made certain covenants, as more fully described in this proxy statement, including to not take any action that would result in our liquidation or dissolution within six months of the closing and to maintain at least $40,000,000 (less 50%, up to a maximum of $20,000,000, of any payments made after January 14, 2005 to the landlord of our former offices in San Carlos, California) in cash or cash equivalents until the earlier of termination of the asset purchase agreement or six months after the closing of the asset sale. In addition, we have agreed not to, directly or indirectly, develop, market, license, grant forbearances not to sue, grant any rights to or authorize the use of any Non-North America intellectual property for commercial use or deployment in the United States, Canada or Mexico for a period of five years after the closing date. Following the sale of the assets relating to the North America business, we will continue to operate our remaining business of providing software and services for digital cable systems in Europe. We will continue our efforts to resolve outstanding liabilities. We also intend to evaluate and potentially explore all available strategic alternatives. Although our board of directors has not yet made any determination, such strategic alternatives could include a sale of our remaining Non-North America business, an extraordinary dividend or other transaction to maximize stockholder value. We will continue to work to maximize stockholder interest with a goal of returning value to our stockholders.

4.    WHAT WILL HAPPEN IF THE ASSET SALE AND THE ASSET PURCHASE AGREEMENT ARE NOT APPROVED AND ADOPTED BY OUR STOCKHOLDERS?

        If the asset sale and the asset purchase agreement are not approved by our stockholders, we will not sell our assets to Double C at this time and we will continue to conduct our business (including our North America business) in the ordinary course and evaluate all available strategic alternatives. In addition, Double C would have the right to terminate the asset purchase agreement, and as the result of any such termination, Double C would have rights to expense reimbursement and affiliates of Cox and Comcast would have certain rights under their respective licensing agreements, including the right to terminate their respective licensing agreements (in the case of the Cox affiliate, provided certain other conditions exist) or obtain certain of Liberate's software and source code.

5.    WHEN IS THE ASSET SALE EXPECTED TO BE COMPLETED?

        If the asset sale and the asset purchase agreement are approved and adopted at the special meeting, we expect to complete the asset sale as soon as practicable after all of the conditions in the asset purchase agreement have been satisfied or waived. Liberate and Double C are working toward satisfying the conditions to closing and completing the asset sale as soon as reasonably possible. We expect to be able to complete the asset sale in the first half of 2005.

6.    HOW WAS THE PURCHASE PRICE FOR THE ASSETS DETERMINED?

        The purchase price for the assets proposed to be sold to Double C was negotiated between representatives of Liberate and representatives of Double C. We have received a fairness opinion from Allen & Company LLC concluding that the consideration to be received by us for the assets is fair, from a financial point of view, to Liberate. A copy of the fairness opinion from Allen & Company is included as Annex C to this proxy statement.

7.    AM I ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE ASSET SALE?

        No. Delaware law does not provide for stockholder appraisal rights in connection with the sale of a company's assets.

8.    WHAT WILL HAPPEN TO MY LIBERATE SHARES IF THE ASSET SALE IS APPROVED?

        The asset sale will not alter the rights, privileges or nature of the outstanding shares of Liberate. A stockholder who owns shares of Liberate common stock immediately prior to the closing of the asset sale will continue to hold the same number of shares immediately following the closing. Liberate's common stock will continue trading on the Pink Sheets system notwithstanding the asset sale.

9.    HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE PROPOSAL?

        The board of directors unanimously recommends that you vote "FOR" the proposal to approve and adopt the asset sale and the asset purchase agreement.

10.    HOW DO I VOTE?

        Sign and date each proxy card you receive and return it in the enclosed envelope prior to the special meeting.

11.    CAN I CHANGE MY VOTE?

        Yes. You may change your proxy instructions at any time before your proxy is voted at the special meeting. Proxies may be revoked by taking any of the following actions:

  •
  filing a written notice of revocation with our corporate secretary at our principal executive office (2655 Campus Drive, Suite 250, San Mateo, CA 94403);

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  filing a properly executed proxy showing a later date with our corporate secretary at our principal executive office; or

  •
  attending the special meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

12.    WHAT SHARES ARE INCLUDED ON THE PROXY CARD(S)?

        The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

13.    WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

        If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

14.    WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

        Only holders of record of our common stock as of the close of business on February 11, 2005 are entitled to notice of and to vote at the special meeting.

15.    HOW MANY SHARES WERE OUTSTANDING ON THE RECORD DATE?

        At the close of business on February 11, 2005 there were 106,074,807 shares of common stock outstanding and entitled to vote. A stockholder may vote (a) shares that are held of record directly in the stockholder's name, and (b) shares held for the stockholder, as the beneficial owner, through a broker, bank or other nominee. At the meeting, each outstanding share of common stock will be entitled to one vote.

16.    WHAT IS A "QUORUM" FOR PURPOSES OF THE SPECIAL MEETING?

        In order to conduct business at the special meeting, a quorum must be present. A "quorum" is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the special meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

17.    WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

        Once a quorum has been established, for the asset sale and asset purchase agreement to be approved and adopted, a majority of our outstanding shares must vote "FOR" the proposal.

        If your shares are held in street name, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of Liberate common stock without specific instructions from you. Because the affirmative vote of a majority of the outstanding shares of Liberate common stock is required to approve and adopt the asset sale and the asset purchase agreement, a failure to provide your broker with instructions on how to vote your shares will have the effect of a vote against the proposal to approve and adopt the asset sale and the asset purchase agreement.

18.    WHAT HAPPENS IF I ABSTAIN?

        Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will be treated as votes against the proposal.

19.    HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

        Although we do not know of any business to be considered at the special meeting other than the asset sale proposal described in this proxy statement, if any other business is properly presented at the special meeting, your signed proxy card gives authority to the proxy holders, David Lockwood and Gregory Wood, to vote on such matters at their discretion.

20.    WHO WILL BEAR THE COST OF THIS SOLICITATION?

        Liberate will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerages, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. We may solicit proxies by personal interview, mail, telephone and electronic communications. Liberate has not retained a proxy solicitor to assist with the solicitation of proxies for the special meeting. Our directors, officers, and employees (acting without additional compensation) may assist in soliciting proxies by telephone, email, or direct contact. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to the beneficial owners.

THE SPECIAL MEETING OF LIBERATE STOCKHOLDERS

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

When and Where the Special Meeting Will be Held

        We will hold the special meeting at the Hotel Sofitel San Francisco Bay, located at 223 Twin Dolphin Drive, Redwood City, California, on Tuesday, April 5, 2005, at 9:30 a.m., local time.

What Will be Voted Upon

        At the special meeting, we are asking holders of record of Liberate common stock to consider and vote on the following proposals:

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  The approval and adoption of the asset purchase agreement by and among Liberate, Liberate Technologies Canada Ltd., and Double C Technologies, LLC, and the asset sale pursuant to the asset purchase agreement (see "The Asset Sale" beginning on page 16 and "The Asset Purchase Agreement" beginning on page 40); and

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  The transaction of any other business that properly comes before the special meeting or any adjournments or postponements of the special meeting.

Voting Securities; Quorum

        Only holders of record of Liberate common stock at the close of business on February 11, 2005, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 106,074,807 shares of Liberate common stock were issued and outstanding and held by 249 holders of record. Holders of record of Liberate common stock on the record date are entitled to one vote per share at the special meeting on each proposal. A complete list of stockholders of record will be available for review at our executive offices for any purpose germane to the special meeting during ordinary business hours for a period of ten days before the special meeting.

        A quorum is necessary to hold a valid special meeting. A quorum will be present at the special meeting if the holders of a majority of the shares of Liberate common stock outstanding and entitled to vote on the record date are present, in person or by proxy. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to solicit additional proxies. Shares voting against the asset sale will not be voted in favor of adjournment. Abstentions, discussed below, count as present for establishing a quorum for the transaction of all business.

Vote Required for Approval

        Under Section 271 of the Delaware General Corporation Law and under our Amended and Restated Bylaws, the asset sale requires approval by the holders of a majority of outstanding shares of our common stock entitled to vote at the special meeting. If we fail to obtain the requisite vote for approval and adoption of the asset sale and the asset purchase agreement, we will not be able to consummate the asset sale and either Liberate or Double C may terminate the asset purchase agreement. Stockholders representing 11.3% of our outstanding common stock have executed a voting agreement pursuant to which each has appointed Double C as such stockholder's proxy and attorney-in-fact to vote the shares held by such stockholder as of the record date in favor of the proposal to approve and adopt the asset sale and the asset purchase agreement. A copy of the stockholder voting agreement is attached as Annex B to this proxy statement.

Voting Your Shares and Changing Your Vote

        You may vote by proxy or in person at the special meeting.

Voting in Person

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the special meeting.

Voting by Proxy

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval and adoption of the asset purchase agreement and the asset sale.

Revocation of Proxy

        Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the special meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary with a later date or by appearing at the special meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder's previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

How Proxies are Counted

        Only shares affirmatively voted for the approval and adoption of the asset purchase agreement and the asset sale, and properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the proposal. Shares of Liberate common stock held by persons attending the special meeting but not voting, and shares of Liberate common stock for which we received proxies but with respect to which holders of those shares have abstained from voting, will have the same effect as votes against the approval and adoption of the asset purchase agreement and the asset sale for purposes of determining whether or not a majority of the outstanding shares has voted for the approval and adoption of the asset purchase agreement and the asset sale.

Cost of Solicitation

        We are soliciting proxies for the special meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of Liberate common stock held by them and secure their voting instructions if necessary. We will reimburse those record holders for their reasonable expenses in so doing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Those statements herein that involve expectations or intentions (such as those related to the closing of the transactions contemplated by the asset purchase agreement) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; the vote of our stockholders; business disruptions resulting from the announcement of the asset sale; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including the annual report on Form 10-K for the year ended May 31, 2004. All forward-looking statements are effective only as of the date they are made and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

        You should carefully consider the following risk factors relating to the asset sale before you decide whether to vote for the proposal to approve and adopt the asset purchase agreement and the asset sale. You should also consider the other information in the proxy statement and the additional information in our other reports on file with the Securities and Exchange Commission.

Our business may be harmed if the asset sale disrupts the operations of our business and prevents us from realizing intended benefits.

        The asset sale may disrupt our business and prevent us from realizing intended benefits as a result of a number of obstacles, such as:

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  loss of key employees or customers;

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  failure to adjust or implement our business model;

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  additional expenditures required to facilitate this divestiture; and

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  the diversion of management's attention from our day-to-day business.

The failure to complete the asset sale may result in a decrease in the market value of our common stock.

        The asset sale is subject to a number of contingencies, including approval by our stockholders and other customary closing conditions. We cannot predict whether we will succeed in obtaining the approval of our stockholders. As a result, we cannot assure you that the asset sale will be completed. If our stockholders fail to approve the proposal at the special meeting or if the asset sale is not completed for any other reason, the market price of our common stock may decline.

If our stockholders do not approve and adopt the asset sale and asset purchase agreement, there may not be any other offers from potential acquirors.

        If our stockholders do not approve the asset sale, we may seek another strategic transaction, including the sale of all or part of our business. Although we have had such discussions with various parties in the past, none of these parties may now have an interest in a strategic transaction with Liberate or be willing to offer a reasonable purchase price.

If our stockholders do not approve the asset sale and asset purchase agreement or if we do not complete the asset sale, we may continue to face challenges and uncertainties in our ability to achieve business success.

        We have faced challenges and uncertainties surrounding our ability to successfully execute our business plan, such as our history of operating losses, the failure of our software platform to achieve wide commercial adoption and deployment by U.S. cable customers, the uncertainty of successfully licensing our software platform to additional cable customers and the uncertainty of securing license agreements providing for significant license fees and on-going royalties. We have faced other uncertainties such as a lack of prospects for potential licensing transactions in the near future; the technology risks of commercial deployment of our new version of TV Navigator software for the North America market; the untested nature of our new subscription royalty model; the potential adoption of technologies by our competitors, such as Microsoft Corporation, OpenTV or an internal development group controlled by one of the large cable companies; the ongoing need to successfully defend against patent infringement actions against us; and the risk of meeting market expectations regarding the pace of signing new licensing agreements for our software platforms.

        If our stockholders do not approve and adopt the asset purchase agreement or if the asset sale is not completed, we may continue to face these challenges and uncertainties.

We will be unable to compete with the North America business for five years from the date of the closing.

        We have agreed that we and our affiliates will not develop, market, license, grant forebearances not to sue or grant any rights to or authorize the use of any Non-North America intellectual property for commercial use or deployment in the United States, Canada and Mexico for a period of five years from the date of the closing of the asset sale. We have agreed that this covenant not to compete will be binding on any purchaser of our Non-North America business or other successor to that business and its affiliates. We have further agreed that we will require such a purchaser to agree to be bound by this covenant for the remainder of the five year period and that the covenant not to compete may be enforced by Double C.

Our business following the asset sale will be entirely dependent on the success of our Non-North America business.

        Our North America business proposed to be sold pursuant to the asset sale represents approximately 40% of our annual revenues in the past three fiscal years. Our business following the asset sale will be less diversified, leaving us entirely dependent on the performance of our Non-North America business which will be our main operating unit going forward. If we fail to effectively market, sell and implement our T.V. Navigator platform outside of North America, our business will be materially adversely affected.

THE ASSET SALE

        This section of the proxy statement describes certain aspects of the sale of substantially all of the assets relating to our North America business to Double C. However, this description may not be complete or may not provide all the information that may be important to you. We highly recommend that you carefully read the complete asset purchase agreement included as Annex A to this proxy statement for the precise legal terms of the agreement and other information that may be important to you.

The Companies

Liberate Technologies and Liberate Technologies Canada Ltd.

        Liberate Technologies is a leading provider of software for digital cable systems. Based on industry standards, Liberate's software enables cable operators to run multiple services—including interactive programming guides, high-definition television, video on demand, personal video recorders and games—on multiple platforms. Liberate Technologies Canada Ltd. is a subsidiary of Liberate. Our principal executive offices are located at 2655 Campus Drive, Suite 250, San Mateo, CA 94403 and the telephone number of our principal executive offices is (650) 645-4000.

Double C Technologies, LLC

        Double C Technologies, LLC is a Delaware limited liability company majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc. Double C's principal executive offices are located at 1500 Market Street, Philadelphia, PA 19102. The telephone number of Double C's principal executive offices is (215) 665-1700.

Comcast Corporation

        Comcast Corporation is a leading provider of cable, entertainment and communications products and services in the United States. Comcast is principally involved in the development, management and operation of broadband cable networks and in the delivery of programming content. Comcast's content businesses include: Comcast SportsNet, E! Entertainment Television, Style Network, The Golf Channel, Outdoor Life Network, G4techTV and International Channel Networks as well as a minority investment in TV One. Comcast also has a majority ownership in Comcast-Spectacor, whose major holdings include the Philadelphia Flyers NHL hockey team, the Philadelphia 76ers NBA basketball team and two large multipurpose arenas in Philadelphia. Comcast's principal executive offices are located at 1500 Market Street, Philadelphia, PA 19102. The telephone number of Comcast's principal executive offices is (215) 665-1700.

Cox Communications, Inc.

        Cox Communications, Inc. is a multi-service broadband communications company offering both analog cable television under the Cox Cable brand as well as advanced digital video service under the Cox Digital Cable brand. Cox's principal executive offices are located at 1400 Lake Hearn Drive, N.E., Atlanta, GA 30319. The telephone number of Cox's principal executive offices is (404) 843-5000.

Terms of the Asset Purchase Agreement

        The asset purchase agreement is the primary legal document governing the rights and obligations of Liberate and Double C. In the asset purchase agreement, we make certain representations and warranties and agree to perform or to refrain from performing certain actions. Stockholders are urged to carefully read the asset purchase agreement in its entirety, a copy of which is attached as Annex A to this proxy statement.

Description of Assets to be Sold and Retained

Assets to be Sold to Double C

        Subject to and upon the terms and conditions set forth in the asset purchase agreement, we are selling to Double C substantially all of the assets relating to our North America business, including the following:

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  our North America Navigator Platforms, which include all software, including source and object code, LMC card technology, and associated documentation developed and marketed by Liberate and its subsidiaries under the names "TV Navigator 2.x," "TV Navigator 3.x" and "TV Navigator 5.x," or developed by Liberate and its subsidiaries or assigned for use in connection with the Open Cable Application Platform;

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  the intellectual property embodied in or associated with the North America Navigator Platforms that is owned by or licensed to Liberate and its subsidiaries and used or held for use in connection with our North America business;

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  certain contracts relating to our North America business;

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  the lease for our London, Ontario, Canada facility;

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  subject to certain scheduled exceptions, all tangible personal property, including all plant, machinery, equipment, supplies, inventory, spare parts, tools, leasehold improvements, furniture, furnishings, software, hardware and vehicles, used, held for use or intended to be used to conduct our North America business whether or not located at the London, Ontario, Canada facility;

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  all transferable licenses, permits, orders, approvals and other authorizations by, and any applications for any of the foregoing filed with, any governmental authority used, held for use or intended to be used in our North America business;

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  all books and records (other than tax records), relating to our North America business or the transferred assets;

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  all prepaid expenses, credits, deferred charges, prepaid items, advances and deposits, or portions thereof, arising out of or relating to the transferred assets or our North America business and certain amounts owed to Liberate by its employees;

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  all causes of action, claims and rights against third parties that relate to the transferred assets or our North America business other than litigation that is specifically being retained by Liberate; and

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  all goodwill related to the transferred assets or our North America business and the right to represent to third parties that Double C is the successor to our North America business.

Assets to be Retained by Liberate

        We will retain all assets not sold to Double C, including the following:

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  all of our cash and cash equivalent items, including uncashed checks, received or accrued by us prior to consummation of the asset sale, and all equity securities owned by Liberate or its affiliates;

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  our Non-North America Navigator Platforms, which include all software, technology and associated documentation used or held for use solely in connection with our businesses other than our North America business, including the business of developing, marketing and selling our Non-North America Navigator Platforms and related services that are intended to enable cable operators to provide interactive television services outside the United States, Canada and Mexico;

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  certain other scheduled software, technology and associated documentation;

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  the intellectual property embodied in or associated solely with the Non-North America Navigator Platforms that is owned by or licensed to Liberate and its subsidiaries and used or held for use solely in connection with our Non-North America business and certain other scheduled intellectual property;

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  our rights under all leases other than the London, Ontario, Canada lease;

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  rights to or claims for refunds or rebates of taxes and other governmental charges and the benefit of net operating loss carryforwards, carrybacks, credits or other tax attributes of Liberate;

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  proprietary or confidential business information, records and policies that relate generally to Liberate and Liberate Technologies Canada Ltd. and are not used, held for use, intended to be used in or otherwise necessary to conduct our North America business;

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  all causes of action, claims and rights against (i) certain third parties named in the asset purchase agreement (to the extent attributable to the period prior to the closing of the asset sale), (ii) former officers of Liberate and (iii) other third parties to the extent not relating to the transferred assets or our North America business, other than the OpenTV patent lawsuit;

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  all other assets used exclusively in connection with Liberate's corporate functions;

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  all assets in respect of any employee benefit plan, other than those, if any, specifically assigned to Double C pursuant to the asset purchase agreement;

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  all tangible personal property not used, held for use or intended to be used in our North America business, wherever located, including all machinery, equipment, furniture, furnishings, software, hardware and vehicles, or all tangible personal property used specifically in connection with Liberate's corporate functions;

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  all insurance policies and rights under any employee benefit plans, other than insurance contracts, if any, assumed by Double C pursuant to the asset purchase agreement;

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  all of Liberate's books and records and other documents related to the sale of our North America business and negotiations with other parties; and

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  all accounts receivable, or portions thereof, attributable to or arising out of our North America business billed or accrued with respect to the period prior to the close of business on the date of the consummation of the asset sale, other than receivables from employees.

Description of Liabilities to be Assumed and Retained

Liabilities to be Assumed by Double C

        In connection with the purchase of the assets, Double C will assume certain liabilities related to our North America business, including:

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  all liabilities associated with the OpenTV patent lawsuit, to the extent set forth in the complaint dated February 7, 2002 (including attorneys' fees and the other costs of defending the action, but only to the extent such fees and costs arise or are incurred following the closing of the asset sale);

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  obligations and liabilities under or with respect to the assigned contracts and other transferred assets transferred to Double C that are to be paid, discharged and performed after the closing of the asset sale, but only to the extent they are attributable to the period after the closing of the asset sale, except for certain taxes;

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  pre-closing obligations and liabilities relating to the transferred assets in respect of which Double C receives a corresponding credit pursuant to the purchase price adjustment mechanism in the asset purchase agreement; and

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  certain obligations and liabilities relating to COBRA coverage and other employee benefit matters, if applicable.

Liabilities to be Retained by Liberate

        We will retain all liabilities not assumed by Double C, including liabilities relating to:

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  all leases other than the London, Ontario, Canada lease;

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  all causes of action, claims and rights against (i) certain third parties named in the asset purchase agreement (to the extent attributable to the period prior to the closing of the asset sale), (ii) former officers of Liberate and (iii) other third parties to the extent not relating to the transferred assets or our North America business, other than the OpenTV patent lawsuit;

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  any contract that is not assigned to Double C;

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  any employee benefit plans other than obligations and liabilities relating to COBRA coverage and insurance contracts assumed by Double C, if any;

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  any asset that is not transferred to Double C;

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  the conduct or operation of the Non-North America business and any other businesses of Liberate and its affiliates; and

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  the conduct or operation of our North America business or the ownership of the transferred assets during the period prior to the close of business on the date of consummation of the asset sale.

Purchase Price and Adjustments

        Double C has agreed to pay Liberate $82 million in cash for the assets to be sold, subject to adjustment for the following:

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  The purchase price will be increased or decreased as necessary to assure that we are responsible for all expenses and liabilities relating to our North America business prior to the close of business on the closing date, and that Double C is responsible for all such expenses and liabilities after the close of business on the closing date.

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  The purchase price will be decreased by an amount equal to any customer payments or other advance payments or deposits received by us or our affiliates before closing that are attributable to products or services to be provided after closing and the cost of all accrued vacation for Liberate employees who accept offers of employment from Double C or an affiliate of Comcast.

  •
  The purchase price will be decreased by an amount equal to one-half of all Canadian provincial sales, use, excise, transfer, value added, and similar taxes imposed in connection with the asset sale.

        At least 10 business days prior to the closing, we will deliver to Double C a preliminary determination of the adjustments described above. We will negotiate in good faith with Double C to resolve any disputes and to reach an agreement prior to the closing date on the preliminary adjustments to the purchase price paid at closing.

        Within 90 days after the closing date, Double C will deliver to us a final determination of any adjustments which were not calculated as of the closing date and any corrections to our preliminary report. If we determine that there are any discrepancies, we will negotiate in good faith with Double C to resolve them. If we cannot resolve the discrepancies we will jointly retain a national independent public accounting firm not regularly engaged by us or by Double C to make a final determination.

Guaranty

        Comcast and Cox have executed a guaranty whereby they have unconditionally guaranteed the full and timely payment and performance by Double C of its obligations under the asset purchase agreement and all other agreements and instruments executed in connection with the asset sale. Liberate, Comcast and Cox have agreed that the obligations of Comcast and Cox under the guaranty will be several and not joint, such that if we seek enforcement of the guaranty, Comcast shall only be liable for two-thirds of any payment obligation or monetary damages and Cox shall only be liable for one-third of any payment obligation or monetary damages.

Background of the Asset Sale

        Beginning in the fall of 2002, we engaged in significant discussions with Comcast, the largest cable television operator in the United States, measured by basic subscribers, regarding the development and licensing of a new software platform for Comcast. We worked closely with Comcast and other U.S. cable operators to define product requirements for development of a new version of our TV Navigator software platform to meet the anticipated requirements of Comcast and other U.S. cable operators. Comcast informed us in the fall of 2003 that it was reevaluating its technology strategy and would not be able to make any decision on whether to license Liberate's software in the near future.

        Shortly thereafter, we began discussions with an affiliate of Cox, the third largest cable television operator in the U.S., measured by basic subscribers, regarding a development and licensing relationship. We subsequently entered into a Software License Agreement with an affiliate of Cox dated December 22, 2003. Until we entered into the license agreement with Comcast in connection with the asset sale, our agreement with the Cox affiliate was the only agreement with a major U.S. cable television operator that had committed to our technology platform.

        Also during the fall of 2003, we received an inquiry from Company X, an industry participant, indicating an interest in exploring a potential acquisition of Liberate. We had previously engaged a nationally recognized investment banking firm to act as our financial advisor with respect to, among other things, exploring and evaluating strategic alternatives. We requested our financial advisor to advise us with respect to Company X's interest and to contact any other third parties that we or our financial advisor believed might have an interest in exploring a business combination or acquisition of Liberate.

        During the fall of 2003, our financial advisor contacted approximately 18 parties, including Comcast. In addition to Company X, Comcast and one other company, Company Y, indicated an interest in engaging in preliminary discussions regarding a strategic transaction. In order to facilitate strategic discussions, we entered into confidentiality agreements with Comcast on October 17, 2003, with Company X on December 4, 2003, and with Company Y on January 7, 2004. Over the course of several months, we held a number of high level meetings with Company X to discuss a potential strategic transaction. We also engaged in high level discussions with Comcast and permitted Comcast's legal counsel to conduct extensive due diligence. In February 2004, Comcast discontinued its due diligence and ceased active discussions with us. At that time, the discussions with Company X and Company Y were progressing at a measured pace.

        After our engagement with the financial advisor that we had engaged in 2002 expired at the end of January 2004, we engaged Allen & Company on February 26, 2004 to serve as our financial advisor with respect to exploring and evaluating strategic alternatives. At the meeting of our board of directors on March 26, 2004, Allen & Company presented an overview of Liberate's strategic alternatives, including a discussion of potential strategic partners identified by our management and Allen & Company. Our board of directors authorized management, together with Allen & Company, to contact those potential strategic partners and to engage in discussions with any other potential strategic partner who might communicate an interest in a possible transaction. Over the course of approximately 10 months, Allen & Company contacted 12 parties that were considered the most likely to have an interest in pursuing a potential transaction with Liberate. Some of the parties that Allen & Company contacted included parties that had previously indicated a lack of interest when contacted by the financial advisor we had previously engaged. During this process, Company X and Company Y each reaffirmed its interest in exploring a strategic transaction. In addition, several other parties initially expressed interest in holding preliminary discussions. We eventually entered into confidentiality agreements with six potential strategic partners in addition to Company X and Company Y. However, after some interactions over the course of the next several months, all parties other than Company X and Company Y withdrew from further consideration of a strategic transaction.

        On April 9, 2004, we received a non-binding written proposal from Company X to purchase specified operating and intellectual property assets of Liberate through a sale under Section 363 of the U.S. Bankruptcy Code in exchange for shares of Company X's publicly traded common stock. The proposal required Liberate to, immediately upon signing the acquisition agreement, file for bankruptcy and seek bankruptcy court approval to complete the proposed asset sale, free and clear of all encumbrances.

        On April 30, 2004, we filed a voluntary petition for bankruptcy reorganization under chapter 11 of the U.S. Bankruptcy Code. During the bankruptcy process, we continued discussions with Company X and Company Y regarding a potential strategic transaction. Both Company X and Company Y conducted extensive due diligence over the course of several months, including a thorough review of our business, technology, and intellectual property. On August 4, 2004, we received a letter from Company Y expressing its interest in acquiring substantially all of our assets under Section 363 of the U.S. Bankruptcy Code. We also received a non-binding term sheet dated August 9, 2004 from Company X relating to its proposed acquisition of our assets, subject to several conditions and contingencies.

        On September 8, 2004, the Bankruptcy Court dismissed our bankruptcy petition on the ground that we had cash in excess of our liabilities. We subsequently filed an appeal with the U.S. District Court for the Northern District of California challenging the Bankruptcy Court's dismissal of our bankruptcy petition.

        In October 2004, Company Y notified us that it was no longer interested in continuing discussions of a potential acquisition of Liberate. In the meantime, we began to engage in more focused discussions with Company X. Company X again proposed a purchase of substantially all of our assets and assumption of certain identified liabilities in consideration for shares of Company X's publicly traded common stock. After numerous discussions, in late November 2004, we reached a preliminary understanding with representatives of Company X on many major terms, including the total consideration and deal structure; however, we continued to negotiate other significant deal terms such as indemnification obligations, closing contingencies, restrictions on transfer of the stock of Company X to be received in the transaction, representations and warranties and employee-related matters. Representatives of Company X committed to commence preparing an asset purchase agreement and related documents.

        In late November 2004, while we continued to engage in discussions with Company X, Cox expressed an interest in a potential acquisition of Liberate. Cox immediately commenced and conducted an extensive due diligence review, including a review of our business, technology and intellectual property. Cox communicated to us that it was evaluating two alternative scenarios—either proceeding with an acquisition of Liberate by Cox alone or approaching Comcast to determine Comcast's interest in a joint acquisition of Liberate with Cox. Cox indicated that it wanted to approach Comcast to determine Comcast's interest in working together on a joint acquisition of Liberate, and we consented to Cox's approaching Comcast for that purpose.

        Also in late November 2004, another party that had previously been contacted by us and Allen & Company expressed renewed interest in considering a potential strategic transaction with Liberate. However, after several meetings and a brief due diligence review, this party ended further discussions.

        In early December 2004, Comcast informed us that it was reconsidering a potential transaction with Liberate. On December 9, 2004, we met with representatives of Comcast at its offices in Philadelphia to provide an update on Liberate and to discuss a potential strategic transaction.

        On December 7, 2004, we received the first draft of an asset purchase agreement from Company X's legal counsel. On December 11, 2004, we and our legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, provided a mark-up of the asset purchase agreement to Company X conveying our concerns regarding the transaction proposed by Company X. Over the course of the following weeks, Company X and its legal counsel engaged with us and our legal counsel in numerous negotiations of key transaction terms, including deal structure, consideration adjustment for changes in the share price of Company X's common stock, restrictions on transfer of shares of Company X's common stock to be received in the transaction, indemnity obligations, closing contingencies, voting agreements, commitments on hiring employees and deal protection terms.

        On December 15, 2004, Comcast and Cox contacted us to express their desire to jointly acquire substantially all of the assets relating to our North America business. Our representatives indicated that we would welcome the formulation of a joint proposal by Comcast and Cox and we discussed the merits of an asset sale structure relative to an acquisition of all of Liberate.

        Based on this discussion, we prepared a term sheet to summarize the principal terms of the proposed transaction and provided it to Comcast and Cox for their review. On December 16, 2004, we held a conference call with Comcast and Cox to discuss the term sheet. While the parties came to a general understanding on many major terms, including the consideration for the transaction and the mutual grant of a cross-license of technology and intellectual property to enable each party to operate its respective businesses after the closing of the asset sale, there were other significant terms that were subject to continuing negotiations, including certain terms relating to indemnification, deal protection, non-competition, non-solicitation, the impact of our pending bankruptcy appeal, and a potential stand-alone technology and intellectual property license arrangement between Liberate and each of Comcast and Cox. The parties agreed to proceed in parallel with continuing negotiations, preparation of the asset purchase agreement and other necessary and appropriate documentation for the transaction, and completion of due diligence by Comcast and Cox.

        We proceeded to prepare the asset purchase agreement with our counsel and sent the first draft to Comcast and Cox for their review on December 17, 2004. Comcast and Cox and their respective legal advisors conducted an extensive due diligence review of our business, technology and intellectual property. Through this process, Comcast and Cox made frequent and numerous requests for, and were provided with, documents and materials pertaining to our North America business.

        On December 18, 2004, we received a revised draft of the asset purchase agreement from Company X, incorporating revised terms that had been discussed with us. We and Skadden Arps had several conference calls over the following days with Company X and its legal counsel to continue discussion of open issues. Company X also continued to conduct their due diligence of Liberate. On December 30, 2004, Skadden Arps sent to Company X's legal counsel another mark-up of the asset purchase agreement reflecting our comments and proposed changes.

        During the period from December 17, 2004 through the first week of January 2005, we and Skadden Arps engaged in numerous discussions with Comcast, Cox and their representatives to negotiate unresolved terms, including terms relating to assumed liabilities, employee related obligations, deal protection, closing contingencies and other customary terms for this type of transaction. Cox indicated that it would require Liberate to amend its existing technology agreement with Liberate, and Comcast indicated that it would require Liberate to enter into a new technology licensing agreement as a condition to their entering into the asset purchase agreement. Comcast and Cox also expressed significant concerns regarding our pending bankruptcy appeal and the potential impact it could have on the consummation of the asset sale. As a result, Comcast and Cox indicated that they were not prepared to proceed with the asset sale unless we agreed to dismiss our bankruptcy appeal prior to the execution of the transaction documents. We expressed concern about dismissing the bankruptcy appeal prior to the execution of the transaction documents because of the risk that we would be prejudiced if such execution did not take place after the dismissal of the bankruptcy appeal. After extensive discussions among the parties and their respective representatives (including bankruptcy counsel), the parties agreed in principle that the effectiveness of the transaction documents would not occur until an order was issued by the U.S. District Court for the Northern District of California dismissing our bankruptcy appeal.

        During the period from November 2004 until execution of the asset purchase agreement with Double C, our board of directors held several meetings at which our management, legal counsel and, in many instances, Allen & Company informed the board of the status and progress of our strategic process, including meetings on November 29, December 14, December 17 and December 29, 2004. Our management provided updates on negotiations with Company X, on the one hand, and Cox and Comcast, on the other hand, and received guidance from the board of directors on continuing negotiations.

        On January 4, 2005, our board of directors held a meeting to discuss the status of the strategic process. Our management provided an update to the board of directors on the discussions to date with Comcast and Cox, including the terms and conditions relating to the proposed acquisition. A representative of Skadden Arps then provided an update on the status of negotiations and described the principal open issues, and members of management discussed the points that remained to be negotiated with respect to them. In particular, our management informed the board of directors that while the parties were making significant progress in resolving many outstanding major issues, we were still awaiting a specific proposal from Comcast and Cox with respect to the non-exclusive license arrangement that they expressed a desire to enter into contemporaneously with the asset sale. Management also discussed the demand by Comcast and Cox for the dismissal of our bankruptcy appeal as a condition to proceeding with the asset sale. In this regard, representatives of Gibson Dunn & Crutcher LLP, Liberate's bankruptcy counsel, updated the board of directors on the status of the bankruptcy appeal and provided their assessment of the likelihood of success of our appeal. A representative of Skadden Arps provided the board an analysis comparing the key transaction terms of the current acquisition proposal from Company X (including terms relating to economic value and closing contingencies) with the current acquisition proposal from Comcast and Cox and also advised the board of directors of its legal obligations and fiduciary duties in the context of the proposed asset sale to Double C. Our board of directors discussed a number of open issues and provided guidance and direction to counsel and management with respect to negotiating the open issues.

        On January 6, 2005, Comcast and Cox proposed detailed terms of the license arrangements that they would require in connection with the asset sale. Cox proposed that the parties amend the existing Software License Agreement with the Cox affiliate to provide for a reduction in the existing royalty rate, eliminate the obligation to pay annual minimum license fees, grant an option to extend the term for an additional five year period and provide for access to the source code of our North America Navigator Platforms for use in developing and deploying products. Comcast proposed to enter into a license substantially identical to the Software License Agreement with the Cox affiliate, as proposed to be amended.

        Also on January 6, 2005, we had a conference call with Company X to discuss their response to our revised draft of the asset purchase agreement. Company X conveyed to us their positions on the outstanding issues.

        On January 7, 2005, our board of directors again met to consider the terms and conditions of the Comcast and Cox proposal. Our management reviewed in detail with the board of directors the terms and conditions of the proposed acquisition by Double C, as well as the terms of the proposed amendment to the existing Software License Agreement with the Cox affiliate and the license agreement proposed by Comcast, and the potential strategic benefit of licensing our software to Comcast and Cox, and recommended that we negotiate for maintaining the annual minimum fees and restricting the use of source code for use solely with subscribers of Comcast and Cox. Our board of directors expressed general approval of management's recommendation to continue negotiations with respect to the proposed asset sale agreement and related licenses. Management and a representative from Skadden Arps then updated the board of directors on the discussions to date with Company X, including the conference call that we held with Company X on the afternoon of January 6, 2005 to review outstanding major terms and conditions of Company X's proposal. A representative of Skadden Arps provided an updated analysis comparing the key transaction terms of the Company X proposal with the Comcast and Cox proposal. Allen & Company provided its preliminary assessment of the two acquisition proposals and reviewed for the board of directors the discussions it held with potential strategic partners in the preceding 10 months, the outcome of those discussions to date and the fact that the only definitive proposals resulting from those discussions were the proposals from Company X and Comcast and Cox. Our management and Allen & Company also noted for the board of directors that the price of Company X's shares of common stock had declined materially since the parties had reached an understanding on consideration in November 2004 and the current value of the shares of common stock as of January 7, 2005 offered by Company X as consideration for all the assets of Liberate appeared to provide less consideration to us than the cash consideration offered by Comcast and Cox for the North America business. The board of directors also discussed the potential risks associated with making an investment in Company X's common stock and other unfavorable aspects of the transaction proposed by Company X, including post-closing indemnification obligations and a number of significant closing contingencies that were not required in the Comcast and Cox proposal. Finally, a representative of Skadden Arps further advised the board of directors of its legal obligations and fiduciary duties in the context of the proposed transaction. The board of directors expressed general support for the proposed acquisition transaction with Comcast and Cox, and provided management with guidance on the negotiation of remaining outstanding issues.

        Beginning on January 7, 2005, we continued negotiations with Comcast and Cox on the terms and conditions of the definitive agreements with them and Double C. On January 8, 2005, we held a conference call with Comcast and Cox to further discuss the amendment to the Software License Agreement with the Cox affiliate and the proposed license agreement with Comcast. On the morning of January 9, 2005, we held a conference call with Comcast and Cox to discuss the final terms of the asset purchase agreement, the license agreements and other agreements related thereto.

        The board of directors met again during the afternoon of January 9, 2005. At this meeting, members of management described the terms of the license arrangements that had been negotiated with Comcast and Cox. A representative of Skadden Arps updated the board of directors on the status of open issues and the proposed final resolution of those issues and provided a summary of the terms of the definitive documentation for the proposed transaction with Double C. A representative of Allen & Company provided an analysis of the transaction and delivered Allen & Company's opinion (later confirmed in writing) that the consideration to be received by Liberate in the proposed transaction was fair, from a financial point of view, to Liberate. A copy of the written opinion of

Allen & Company is attached to this proxy statement as Annex C. Following discussion, our board of directors unanimously determined that the asset sale pursuant to the asset purchase agreement with Double C was expedient and for the best interests of Liberate and its stockholders, approved the asset purchase agreement and the transactions contemplated thereby, and resolved to recommend that our stockholders approve the sale of substantially all of the assets relating to our North America business pursuant to the asset purchase agreement with Double C. In addition, the board of directors also approved the filing of a motion to dismiss our bankruptcy appeal in order to proceed with the transaction as contemplated with Double C.

        Later on January 9, 2005, Liberate and Double C and their respective affiliates, including Cox and Comcast, executed signature pages to the asset purchase agreement and other transaction documents, including the amendment to the Software License Agreement with the Cox affiliate and the Software License Agreement with an affiliate of Comcast, and delivered such signature pages to Skadden Arps to be held in escrow until receipt of an order from the U.S. District Court for the Northern District of California dismissing our bankruptcy appeal. The escrow agreement among the parties required us to use our best efforts to obtain such dismissal.

        On the morning of January 10, 2005, prior to the opening of the stock market, we issued a press release announcing that we had reached an agreement with Double C for the sale of substantially all of the assets relating to our North America business pursuant to the asset purchase agreement, subject to dismissal of our bankruptcy appeal. Later that day, we filed a motion with the U.S. District Court for the Northern District of California to dismiss our appeal of the Bankruptcy Court's dismissal of our bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code.

        On January 14, 2005, the U.S. District Court for the Northern District of California dismissed with prejudice our bankruptcy appeal and the asset purchase agreement and other transaction documents became effective as of that date.

Reasons for the Asset Sale

        In reaching its decision to approve and recommend the asset purchase agreement and the asset sale, our board of directors consulted with our management and financial and legal advisors, and considered a variety of factors, including the following:

        Alternatives.    Our board of directors considered the fact that, over a period of approximately 14 months, we solicited indications of interest from a number of parties in potential strategic transactions with Liberate, including the possible sale of all or a portion of Liberate's assets or business. Several potential strategic partners previously identified for Liberate had indicated little interest or had discontinued discussions with us. Only Company X and Comcast and Cox made definitive acquisition proposals. The unanimous view of our board of directors was that the final agreement with Comcast and Cox was the best available alternative for Liberate and our stockholders, taking into account the terms of the transaction, including price and type of consideration, assumed liabilities and closing contingencies. In particular, our board of directors considered the proposal made by Company X, including the fact that the value of the shares of common stock offered by Company X as consideration provided significantly less certainty than the cash consideration offered by Comcast and Cox, due to the volatility of Company X's shares and that the share price of Company X had declined materially since the parties had reached an understanding on consideration in November 2004 and thus the current value of the shares as of January 7, 2005 offered by Company X for all of our assets was less than that offered by Comcast and Cox for our North America business only. Also, the terms and conditions of Company X's proposal were less favorable in a number of ways, including with respect to post-closing indemnification obligations and significant closing contingencies, than the terms and conditions of the Comcast and Cox proposal.

        The Opportunities and Challenges Facing Liberate and the Uncertainties Surrounding Liberate's Ability to Achieve Business Success.    Our board of directors considered the opportunities and challenges facing us, as well as the uncertainties surrounding our ability to successfully execute our business plan. Specifically, our board of directors considered the opportunities and challenges relating to, among other things, our history of operating losses, the failure of our software platform to achieve wide commercial adoption and deployment by U.S. cable customers, the uncertainty of successfully licensing our software platform to additional cable customers and the uncertainty of securing license agreements providing for significant license fees and on-going royalties. Our board of directors also considered the challenges and risks we face in achieving these successes given that large cable companies are increasingly adopting strategies of internal development rather than licensing third party software platforms such as ours. If one or more major cable companies were to develop its own technology, the prospects of Liberate's licensing business would be significantly diminished without a potential licensing transaction with such cable companies. Our board of directors considered the significant risks that we would be unable to secure licensing arrangements with enough cable customers to generate sufficient revenues to achieve profitability. In addition, our board of directors also considered the lack of prospects for potential licensing transactions in the near future; the technology risks of commercial deployment of our new version of TV Navigator software for the North America market; the untested nature of our new subscription royalty model; the potential adoption of technologies by our competitors, such as Microsoft Corporation, OpenTV or an internal development group controlled by one of the large cable companies; the ongoing need to successfully defend against patent infringement actions against us; and the risk of meeting market expectations regarding the pace of signing new licensing agreements for our software platforms.

        Fairness Opinion.    Our board of directors considered the oral opinion of Allen & Company delivered at the January 9, 2005 meeting of the board of directors, and subsequently confirmed in writing as of January 9, 2005, to the effect that, as of such date, and based upon and subject to the matters set forth in its opinion, the $82 million in cash, subject to adjustment, and the assumption by Double C of specified liabilities and obligations of Liberate and Liberate Technologies Canada Ltd. relating to the North America business to, be received by Liberate in the asset sale is fair, from a financial point of view, to Liberate.

        Business Synergies.    Our board of directors considered the business synergies between Liberate and Double C. Comcast and Cox, as co-owners of Double C, each has an intimate understanding and appreciation of our North America software platforms and our development and engineering organization. Our software will have an opportunity to achieve wide adoption in the North American cable industry with the backing of two of the largest cable companies in the U.S. Our board of directors believed that these facts would increase the likelihood of the consummation of the asset sale.

        Terms of the Asset Purchase Agreement.    Our board of directors considered the general terms and conditions of the asset purchase agreement, and, with the assistance of legal counsel, considered in detail specific provisions of the asset purchase agreement, including: (i) the definition of material adverse effect; (ii) the prohibition on our solicitation of other acquisition proposals, but the ability of Liberate to engage in any negotiations concerning, provide any confidential information or data to, and otherwise have any discussion with, any person relating to an alternative proposal if we receive an unsolicited alternative proposal that our board of directors determines is reasonably likely to lead to a superior proposal and certain requirements are met; (iii) the ability of our board of directors to withdraw its recommendation to our stockholders with respect to the asset sale (but not terminate the asset purchase agreement) in the exercise of its fiduciary duties and under specified conditions; (iv) the triggering of rights of affiliates of Comcast and Cox to obtain the source code for our North America Navigator Platforms and the reimbursement of Double C's resasonable costs and expenses up to a maximum of $800,000 upon the termination of the asset purchase agreement by Double C under certain circumstances; (v) the fact that no third party customer consents would be required as a condition to consummating the asset sale and (vi) the fact that there are no indemnification provisions and no escrowed funds under the asset purchase agreement, except for our covenants not to liquidate or dissolve Liberate prior to six months after the closing of the asset sale and to retain at least $40,000,000 (less 50%, up to a maximum of $20,000,000, of any payments made after January 14, 2005 to the landlord of our former offices in San Carlos, California, including payments made in settlement of any disputes or for unpaid rent) in cash or cash equivalents until the earlier of termination of the asset purchase agreement or six months after the closing of the asset sale.

        Employment Offers.    Our board of directors also considered that Double C and an affiliate of Comcast would extend offers of employment to all employees who are actively employed in and/or primarily provide services to our North America business.

        Lack of Financing Condition.    Our board of directors considered that the purchase price in the asset purchase agreement is in cash and is not tied to Liberate's ongoing financial performance or operating results and Double C's obligation to consummate the asset sale is not subject to any financing contingencies, providing greater certainty for Liberate and our stockholders.

        Guaranty.    Our board of directors considered the fact that Comcast and Cox were prepared to execute a guaranty whereby each would guarantee severally (and not jointly) the full and timely payment and performance by Double C of its obligations set forth in the asset purchase agreement.

        Taxable Transaction.    Our board of directors considered that although the asset sale will result in a taxable gain to Liberate for United States federal income tax purposes, a substantial portion of the taxable gain is anticipated to be offset by current year losses from operations and available net operating loss carryforwards.

        Terms of the Licensing Arrangements.    Our board of directors considered whether the terms of the Software License Agreement and related Technology Support Agreement with the Comcast affiliate and the amendment to the Software License Agreement with the Cox affiliate would have an effect of impeding competing offers and whether the financial terms of these agreements represented fair value for Liberate. With the assistance of its legal and financial advisors, our board of directors concluded that the license arrangements represented reasonable commercial terms, and that the license arrangements would not likely impede competing bids for a purchase of such assets or our entire company. The board of directors also considered that Comcast and Cox had made it clear that they had no interest in pursuing an acquisition transaction without having such license arrangements in place.

        Expenses.    Our board of directors also considered that Liberate will incur costs and expenses in connection with completing the asset sale which are estimated to be approximately $3,100,000 and there will be substantial management time and effort devoted to closing the asset sale, which could cause disruptions to our business.

        Employee Expenses.    Our board of directors considered that under employment agreements with certain executives, Liberate will be required to make termination payments to these executives if their employment is terminated following the asset sale. The total cost of such payments would be approximately $2,250,000 in the aggregate.

        Risk of Not Completing Asset Sale.    While our board of directors expects to complete the asset sale, our board of directors also considered that there is no assurance that all conditions to the parties' obligations to complete the asset sale will be satisfied or waived and, as a result, it is possible that the asset sale may not be completed.

        The foregoing discussion of the information and factors considered by our board of directors is not exhaustive. Our board of directors did not quantify or attach any particular relative or specific weight to the various factors it considered in reaching its determination that the asset sale is fair to and in the best interests of Liberate and its stockholders. Rather, the determination to recommend that our stockholders approve the asset purchase agreement and the asset sale was made after consideration of all of the factors taken as a whole. In addition, individual members of our board of directors may have given different weights to different factors.

Recommendation of Our Board of Directors

        Our board of directors has determined that the asset sale is expedient and for the best interests of Liberate and its stockholders. Our board of directors has unanimously approved the asset purchase agreement and the asset sale and recommends that the stockholders vote in favor of the proposal to approve and adopt the asset sale and the asset purchase agreement.

Opinion of Our Financial Advisor

        Our board of directors retained Allen & Company to act as Liberate's financial advisor in connection with a review and analysis of our potential strategic alternatives, including the sale of our North America business. As part of the engagement, Allen & Company was requested to consider whether the cash consideration to be received by Liberate in the asset sale was fair, from a financial point of view, to Liberate. At a meeting of the board of directors held on January 9, 2005, Allen & Company delivered its oral opinion, subsequently confirmed in writing, to the effect that, as of January 9, 2005, the consideration to be received by Liberate in the sale of our North America business is fair, from a financial point of view, to Liberate.

        The full text of Allen & Company's written opinion is attached as Annex C to this proxy statement, and describes the assumptions made, matters and factors considered, procedures followed and limits on the review undertaken in rendering the opinion. The summary description of Allen & Company's opinion contained in this document should be reviewed together with the full text of the written opinion, which you are urged to read carefully in its entirety. The summary of the opinion of Allen & Company set forth in this document is qualified in its entirety by reference to the full text of Allen & Company's written opinion.

        Allen & Company's opinion is for the benefit of our board of directors and its opinion was rendered to the board of directors solely in connection with its consideration of the sale of our North America business. Allen & Company's opinion is not intended to, and does not, constitute a recommendation to any holder of Liberate's common stock as to whether such holder should vote to approve any matter related to the sale of our North America business. Allen & Company's opinion does not address the relative merits of the sale of our North America business versus any alternative business transaction that might be available to Liberate, or Liberate's underlying decision to pursue the sale of our North America business.

        In arriving at its opinion, Allen & Company, among other things:

  i.
  reviewed the financial terms and conditions of a draft of the asset purchase agreement, dated January 8, 2005, and certain related documents (which prior to the delivery of Allen & Company's opinion had not been executed by Liberate and Double C but were substantially similar to the executed versions of the asset purchase agreement and such related documents);

  ii.
  participated in certain discussions and negotiations among representatives of Liberate and Comcast and Cox and their respective legal advisors;

  iii.
  reviewed certain publicly available historical financial and operating information filed by Liberate with the Securities and Exchange Commission;

  iv.
  held discussions with members of the senior management of Liberate with respect to the business prospects and financial condition of Liberate and our North America business;

  v.
  reviewed certain information furnished to Allen & Company by Liberate, including financial performance and financial forecasts for fiscal years 2005-2009, relating to the business, earnings, cash flow, assets, liabilities and prospects of Liberate and its affiliates and our North American business;

  vi.
  reviewed the general trends in the interactive television services industry;

  vii.
  analyzed the common stock price and valuation multiples of selected publicly traded companies that Allen & Company deemed to be relevant;

  viii.
  reviewed the financial terms, to the extent publicly available, of certain mergers, acquisitions and asset sale transactions which Allen & Company believed to be generally comparable to the sale of our North America business; and

  ix.
  considered such other factors and performed such other analyses as Allen & Company deemed appropriate.

        In rendering its opinion, Allen & Company assumed and relied upon the accuracy and completeness of the financial and other information that was available to Allen & Company from public sources, that was provided to Allen & Company by Liberate or its representatives, or that was otherwise reviewed by Allen & Company. Allen & Company did not assume any responsibility for, and did not conduct, any independent verification of such information or any independent valuation or appraisal of any of the assets of Double C or Liberate, including our North America business, or the solvency of any of their respective affiliates. In addition, Allen & Company assumed no obligation to conduct any physical inspection of the properties or facilities of the North America business. With respect to the financial forecasts referred to above, Allen & Company assumed that they were reasonably prepared on a basis reflecting the best then-currently available estimates and judgments of the management of Liberate as to the future financial performance of Liberate generally and our North America business in particular, and that such financial information was materially complete. Allen & Company assumed no responsibility for, and expressed no view as to, those forecasts or the assumptions on which they were based. Further, Allen & Company's opinion was necessarily based on economic, monetary, market and other conditions as in effect on the date of its opinion, and the information made available to Allen & Company as of the date of its opinion. In rendering its opinion, Allen & Company assumed that the asset sale will be consummated on the terms set forth in the asset purchase agreement, without any waiver or modification by the parties to the asset purchase agreement of any material terms or conditions contained in the asset purchase agreement, and that obtaining the regulatory and other approvals necessary in connection with the sale of our North America business will not have an adverse effect on the ability of Liberate, Double C or their respective affiliates to consummate the sale of our North America business on the terms and subject to the conditions set forth in the asset purchase agreement. Allen & Company also assumed that no material changes would be made to the asset purchase agreement or any related documents from the drafts Allen & Company reviewed for purposes of rendering its opinion, and that the representations and warranties of Double C and Liberate contained in the asset purchase agreement are true and complete in all respects material to Allen & Company's analysis. Allen & Company also assumed that management of Liberate is not aware of any information or facts that would make the information provided to Allen & Company incomplete or misleading, and that there had been no material change to Liberate's or our affiliates' assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Allen & Company prior to the date of its opinion. In regard to all legal, financial reporting and accounting matters, Allen & Company relied on (i) the advice of counsel, (ii) public filings made by Liberate and (iii) reports provided by Liberate to Allen & Company. In rendering its opinion, Allen & Company did not attempt to assign any value to any other arrangements entered into by Liberate, Double C and their respective affiliates in connection with the asset purchase agreement, including the technology cross-license to be entered into by the parties to the asset purchase agreement.

        This summary is not a complete description of Allen & Company's opinion to our board of directors or the financial analyses performed and factors considered by Allen & Company in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Allen & Company believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Allen & Company's analyses and opinion.

        In performing its analyses, Allen & Company considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Liberate. No company or business used in the analyses as a comparison is identical to Liberate, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or business segments analyzed. The estimates contained in Allen & Company's analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Allen & Company's analyses and estimates are inherently subject to substantial uncertainty. The type and amount of consideration payable in the sale of our North America business was determined through negotiation among the parties to the transactions, and the decision to enter into the transactions was solely that of our board of directors. Allen & Company's opinion and financial analyses were only two of many factors considered by the board of directors in its evaluation of the transactions and should not be viewed as determinative of the views of the board of directors or Liberate management with respect to the sale of our North America business or the consideration to be paid in connection with the asset sale.

        The following are summaries of the material financial and comparative analyses utilized by Allen & Company in arriving at its opinion. Some of these summaries include information in a tabular format. In order to understand fully the financial analyses used by Allen & Company, the tables must be read together with the text of each summary. The tables do not constitute a complete description of the analyses.

        Discounted Cash Flow Analysis.    Allen & Company performed two discounted cash flow analyses to estimate the present value of the future unlevered, after-tax cash flows of Liberate's North America business. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the "present value" of estimated future cash flows of the asset. "Present value" refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

        The first discounted cash flow analysis was based on financial estimates for the fiscal years ending May 31, 2005 through May 31, 2009 provided to Allen & Company by Liberate's management. Using a range of discount rates of 13.0% to 16.0%, based on a weighted average cost of capital analysis performed by Allen & Company and terminal values based on 3.0x to 6.0x estimated 2009 revenues,

Allen & Company calculated an implied valuation range for Liberate's North America business of between $10.9 million and $37.5 million. Allen & Company noted that the consideration to be paid by Double C for the North America business is $82 million pursuant to the asset purchase agreement. Allen & Company's decision to calculate terminal values based on revenue multiples was based on the fact that, according to Liberate's projections, Liberate's North America business was not projected to generate positive free cash flows by 2009, the final year of the forecast period.

        The second discounted cash flow analysis Allen & Company performed used a longer-term set of financial projections in order to evaluate the effect on valuation of a perpetual growth rate method of capitalizing free cash flow. Allen & Company generated an extended financial forecast based on the financial estimates through 2009, as provided by Liberate, supplemented by five additional years of projections, based on reasonable growth and profitability margins as assumed by Allen & Co in conjunction with Liberate. Using a range of discount rates of 13.0% to 16.0%, based on a weighted average cost of capital analysis performed by Allen & Company, and terminal values based on 4.0% to 6.0% perpetual growth rate applied to estimated 2014 unlevered free cash flow, Allen & Company calculated an implied valuation range for Liberate's North America business of between $11.0 million and $29.7 million. Allen & Company noted that the consideration to be paid by Double C for the North America business is $82 million pursuant to the asset purchase agreement.

        Comparable Company Analysis.    Allen & Company compared certain financial and operating multiples for Liberate's North America business with the corresponding financial and operating multiples for the following group of selected publicly traded companies that Allen & Company deemed to be generally comparable to Liberate's North America business. The comparable companies, which are listed below, represent selected companies in the interactive television industry:

        Gemstar-TV Guide International, Inc.

        NDS Group plc

        OpenTV Corp.

        SeaChange International, Inc.

        TiVo Inc.

        Allen & Company calculated the "enterprise value" (as defined below) of each of the comparable companies as a multiple of estimated revenues for the calendar years ending 2004, 2005 and 2006, and, where applicable, as a multiple of both estimated gross profit and estimated earnings before interest, taxes and depreciation and amortization, or EBITDA, for the calendar years ending 2004, 2005 and 2006. Enterprise value was calculated as the sum of equity value, debt, preferred stock and minority interests, less cash and any unconsolidated interests. The results of this analysis are summarized below:

Comparable Multiple Range
Metric
	Low	Median	Mean	High
Enterprise Value Multiples
2004E Revenues	2.1x	2.6x	3.3x	6.3x
2005E Revenues	1.6x	2.8x	2.8x	5.6x
2006E Revenues	1.0x	2.2x	2.5x	4.2x
2004E Gross Profit	4.6x	5.1x	7.4x	12.5x
2005E Gross Profit	4.0x	4.4x	6.3x	10.4x
2006E Gross Profit	6.6x	6.6x	6.6x	6.6x
2004E EBITDA	12.8x	14.1x	16.5x	22.6x
2005E EBITDA	9.5x	10.9x	13.9x	21.4x
2006E EBITDA	5.8x	8.8x	8.8x	11.9x

        Allen & Company compared this range of implied multiples to the 10.8x multiple of 2005 estimated calendar-year revenues and 8.9x 2006 estimated calendar-year revenues for Liberate's North America business implied by the $82 million price to be paid by Double C, which exceeded the range of 2005 estimated and 2006 estimated multiples of the comparable companies. Since Liberate's North America business is not projected to produce profits until after 2006, no basis existed to which to compare the multiples of gross profit and EBITDA of the comparable companies.

        To calculate the multiples utilized in the comparative company analysis, Allen & Company used publicly available information concerning the historical and projected financial performance of the comparable companies, including public historical financial information and recent Wall Street analyst reports containing future revenue, gross profit and EBITDA estimates.

        No company utilized in the comparative company analysis is identical to Liberate's North America business. Interpreting the results of this analysis therefore requires weighing complex considerations and judgments regarding the financial and operating characteristics of Liberate's North America business and the comparable companies, as well as other factors that could affect their public trading values. The numerical results are not in themselves meaningful in analyzing the contemplated transaction as compared to the comparable companies.

        Comparable Company Analysis Plus Enterprise Value Premium.    Allen & Company also applied an enterprise value premium analysis to the range of implied enterprise values from the comparative company analysis above. To derive a range of enterprise value premiums, Allen & Company analyzed merger and acquisition transactions involving transaction amounts up to $150.0 million in value that had been completed since 2000 in the software industry. This analysis yielded a range of enterprise value premiums from 0.9% to 519.2%, with a median premium of 35.5%, based on the transaction value relative to its value one day prior to announcement of the applicable transaction.

        Allen & Company applied the low (0.9%), median (35.5%) and high (519.2%) premiums to Liberate's implied value, based on the range of enterprise value to revenue multiples as described under "Comparable Company Analysis," of Liberate's North America business based on its 2005 estimated and 2006 estimated calendar-year revenues. This analysis yielded implied enterprise values for Liberate's North America business of between $9.0 million and $262.0 million, with medians of $25.0 million (based on 2005 estimated calendar-year revenues) and $28.0 million (based on 2006 estimated calendar-year revenues). Allen & Company compared this range of implied enterprise values for Liberate's North America business to the $82.0 million enterprise value to be paid by Double C for Liberate's North America business in the asset sale.

        Comparative Transaction Analysis.    Using publicly available information, Allen & Company considered selected transactions in the interactive television industry that Allen & Company deemed to be generally similar to the proposed transaction. Specifically, Allen & Company reviewed the following transactions that it deemed to be generally comparable to the proposed asset sale:

  •
  Gemstar International Group Ltd.'s acquisition of VideoGuide, Inc., announced in July 1996;

  •
  Gemstar's acquisition of StarSight Telecast, Inc., announced in December 1996;

  •
  Liberate's acquisition of SourceMedia, Inc., announced in January 2000;

  •
  Liberty Media Corporation's acquisition of OpenTV, announced in May 2002;

  •
  Thomson's acquisition of Canal+ Technologies, announced in September 2002;

  •
  OpenTV's acquisition of Wink Communication, Inc., announced in September 2002;

  •
  OpenTV's acquisition of ACTV, Inc., announced in September 2002;

  •
  Kudelski Group's acquisition of MediaGuard from Thomson, announced in August 2003;

  •
  NDS Group plc's acquisition of MEDIAHIGHWAY from Thomson, announced in August 2003;

  •
  Comcast's formation of Guideworks with Gemstar, announced in February 2004; and

  •
  Echostar Communications Corp.'s long-term license and distribution agreement with Gemstar-TV Guide International, Inc., announced in February 2004.

        Using publicly available information concerning historical financial performance, Allen & Company calculated the transaction values for these comparable transactions as a multiple of revenue of the target companies for the twelve months immediately preceding the announcement of the respective transactions, or LTM revenue. This analysis resulted in the following multiples of LTM revenue:

High	28.8x
Mean	7.8x
Median	4.0x
Low	1.3x

        Allen & Company compared this range of implied multiples to the 10.8x multiple of 2005 estimated calendar-year revenue implied by the price to be paid by Double C in the proposed asset sale.

        No company utilized in the comparative transaction analysis is identical to Liberate's North America business nor is any transaction identical to the proposed asset sale between Liberate and Double C. An analysis of the results therefore requires complex considerations and judgments regarding the financial and operating characteristics of Liberate's North America business and the companies involved in the comparable transactions, as well as other factors that could affect their publicly-traded and/or transaction values. The numerical results are not in themselves meaningful in analyzing the proposed asset sale as compared to the comparable transactions.

        Allen & Company is a nationally recognized investment banking firm that, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. Liberate retained Allen & Company based on those qualifications as well as its familiarity with Liberate, its management and the industry.

        In addition, in the ordinary course of Allen & Company's business, Allen & Company and its affiliates may have long or short positions, either on a discretionary or nondiscretionary basis, for it and its affiliates' own account or for those of its and its affiliates' clients, in the securities of Liberate and/or the affiliates of Double C. Allen & Company has in the past performed financial advisory services for affiliates of Double C for which it has received customary fees. Allen & Company does not have an equity interest in Liberate or in the affiliates of Double C.

        Under the terms of an engagement letter, dated as of February 26, 2004, Liberate has agreed to pay Allen & Company 1.75% of the consideration received for the asset sale. Liberate has also agreed to reimburse Allen & Company for its reasonable out-of-pocket expenses, including, without limitation, reasonable fees of Allen & Company's legal counsel and all reasonable travel, database and courier expenses in connection with this engagement, and to indemnify Allen & Company and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Allen & Company's engagement.

Vote Required to Approve the Asset Sale and the Asset Purchase Agreement; Stockholder Voting Agreement

        Under Section 271 of the Delaware General Corporation Law and under our Amended and Restated Bylaws, the asset sale requires approval by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. If we fail to obtain the stockholder approval of the asset sale, we will not be able to consummate the asset sale and either Liberate or Double C may terminate the asset purchase agreement.

        As of February 11, David Lockwood, our Chairman and Chief Executive Officer, and the Lockwood Fund LLC (a private investment fund managed by Lockwood Capital Advisors LLC, of which Mr. Lockwood is the Managing Member) together owned of record 12,032,901 shares, representing approximately 11.3% of our outstanding common stock. Mr. Lockwood and Lockwood Fund have entered into a stockholder voting agreement pursuant to which each has appointed Double C as such stockholder's proxy and attorney-in-fact to vote the shares held by such stockholder as of the record date in favor of the proposal approving and adopting the asset sale and the asset purchase agreement. A copy of the stockholder voting agreement is attached as Annex B to this proxy statement.

Conditions to Completion of the Asset Sale; Termination of the Asset Purchase Agreement

Conditions to Completion of the Asset Sale

        The parties' obligations to consummate the asset sale are subject to the prior satisfaction or waiver of the conditions set forth below:

  •
  approval and adoption by our stockholders of the asset purchase agreement; and

  •
  expiration or termination of the waiting period under United States antitrust laws without litigation having been commenced that is continuing or the threat of litigation having been made that remains unresolved by the United States Department of Justice or the United States Federal Trade Commission;

        Double C's obligation to consummate the asset sale is also subject to the prior satisfaction or waiver of the additional conditions set forth below:

  •
  the representations and warranties of Liberate and Liberate Technologies Canada Ltd. must be true and correct, disregarding any materiality qualifiers, as of the date of the asset purchase agreement (unless an earlier date is specified) and as of the closing date, with only such exceptions as do not individually or in the aggregate have or may not reasonably be expected to have a material adverse effect on Liberate, our North America business or the assets to be sold;

  •
  performance or compliance in all material respects with all obligations and covenants required by the asset purchase agreement to be performed or complied with by Liberate and Liberate Technologies Canada Ltd. prior to closing;

  •
  delivery of officers' certificates;

  •
  the absence of any material adverse effect on our North America business, the assets to be sold or our ability and the ability of Liberate Technologies Canada Ltd. to perform our obligations under and consummate the contemplated transactions; and

  •
  the absence of any injunction or legal restraint that would prevent consummation of the contemplated transactions or subject them to a condition that would reasonably be expected to have a material adverse effect on our North America business or the assets to be sold or Double C or its affiliates.

        Liberate and Liberate Technologies Canada Ltd.'s obligations to consummate the asset sale are also subject to the prior satisfaction or waiver of the additional conditions set forth below:

  •
  Double C's representations and warranties must be true and correct, disregarding any materiality qualifiers, as of the date of the asset purchase agreement (unless an earlier date is specified) and as of the closing date, with only such exceptions as do not individually or in the aggregate have or may not reasonably be expected to have a material adverse effect on Double C;

  •
  delivery of officers' certificates; and

  •
  the absence of any injunction or legal restraint that would prevent consummation of the contemplated transactions or subject them to a condition that would reasonably be expected to have a material adverse effect on Liberate and its affiliates taken as a whole.

        For purposes of the asset purchase agreement, a material adverse effect on Liberate, Liberate Technologies Canada Ltd., Double C or any affiliate thereof, means a material adverse effect on (i) the business, assets, financial condition or results of operations of such entity and its subsidiaries, taken as a whole or (ii) the ability of such entity to perform its obligations under the asset purchase agreement and to consummate the transactions contemplated by the asset purchase agreement. A material adverse effect on the assets to be sold means a change, event, violation, inaccuracy, circumstance or effect that materially and adversely affects the ownership, value, or use of such assets in the aggregate. A material adverse effect on our North America business means a change, event, violation, inaccuracy, circumstance or effect that materially and adversely affects the business, assets or liabilities of our North America business.

        In determining whether there has been or will be a material adverse effect, none of the following factors may be taken into account: (i) any change, event, violation, inaccuracy, circumstance or effect resulting from: (A) compliance with the terms and conditions of the asset purchase agreement, (B) the announcement or pendency of the asset sale, (C) changes affecting the industry in which such person, the assets to be sold or the North America business, as applicable, operates generally or the United States economy generally (which changes in each case do not disproportionately affect such person, the assets to be sold or the North America business, as applicable, in any material respect) and (D) changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such person, the assets to be sold or the North America business, as applicable, in any material respect), (ii) stockholder class action litigation relating to the asset purchase agreement and (iii) any failure by such person or the North America business, as applicable, to meet published revenue or earnings projections (in the absence of a material deterioration in the business or financial condition of such person or the North America Business, as applicable, that would otherwise constitute a material adverse effect but for this clause).

Termination of the Asset Purchase Agreement

        The asset purchase agreement may be terminated and the asset sale abandoned at any time prior to the closing (whether before or after stockholder approval) under the following circumstances:

  •
  by mutual written consent of Liberate and Double C;

  •
  by Liberate or Double C if the closing does not occur by October 14, 2005, other than as a result of a failure by the party proposing to terminate the asset purchase agreement to perform any of its obligations;

  •
  by Liberate or Double C if our stockholders do not approve and adopt the asset purchase agreement and the asset sale, other than as a result of a failure by the party proposing to terminate the asset purchase agreement to fulfill any obligation under the agreement that contributes to the failure to obtain stockholder approval;

  •
  by Liberate or Double C if any order, decree or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the contemplated transactions becomes final and non-appealable;

  •
  by Liberate upon Double C's uncurable material breach of any representation, warranty, covenant or agreement;

  •
  by Double C if Liberate's board of directors (i) fails to recommend the asset purchase agreement, (ii) withdraws, modifies or qualifies its recommendation in a manner adverse to Double C, (iii) fails to reconfirm its recommendation within five business days after a written request to do so or (iv) recommends that our stockholders approve, accept or tender their shares in response to any alternative proposal (as that term is defined in the asset purchase agreement);

  •
  by Double C if we breach our non-solicitation covenant;

  •
  by Double C if we enter into (or our board of directors authorizes entry into) a letter of intent, agreement in principle, acquisition agreement or other similar undertaking with respect to any alternative proposal; and

  •
  by Double C upon our or Liberate Technologies Canada Ltd.'s uncurable material breach of any representation, warranty, covenant or agreement.

Effect of Termination

        If the asset purchase agreement is terminated, it shall become void with no liability on the part of any party thereto, except (i) for damages or other liability resulting from any willful or intentional breach and (ii) that Liberate may be required under certain circumstances to reimburse Double C for its reasonable costs and expenses, up to a maximum of $800,000. In addition, affiliates of Cox and Comcast will have certain rights under their respective licensing agreements, as discussed in "Agreements Related to the Asset Purchase Agreement" on page 36.

Agreements Related to the Asset Purchase Agreement

        Concurrently with entering into the asset purchase agreement, we entered into a Software License Agreement and a related Technical Support Agreement with an affiliate of Comcast and amended our existing Software License Agreement with an affiliate of Cox. At the closing of the asset sale, we will enter into a Technology Cross-License with Double C. The agreements with the Cox affiliate and the Comcast affiliate and the Technology Cross-License are described in greater detail below.

        Software License Agreement with Cox.    Under the Software License Agreement by and between Liberate and an affiliate of Cox, dated December 22, 2003, as amended, Liberate agreed to develop and deliver its TV Navigator 5.x platform for use by Cox and its affiliates in their cable television systems. Under the Cox Software License Agreement, the Cox affiliate is obligated to pay us a subscription-based license fee, with minimum annual license fees. The fees and certain other terms under this arrangement are to be no less favorable than the most favorable terms for such licenses and services under our agreements with any other customer. This agreement will be assigned to Double C in the asset sale.

        Amendment to Cox License Agreement.    Concurrently with reaching agreement on the sale of our North America business, we entered into Amendment No. 5 to the Cox License Agreement whereby we agreed, among other things:

1.
that if the asset purchase agreement is terminated for any reason (except by us as a result of a breach by Double C under the asset purchase agreement), the Cox affiliate may elect, within 30 days of termination of the asset purchase agreement, to obtain the source code for our North

  America Navigator Platforms, and upon such election the Cox affiliate will have a worldwide, non-exclusive, irrevocable license, subject to the Cox affiliate's ongoing obligations to pay minimum license fees and ongoing royalties, to the licensed Liberate software and source code for the purposes of developing and distributing products and services to its subscribers and those of its affiliates;

2.
to reduce the rate of the subscription-based license fee and the annual minimum license fees; and

3.
to grant the Cox affiliate the right to extend the term of the Cox Software License Agreement for an additional 5 year term upon written notice to Liberate.

        Software License Agreement and Technology Support Agreement with Comcast.    Concurrently with reaching agreement on the sale of our North America business, we entered into a Software License Agreement with an affiliate of Comcast. The terms of the Comcast Software License Agreement are substantially the same as the terms of the Cox License Agreement, as amended by the Cox License Amendment, except that if the asset purchase agreement is terminated for any reason (except by us as a result of a breach by Double C under the asset purchase agreement), the Comcast affiliate has the right to elect to terminate the Comcast Software License Agreement. In the event that the Comcast affiliate elects to terminate the Software License Agreement, its obligation to pay license fees thereunder would cease. In addition, the obligation of the Comcast affiliate to pay license fees is deferred until a termination of the asset purchase agreement. If the asset purchase agreement is terminated for any reason (except by us as a result of a breach by Double C under the asset purchase agreement), the Comcast affiliate may elect, within 30 days of termination of the asset purchase agreement, to obtain the source code for our North America Navigator Platforms, and upon such election, the Comcast affiliate will have a worldwide, non-exclusive, irrevocable license, subject to the Comcast affiliate's ongoing obligations to pay minimum license fees and ongoing royalties, to the licensed Liberate software and source code for the purposes of developing and distributing products and services to its subscribers and those of its affiliates. We also entered into a related Technology Support Agreement with the Comcast affiliate. The terms of the Technology Support Agreement are substantially the same as the terms of a corollary Technology Support Agreement with the Cox affiliate. These agreements will be assigned to Double C in the asset sale.

        Technology Cross-License.    At the closing of the asset sale, we will also enter into a Technology Cross-License with Double C pursuant to which the parties will cross-license technology and intellectual property to one another following the closing of the asset sale for purposes of the continued conduct of their respective businesses.

Nature of Our Business After the Asset Sale

        We will continue to operate our remaining business of providing software and services for digital cable systems in Europe following the consummation of the asset sale to Double C. We will continue our efforts to resolve outstanding liabilities. We also intend to evaluate and potentially explore all available strategic alternatives. We will continue to work to maximize stockholder interest with a goal of returning value to our stockholders. Although our board of directors has not yet made any determination, such strategic alternatives may include a sale of our remaining Non-North America business, an extraordinary dividend or other transaction to maximize stockholder value.

Interests of Certain Persons in the Asset Sale

        Our executive officers, David Lockwood, Philip Vachon, Gregory Wood and Patrick Nguyen, and non-employee directors, Charles N. Corfield, Patrick S. Jones, David C. Nagel and Robert R. Walker, hold unvested stock units or unvested options to purchase shares of common stock that will become fully vested, by their terms, in connection with the consummation of the asset sale. The numbers of unvested stock units and stock options subject to accelerated vesting, as of January 31, 2005, are set forth in the table below.

UNVESTED STOCK UNITS AND STOCK OPTIONS SUBJECT TO ACCELERATED VESTING

	Unvested Options to Purchase Shares of Common Stock	Exercise Price of Unvested Stock Options	Unvested Stock Units
David Lockwood	704,167	$1.75	—
Philip Vachon	956,250	$2.39	80,000
Gregory Wood	704,167	$1.75	120,000
Patrick Nguyen	704,167	$1.75	120,000
Charles N. Corfield	—		7,692
David C. Nagel	—		7,692
Robert R. Walker	—		7,692
Patrick S. Jones	—		7,692

        In addition, Liberate has entered into employee retention agreements with our executive officers, David Lockwood, Philip Vachon, Gregory Wood and Patrick Nguyen. Under the terms of the retention agreements, in connection with the asset sale, each of these executive officers would become entitled to receive a payment equal to twice his total taxable compensation for the prior fiscal year, with a minimum payment of $500,000 and a maximum payment of $750,000, upon actual or constructive termination of his employment within one year following the closing of the asset sale. In that event, based on their taxable compensation for the fiscal year ended May 31, 2004, Messrs. Lockwood, Vachon, Wood and Nguyen would be entitled to severance payments equal to approximately $500,000, $750,000, $500,000 and $500,000, respectively, or an aggregate of $2,250,000. These retention agreements will not be assigned to Double C, and will remain obligations of Liberate following the asset sale.

        In accordance with the asset purchase agreement, Liberate and Liberate Technologies Canada Ltd. have agreed to use their commercially reasonable best efforts, including the payment of any customary retention payments, necessary to induce Liberate's executive officers to remain employed by Liberate through the closing of the asset sale. Our board of directors has not yet approved any such retention payments.

Tax Consequences of the Asset Sale

        The following is a summary of certain United States federal income tax consequences from the asset sale. This discussion does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

        The sale of assets by Liberate pursuant to the asset purchase agreement will be a taxable transaction for United States federal income tax purposes. Accordingly, Liberate will recognize a gain or loss with respect to the sale of assets pursuant to the asset purchase agreement in an amount equal to the difference between the amount of the consideration received for each asset over the adjusted tax basis in the asset sold. The amount of consideration will include the amount of liabilities assumed, for United States federal income tax purposes, by Double C in the asset sale. Although the asset sale will result in a taxable gain to Liberate, we believe that a substantial portion of the taxable gain will be offset by current year losses from operations and available net operating loss carryforwards.

Unaudited Combined Financial Statements of the North America Business

        Unaudited combined financial statements presenting the financial condition, results of operations, cash flows and changes in owner's net investment for the assets relating to Liberate's North America business as if that business had been conducted on a standalone basis for the three fiscal years ended May 31, 2002, 2003 and 2004 and the six months ended November 30, 2003 and 2004 are included in this proxy statement beginning at page F-1.

Selected Pro Forma Financial Information

        Pro forma financial information is attached to this proxy statement as Annex D. The unaudited pro forma condensed consolidated statements of operations give effect to the asset sale as if it had occurred on June 1, 2003, and the unaudited pro forma condensed consolidated balance sheet gives effect to the asset sale as if it had occurred on November 30, 2004.

No Appraisal Rights

        Our stockholders will not experience any change in their rights as stockholders as a result of the asset sale. Neither Delaware law, our Certificate of Incorporation nor our Amended and Restated Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with this transaction. Accordingly, Liberate stockholders will have no right to dissent and obtain payment for their shares.

Regulatory Approvals

        The asset sale is subject to review by the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act. Under the HSR Act, Liberate and Double C are required to make pre-acquisition notification filings and to await the expiration or early termination of the statutory waiting period prior to completing the acquisition. These filings were made on February 4, 2005 and early termination was granted on February 17, 2005.

        Even after the expiration of the statutory waiting period and completion of the acquisition, either the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission may challenge, seek to block or block the acquisition under the antitrust laws as it deems necessary or desirable in the public interest. In addition, in some jurisdictions, a competitor, customer or other third party may initiate a private action under the antitrust laws challenging or seeking to enjoin the acquisition before or after completion. Liberate cannot be sure that a challenge to the acquisition will not be made or that, if a challenge is made, Liberate and Double C will prevail.

        Other than applicable U.S. antitrust laws, Liberate is not aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the asset sale, except for compliance with the applicable regulations of the SEC in connection with this proxy statement and compliance with the Delaware General Corporation Law in connection with the asset sale. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause the parties to abandon the asset sale.

THE ASSET PURCHASE AGREEMENT

        This section of the proxy statement contains a summary of the material provisions of the asset purchase agreement. This description does not purport to be complete and is qualified in its entirety by the full text of the asset purchase agreement attached as Annex A to this proxy statement. We recommend that you carefully read the complete asset purchase agreement for the precise legal terms and other information that may be important to you.

Assets to be Sold

        Subject to and upon the terms and conditions set forth in the asset purchase agreement, we are selling to Double C substantially all of the assets relating to our North America business, including the following:

  •
  our North America Navigator Platforms, which include all software, including source and object code, LMC card technology, and associated documentation developed and marketed by Liberate and its subsidiaries under the names "TV Navigator 2.x," "TV Navigator 3.x" and "TV Navigator 5.x," or developed by Liberate and its subsidiaries or assigned for use in connection with the Open Cable Application Platform;

  •
  the intellectual property embodied in or associated with the North America Navigator Platforms and other intellectual property that is owned by or licensed to Liberate and its subsidiaries and used or held for use in connection with our North America business;

  •
  certain contracts relating to our North America business;

  •
  the lease for our London, Ontario, Canada facility;

  •
  subject to certain scheduled exceptions, all tangible personal property, including all plant, machinery, equipment, supplies, inventory, spare parts, tools, leasehold improvements, furniture, furnishings, software, hardware and vehicles, used, held for use or intended to be used to conduct our North America business whether or not located at the London, Ontario, Canada facility;

  •
  all transferable licenses, permits, orders, approvals and other authorizations by, and any applications for any of the foregoing filed with, any governmental authority used, held for use or intended to be used in our North America business;

  •
  all books and records (other than tax records), relating to our North America business or the transferred assets;

  •
  all prepaid expenses, credits, deferred charges, prepaid items, advances and deposits, or portions thereof, arising out of or related to the transferred assets or our North America business and certain amounts owed to Liberate by its employees;

  •
  all causes of action, claims and rights against third parties that relate to the transferred assets or our North America business other than litigation that is specifically being retained by Liberate; and

  •
  all goodwill related to the transferred assets or our North America business and the right to represent to third parties that Double C is the successor to our North America business.

Assets to be Retained

        We will retain all assets not sold to Double C, including the following:

  •
  all of our cash and cash equivalent items, including uncashed checks, received or accrued by us prior to consummation of the asset sale, and all equity securities owned by Liberate or its affiliates;

  •
  our Non-North America Navigator Platforms, which include all software, technology and associated documentation used or held for use solely in connection with our businesses other than our North America business, including the business of developing, marketing and selling our Non-North America Navigator Platforms and related services that are intended to enable cable operators to provide interactive television services outside the United States, Canada and Mexico;

  •
  certain other scheduled software, technology and associated documentation;

  •
  the intellectual property embodied in or associated solely with the Non-North America Navigator Platforms that is owned by or licensed to Liberate and its subsidiaries and used or held for use solely in connection with our Non-North America business and certain other scheduled intellectual property;

  •
  our rights under all leases other than the London, Ontario, Canada lease;

  •
  rights to or claims for refunds or rebates of taxes and other governmental charges and the benefit of net operating loss carryforwards, carrybacks, credits or other tax attributes of Liberate;

  •
  proprietary or confidential business information, records and policies that relate generally to Liberate and Liberate Technologies Canada Ltd. and are not used, held for use, intended to be used in or otherwise necessary to conduct our North America business;

  •
  all causes of action, claims and rights against (i) certain third parties named in the asset purchase agreement (to the extent attributable to the period prior to the closing of the asset sale), (ii) former officers of Liberate and (iii) other third parties to the extent not relating to the transferred assets or our North America business, other than the OpenTV patent lawsuit;

  •
  all other assets used exclusively in connection with Liberate's corporate functions;

  •
  all assets in respect of any employee benefit plan, other than those, if any, specifically assigned to Double C pursuant to the asset purchase agreement;

  •
  all tangible personal property not used, held for use or intended to be used in our North America business, wherever located, including all machinery, equipment, furniture, furnishings, software, hardware and vehicles, or all tangible personal property used specifically in connection with Liberate's corporate functions;

  •
  all insurance policies and rights under any employee benefit plans, other than insurance contracts, if any, assumed by Double C pursuant to the asset purchase agreement;

  •
  all of Liberate's books and records and other documents related to the sale of our North America business and negotiations with other parties; and

  •
  all accounts receivable, or portions thereof, attributable to or arising out of our North America business billed or accrued with respect to the period prior to the close of business on the date of the consummation of the asset sale, other than receivables from employees.

Liabilities to be Assumed

        In connection with the purchase of the assets, Double C will assume certain liabilities related to our North America business, including:

  •
  all liabilities associated with the OpenTV patent lawsuit to the extent set forth in the complaint dated February 7, 2002 (including attorneys' fees and the other costs of defending the action, but only to the extent such fees and costs arise or are incurred following the closing of the asset sale);

  •
  obligations and liabilities under or with respect to the assigned contracts and other transferred assets transferred to Double C that are to be paid, discharged and performed after the closing of the asset sale, but only to the extent they are attributable to the period after the closing of the asset sale, except for certain taxes;

  •
  pre-closing obligations and liabilities relating to the transferred assets in respect of which Double C receives a corresponding credit pursuant to the purchase price adjustment mechanism in the asset purchase agreement; and

  •
  certain obligations and liabilities relating to COBRA coverage and other employee benefit matters, if applicable.

Liabilities to be Retained

        We will retain all liabilities not assumed by Double C, including liabilities relating to:

  •
  all leases other than the London, Ontario, Canada lease;

  •
  all causes of action, claims and rights against (i) certain third parties named in the asset purchase agreement (to the extent attributable to the period prior to the closing of the asset sale), (ii) former officers of Liberate and (iii) other third parties to the extent not relating to the transferred assets or our North America business, other than the OpenTV patent lawsuit;

  •
  any contract that is not assigned to Double C;

  •
  any employee benefit plans other than obligations and liabilities relating to COBRA coverage and insurance contracts assumed by Double C, if any;

  •
  any asset that is not transferred to Double C;

  •
  the conduct or operation of our Non-North America business and any other businesses of Liberate and its affiliates; and

  •
  the conduct or operation of our North America business or the ownership of the transferred assets during the period prior to the close of business on the date of consummation of the asset sale.

Consideration for the Assets

        Double C has agreed to pay Liberate $82 million in cash for the assets to be sold, subject to adjustment as described below. Comcast and Cox have executed a guaranty whereby they have severally, and not jointly, unconditionally guaranteed the full and timely payment and performance by Double C of its obligations under the asset purchase agreement and all other agreements and instruments executed in connection with the asset sale.

Purchase Price Adjustments

        The consideration paid by Double C for the assets shall be adjusted as follows:

  •
  The purchase price will be increased or decreased as necessary to assure that we are responsible for all expenses and liabilities relating to our North America business prior to the close of business on the closing date, and that Double C is responsible for all such expenses and liabilities after the close of business on the closing date.

  •
  The purchase price will be decreased by an amount equal to any customer payments or other advance payments or deposits received by us or our affiliates before closing that are attributable to products or services to be provided after closing and the cost of all accrued vacation for Liberate employees who accept offers of employment from Double C.

  •
  The purchase price will be decreased by an amount equal to one-half of all Canadian provincial sales, use, excise, transfer, value added, and similar taxes imposed in connection with the asset sale.

        At least 10 business days prior to the closing, we will deliver to Double C a preliminary determination of the adjustments described above. We will negotiate in good faith with Double C to resolve any disputes and to reach an agreement prior to the closing date on the preliminary adjustments to the purchase price paid at closing. Within 90 days after the closing date, Double C will deliver to us a final determination of any adjustments which were not calculated as of the closing date and any corrections to our preliminary report. If we determine that there are any discrepancies, we will negotiate in good faith with Double C to resolve them. If we cannot resolve the discrepancies we will jointly retain a national independent public accounting firm not regularly engaged by us or Double C to make a final determination.

Representations and Warranties

Representations and Warranties of Liberate and Liberate Technologies Canada Ltd.

        In the asset purchase agreement, we make a number of representations and warranties to Double C, including with respect to the matters set forth below:

  •
  authority; no conflicts; governmental consents; other corporate matters;

  •
  SEC filings; financial statements; absence of changes;

  •
  this proxy statement;

  •
  taxes;

  •
  title to and sufficiency of the assets to be sold;

  •
  real property;

  •
  intellectual property;

  •
  contracts;

  •
  legal proceedings;

  •
  licenses; compliance with regulatory requirements;

  •
  employee benefit matters; labor and employee relations;

  •
  receipt of a fairness opinion;

  •
  recommendation of our board of directors;

  •
  vote required;

  •
  brokers;

  •
  affiliate transactions;

  •
  no investment company;

  •
  insurance; and

  •
  the rights agreement.

Representations and Warranties of Double C

        In the asset purchase agreement, Double C makes a number of representations and warranties to us, including with respect to the matters set forth below:

  •
  authority; no conflicts; governmental consents;

  •
  this proxy statement;

  •
  litigation;

  •
  brokers;

  •
  interim operations of Double C prior to the closing of the asset sale; and

  •
  capital resources.

Covenants

        Under the asset purchase agreement, we have made a number of covenants, including the following:

  •
  to take all actions necessary to call and hold the special meeting as soon as practicable to approve and adopt the asset purchase agreement and the contemplated transactions;

  •
  to use our reasonable best efforts to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the asset sale as soon as reasonably practicable;

  •
  not to, directly or indirectly, develop, market, license, grant forbearances not to sue, grant any rights to or authorize the use of any Non-North America intellectual property for commercial use or deployment in the United States, Canada or Mexico for a period of five years after the closing date;

  •
  not to commence bankruptcy proceedings prior to the closing;

  •
  to cause our North America business to be conducted in the ordinary course and consistent with past practice and in compliance in all material respects with all obligations under the assigned contracts;

  •
  to use our commercially reasonable efforts to preserve all rights, privileges, franchises and other authority adequate or necessary for the conduct of our North America business as currently conducted;

  •
  to use commercially reasonable efforts consistent with past practice to maintain good relationships with material licensors, licensees, suppliers, contractors, distributors, customers and others having significant business relationships with our North America business;

  •
  to give prompt notice to Double C of (i) any event that would cause any of our representations or warranties in the asset purchase agreement to be untrue and incorrect in any material respect as of January 14, 2005 and as of the closing of the asset sale, (ii) any event that will result, or is reasonably likely to result in, the failure of any closing condition in the asset purchase agreement to be satisfied and (iii) any notice from a third party alleging that their consent may be required in connection with the asset sale or that the asset sale otherwise may materially violate their rights or confer material remedies upon them;

  •
  not to take or allow any of our subsidiaries to take specified actions relating to our operations pending closing, including entering into new license agreements with customers, except as expressly contemplated by the asset purchase agreement and related documents;

  •
  to cause our subsidiaries to take all actions necessary to effectuate the asset sale;

  •
  to pursue the defense of the OpenTV litigation in good faith;

  •
  not to take any action that would result in our liquidation or dissolution within six months of the closing;

  •
  to maintain at least $40,000,000 (less 50%, up to a maximum of $20,000,000, of any payments made after January 14, 2005 to the landlord of our former offices in San Carlos, California, including payments made in settlement of any disputes or for unpaid rent) in cash or cash equivalents until the earlier of termination of the asset purchase agreement or six months after the closing;

  •
  to take all commercially reasonable actions necessary to vest in us or our subsidiaries, legal and record ownership of and title to certain patents embodied in, or associated with, our North America Navigator Platforms;

  •
  to reasonably cooperate with Double C in effecting the transition of our North America business to Double C from January 14, 2005 to six months after the closing of the asset sale; and

  •
  other customary covenants governing the operation of our North America business prior to the closing.

Non-Solicitation Covenant

        Under the asset purchase agreement, we have agreed not to (and to not permit our subsidiaries, affiliates, directors, employees or agents to) (i) solicit, encourage, initiate or otherwise facilitate or participate in any inquiries, negotiations or discussions with respect to an alternative proposal, (ii) cooperate with or furnish non-public information in connection with an alternative proposal, or (iii) approve, enter into or take any other actions with respect to an alternative proposal. Under the asset purchase agreement, an alternative proposal means any proposal (other than (a) as contemplated by the asset purchase agreement, (b) as otherwise proposed by Double C or its affiliates, or (c) solely with respect to the sale of all or part of our Non-North America business) regarding (i) a merger, consolidation, tender offer, share exchange or other business combination or similar transaction involving Liberate, (ii) the issuance by Liberate of any equity interest in or any voting securities of Liberate which constitutes 20% or more of the total of such equity interests or voting securities of Liberate, (iii) the acquisition in any manner of 20% or more of the consolidated assets of Liberate or Liberate Technologies Canada Ltd. or any equity interest of Liberate's subsidiaries, (iv) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of Liberate or (v) any transaction for any material portion of the assets to be transferred to Double C in the asset sale or our North America business or any transaction the effect of which would be reasonably likely to prohibit, restrict or delay the consummation of the transactions contemplated by the asset purchase agreement; or the occurrence of any of the transactions described in clauses (i)-(v) above or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        At any time prior to our stockholders' approval and adoption of the asset purchase agreement and the asset sale, and if we are not otherwise in material violation of the non-solicitation covenant, the non-solicitation covenant does not prohibit us from engaging in discussions or negotiations with, or furnishing confidential information concerning us and our business and assets to, a person who makes a written, unsolicited, bona fide alternative proposal after our board of directors by vote has determined in its good faith judgment (after consultation with outside legal counsel), that such alternative proposal is reasonably likely to lead to a superior proposal and that failure to take such action would result in a reasonable probability that our board of directors would breach its fiduciary duties to our stockholders under applicable law for purposes of determining whether such alternative proposal is a superior proposal.

        In connection with a bona fide alternative proposal that is a superior proposal and is received prior to the time of our stockholders' approval and adoption of the asset purchase agreement and the asset sale, our board of directors may change its recommendation if: (i) our board of directors by vote determines in its good faith judgment that failure to do so would result in a reasonable probability that it would breach its fiduciary duties to our stockholders, after receiving the advice of its outside legal counsel, (ii) we have complied in all material respects with our obligation to provide Double C an opportunity to propose an amendment to the asset purchase agreement to provide for terms and conditions no less favorable than the superior proposal, as determined by our board of directors, and our board of directors has considered in good faith and consistent with its fiduciary duties any proposed changes to the asset purchase agreement proposed by Double C, (iii) after taking into account any such proposed changes by Double C, such alternative proposal remains a superior proposal, and (iv) we have complied in all material respects with our obligations under the covenants regarding the stockholder meeting, the proxy statement and no solicitation.

        For purposes of the non-solicitation covenant, a superior proposal is an alternative proposal that

  •
  if relating to the issuance by us or any of our subsidiaries of any equity interest or voting securities, contemplates the issuance of more than 50%, rather than 20%, of the total of such equity interests or voting securities; or

  •
  if relating to the acquisition in any manner of any assets of us or our subsidiaries, contemplates the acquisition of more than 50%, rather than 20%, of the total of such assets; or

  •
  if relating to the acquisition by any person in any manner of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of our capital stock, contemplates the acquisition of more than 50%, rather than 20%, of our then-outstanding shares of capital stock; or

  •
  if relating to any transaction for the assets to be transferred to Double C or the North America business, must contemplate the acquisition of all or substantially all, rather than a material portion, of the assets to be transferred to Double C or the North America business and the assumption of all or substantially all of the liabilities to be assumed by Double C, and,

  •
  is financially superior to, and is more favorable and provides greater value to all of our stockholders, than the asset sale to Double C, as determined in good faith by our board of directors after consultation with our financial advisors; and

  •
  will constitute a transaction for which financing, to the extent required, is then committed or which, in the good faith judgment of our board of directors, is reasonably capable of being obtained; and

  •
  if accepted, is reasonably likely to be consummated, as determined in the good faith judgment of our board of directors after consultation with outside legal counsel.

Non-North America Business Non-Solicitation and Non-Competition Covenants

        Liberate and Liberate Technologies Canada Ltd. have agreed for a period of one year from the closing of the asset purchase not to solicit for employment or employ any of our employees who are actively employed in and/or primarily provide services to our North America business who accepts an offer of employment from Double C or a Comcast affiliate. We have also agreed for a period of five year from the closing of the asset purchase not to develop, market, license, grant forbearances not to sue, or grant any rights to or authorize the use of, any Non-North America intellectual property (including the Non-North America Navigator Platforms) for commercial use or deployment in the United States, Canada or Mexico.

        We have also agreed to require any purchaser of our Non-North America business to agree (i) to be bound by the above non-solicitation and non-competition covenants for the remainder of the restrictive period; (ii) to be bound by the terms of the Technology Cross-License Agreement; and (iii) that the foregoing covenants may be enforced directly by Double C and, in some cases, by affiliates of Double C. If we consummate the sale of our Non-North America business prior to consummating the asset sale, we have also agreed to require the purchaser of our Non-North America business to enter into the Technology Cross-License Agreement.

Double C Non-Solicitation and Non-Competition Covenants

        Double C and its affiliates have agreed for a period of one year from the closing of the asset purchase not to solicit for employment or employ any of our employees who are not employed in and/or primarily provide services to our North America business. Double C and its affiliates have also agreed for a period of five years after the closing of the asset sale not to develop, market, license, grant forbearances not to sue, or grant any rights to or authorize the use of, any North America intellectual property (including the North America Navigator Platforms) for commercial use or deployment in Europe (except for use on cable systems or broadband systems owned or operated by Double C, Comcast and Cox, along with their respective affiliates).

Labor and Employee Benefit Matters

        Under the asset purchase agreement, Liberate and Double C have agreed, among other things, that Double C or one of its subsidiaries will extend offers of employment to all employees located in Canada who are actively employed in and/or primarily provide services to our North America business and that an affiliate of Comcast will extend offers of employment to certain employees located in the United States who are actively employed in and/or primarily provide services to our North America business. Double C or Comcast's applicable affiliate shall provide each employee who accepts such offer with (i) a base salary no less favorable than such employee's base salary immediately prior to the closing and (ii) health and welfare benefits comparable in the aggregate to (a) if employed by Double C, those provided under Liberate's plans in effect immediately prior to the closing or (b) if employed by Comcast's applicable affiliate, those provided to similarly situated employees.

        Liberate and Liberate Technologies Canada Ltd. have each agreed to use its commercially reasonable efforts to induce all employees who are actively employed in and/or primarily provide services to our North America business (whether located in the United States or Canada) to remain employed with us through the closing of the asset sale. Liberate and Liberate Technologies Canada Ltd. have further agreed to use their commercially reasonable best efforts, including the payment of any customary retention payments, necessary to induce Liberate's executive officers to remain employed by Liberate through the closing of the asset sale.

        From January 14, 2005 to the closing of the asset sale, Liberate and Liberate Technologies Canada Ltd. have each agreed that we and our affiliates will not solicit for employment (after closing of the asset sale) any employee actively employed in and/or primarily providing services to our North America business. Furthermore, for a period of one year after the closing of the asset sale, Liberate and Liberate Technologies Canada Ltd. are restricted from soliciting for employment or employing any employee who accepts an offer of employment from Double C or a Comcast affiliate.

Closing Conditions

        The parties' obligations to consummate the asset sale are subject to the prior satisfaction or waiver of the conditions set forth below:

  •
  approval and adoption by our stockholders of the asset purchase agreement; and

  •
  expiration or termination of the waiting period under United States antitrust laws without litigation having been commenced that is continuing or the threat of litigation having been made that remains unresolved by the United States Department of Justice or the United States Federal Trade Commission;

        Double C's obligation to consummate the asset sale is also subject to the prior satisfaction or waiver of the additional conditions set forth below:

  •
  the representations and warranties of Liberate and Liberate Technologies Canada Ltd. must be true and correct, disregarding any materiality qualifiers, as of the date of the asset purchase agreement (unless an earlier date is specified) and as of the closing date, with only such exceptions as do not individually or in the aggregate have or may not reasonably be expected to have a material adverse effect on Liberate, our North America business or the assets to be sold;

  •
  performance or compliance in all material respects with all obligations and covenants required by the asset purchase agreement to be performed or complied with by Liberate and Liberate Technologies Canada Ltd. prior to the closing of the asset sale;

  •
  delivery of officers' certificates;

  •
  the absence of any material adverse effect on our North America business, the assets to be sold or our ability and the ability of Liberate Technologies Canada Ltd. to perform our obligations under and consummate the contemplated transactions; and

  •
  the absence of any injunction or legal restraint that would prevent consummation of the contemplated transactions or subject them to a condition that would reasonably be expected to have a material adverse effect on our North America business or the assets to be sold or Double C or its affiliates.

        Liberate and Liberate Technologies Canada Ltd.'s obligations to consummate the asset sale are also subject to the prior satisfaction or waiver of the additional conditions set forth below:

  •
  Double C's representations and warranties must be true and correct, disregarding any materiality qualifiers, as of the date of the asset purchase agreement (unless an earlier date is specified) and as of the closing date, with only such exceptions as do not individually or in the aggregate have or may not reasonably be expected to have a material adverse effect on Double C;

  •
  delivery of officers' certificates; and

  •
  the absence of any injunction or legal restraint that would prevent consummation of the contemplated transactions or subject them to a condition that would reasonably be expected to have a material adverse effect on Liberate and its affiliates taken as a whole.

Termination; Expense Reimbursement

Termination

        The asset purchase agreement may be terminated and the asset sale abandoned at any time prior to closing (whether before or after stockholder approval) under the following circumstances:

  •
  by mutual written consent of Liberate and Double C;

  •
  by Liberate or Double C if the closing does not occur by October 14, 2005, other than as a result of a failure by the party proposing to terminate the asset purchase agreement to perform any of its obligations;

  •
  by Liberate or Double C if our stockholders do not approve and adopt the asset sale and the asset purchase agreement (other than as a result of a failure by the party proposing to terminate the asset purchase agreement to fulfill any obligation under the agreement that contributes to the failure to obtain such stockholder approval);

  •
  by Liberate or Double C if any order, decree or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the contemplated transactions becomes final and non-appealable;

  •
  by Liberate upon Double C's uncurable material breach of any representation, warranty, covenant or agreement;

  •
  by Double C if Liberate's board of directors (i) fails to recommend the asset purchase agreement, (ii) withdraws, modifies or qualifies its recommendation in a manner adverse to Double C, (iii) fails to reconfirm its recommendation within five business days after a written request to do so or (iv) recommends that our stockholders approve, accept or tender their shares in response to any alternative proposal (as that term is defined in the asset purchase agreement);

  •
  by Double C if we breach our non-solicitation covenant;

  •
  by Double C if we enter into (or our board of directors authorizes entry into) a letter of intent, agreement in principle, acquisition agreement or other similar undertaking with respect to any alternative proposal; and

  •
  by Double C upon our or Liberate Technologies Canada Ltd.'s uncurable material breach of any representation, warranty, covenant or agreement.

Effect of Termination

        If the asset purchase agreement is terminated, it shall become void with no liability on the part of any party thereto, except (i) for damages or other liability resulting from any willful or intentional breach and (ii) reimbursement of Double C's reasonable costs and expenses, as described below. In addition, affiliates of Cox and Comcast will have certain rights under their respective licensing agreements, as discussed in "Agreements Related to the Asset Purchase Agreement" on page 36.

Expense Reimbursement

        We have agreed to reimburse Double C's reasonable costs and expenses up to a maximum of $800,000 if: (i) an alternative proposal has been made to us or our stockholders, or has been publicly announced, and not withdrawn, and the asset purchase agreement is terminated by us or Double C because the closing has not occurred by October 14, 2005; (ii) the asset purchase agreement is terminated by us or Double C because our stockholders did not approve the asset purchase agreement; or (iii) the asset purchase agreement is terminated by Double C if (a) our board of directors fails to recommend the asset purchase agreement, withdraws, modifies or qualifies its recommendation in a manner adverse to Double C, fails to reconfirm its recommendation within five business days after a written request to do so or recommends that our stockholders approve, accept or tender their shares in response to any alternative proposal, (b) we breach our non-solicitation covenant, (c) we enter into (or our board of directors authorizes entry into) a letter of intent, agreement in principle, acquisition agreement or other similar undertaking with respect to any alternative proposal or (d) Liberate or Liberate Technologies Canada Ltd. materially breaches any representation, warranty, covenant or agreement in a manner that is not curable.

Amendment; Assignment

Amendment

        The asset purchase agreement may be amended by action of all the parties, via action taken or authorized by their respective boards of directors, at any time before or after approval of the asset sale by our stockholders. After approval by our stockholders, no amendment shall be made which by law requires further approval by our stockholders without such further approval. The asset purchase agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Assignment

        The asset purchase agreement and the rights and obligations thereunder are not assignable or transferable by us or Liberate Technologies Canada Ltd., on the one hand, or, Double C, on the other hand (other than following the closing by operation of law or in connection with a merger or sale of substantially all the assets of Liberate or Double C) without the prior written consent of the other. However, Double C may assign in whole or in part its rights and obligations under the asset purchase agreement to any affiliate without our consent, and may assign its rights to acquire any assets owned or held by Liberate Technologies Canada Ltd. and to employ employees of Liberate Technologies Canada Ltd. to a newly formed subsidiary, provided that Double C shall remain liable for its obligations thereunder and any such assignee must satisfy any representations, requirements, obligations or covenants of Double C in respect of any tax elections or any other tax matters.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following table shows how much of our common stock was beneficially owned as of February 28, 2005 by (i) each known holder of 5% or more of our common stock, (ii) each director, (iii) each executive officer and (iv) all current directors and executive officers as a group. To our knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless indicated otherwise, each holder's address is c/o Liberate Technologies, 2655 Campus Drive, Suite 250, San Mateo, California 94403.

        The column labeled "Options/Units" below reflects shares of common stock that are subject to options or stock units that are currently exercisable or will become vested or exercisable within 60 days of February 28, 2005. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options or units, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 106,074,807 shares outstanding on February 28, 2005.

        The following table does not include interests of our executive officers and non-employee directors in unvested stock units or unvested options to purchase shares of our common stock that will become fully vested, by their terms, in connection with the consummation of the asset sale. For a discussion of such interests, see "Interests of Certain Persons in the Asset Sale" on page 37.

Amount and Nature of Beneficial Ownership

Beneficial Owner	Shares	Options/Units	Total	Percent of Class
CCM Master Fund, Ltd.(1)	15,764,621	—	15,764,621	14.9%
David Lockwood(2)	12,032,901	677,083	12,709,984	11.9%
Double C Technologies, LLC(3)	12,032,901	—	12,032,901	11.3%
Glenview Capital Management, LLC(4)	10,395,000	—	10,395,000	9.8%
OZ Management, L.L.C.(5)	10,322,680	—	10,322,680	9.7%
Highfields Capital Management LP(6)	10,000,000	—	10,000,000	9.4%
Deutsche Bank AG(7)	5,889,600	—	5,889,600	5.6%
Philip A. Vachon	16,506	850,000	866,506	*
Gregory S. Wood	27,911	677,083	704,994	*
Patrick P. Nguyen	17,911	677,083	694,994	*
Dr. David C. Nagel	5,882	198,221	204,103	*
Charles N. Corfield	49,284	98,151	147,435	*
Patrick S. Jones	5,882	3,846	9,728	*
Robert R. Walker	5,882	3,846	9,728	*
All current directors and executive officers as a group (8 persons)	12,162,159	3,185,313	15,347,472	14.0%

*
Less than 1% of our outstanding shares of common stock.

(1)
Includes 15,744,521 shares owned directly by CCM Master Fund, Ltd., 13,600 shares held by Grant R. Coghill, and 6,500 shares held by Grace A. Coghill. Clint D. Coghill is the managing member of Coghill Capital Management, L.L.C., an entity that serves as the investment manager of CCM Master Fund, Ltd. Clint D. Coghill also serves as the investment custodian for Grant R. Coghill and Grace A. Coghill. The address of CCM Master Fund, Ltd. and the other beneficial owners of these securities is One North Wacker Drive, Suite 4725, Chicago, IL 60606. This information has been taken from a Schedule 13G/A filed by the beneficial owners on February 20, 2003.

(2)
Shares include 3,807,201 shares owned directly by Mr. Lockwood and 8,225,700 shares owned directly by Lockwood Fund LLC. Mr. Lockwood is managing member of Lockwood Capital Advisors LLC, which is the managing member of Lockwood Fund LLC. The address of the principal office of Lockwood Fund LLC and Lockwood Capital Advisors LLC is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, Attention: Stuart D. Freedman, Esq.

(3)
Double C Technologies, LLC, pursuant to a stockholder voting agreement dated as of January 14, 2005, has acquired the right to vote the shares held by David Lockwood and Lockwood Fund LLC in favor of the proposal to approve and adopt the asset purchase agreement and the asset sale. Double C and certain of its affiliates may be deemed to beneficially own 12,032,901 shares. The address of Double C is 1500 Market Street, Philadelphia, PA 19102. The information regarding Double C has been taken from a Schedule 13D filed on January 24, 2005.

(4)
These shares are beneficially owned by Glenview Capital Management, LLC, Glenview Capital GP, LLC, Glenview Capital Partners, LLC, Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P. and Laurence M. Robins. The address of Glenview Capital Master Fund, Ltd. is c/o Goldman Sachs (Cayman) Trust, Limited, Harbour Centre, North Church Street, P.O. Box 896GT, George Town, Grand Cayman, Cayman Islands, B.W.I. The address for all other entities is 399 Park Avenue, Floor 39, New York, NY 10022. This information has been taken from a Schedule 13G/A filed on February 10, 2005.

(5)
OZ Management, L.L.C. and Daniel S. Och, its Senior Managing Member, may be deemed to be the beneficial owners of all these shares. This amount includes 9,671,343 shares beneficially owned by OZ Master Fund, Ltd., of which OZ Management, L.L.C. is the principal investment manager. The address of OZ Management, L.L.C. and Daniel S. Och is 9 West 57th Street, 39th Floor, New York, NY 10019. The address of OZ Master Fund, Ltd. is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, G.T. Harbour Centre, Second Floor, North Church Street, George Town, Grand Cayman, Cayman Islands. This information has been taken from a Schedule 13G/A filed on February 14, 2005.

(6)
The 10,000,000 shares are directly owned by Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd. (which directly owns 6,969,110 of the shares). These shares are also beneficially owned by Highfields Capital Management LP, the investment manager to the three direct owners; Highfields GP LLC, the General Partner of Highfields Capital Management LP; and Jonathon S. Jacobson and Richard L. Grubman, the Managing Members of Highfields GP LLC. The address of Highfields Capital Management LP, Highfields GP LLC, Mr. Jacobson and Mr. Grubman is c/o Highfields Capital Management, 200 Clarendon Street, 51st Floor, Boston, MA 02116. The address of Highfields Capital Ltd. is c/o Goldman Sachs (Cayman) Trust, Limited, Harbour Centre, Second Floor, George Town, Grand Cayman, Cayman Islands, B.W.I. This information has been taken from a Schedule 13G filed on July 8, 2003.

(7)
The address of Deutsche Bank AG is Taunusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany.

Stockholder Proposals

        Only such business will be conducted at this special meeting as will have been brought by our board of directors before the meeting pursuant to the attached Notice of Special Meeting of Stockholders.

        If you want to submit a proposal for presentation at our 2005 Annual Meeting, you must submit it to us by May 17, 2005, in order to be considered for inclusion in our proxy statement and related proxy materials for that meeting. Otherwise, if you intend to present a proposal at the 2005 meeting without including that proposal in Liberate's proxy materials, you must provide advance notice of the proposal to Liberate not earlier than July 1, 2005 nor later than July 31, 2005. Address all stockholder proposals to Liberate Technologies, 2655 Campus Drive, Suite 250, San Mateo, California 94403, Attn: General Counsel. We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements, including conditions established by the Securities and Exchange Commission (SEC). We advise you to review our Amended and Restated Bylaws, which contain this and other requirements with respect to advance notice of stockholder proposals and director nominations. Our Amended and Restated Bylaws were filed with the SEC as an exhibit to our annual report on Form 10-K filed on September 16, 2003, which can be viewed by visiting our investor relations website at http://investors.liberate.com and may also be obtained by writing to our General Counsel at our principal executive office (2655 Campus Drive, Suite 250, San Mateo, CA 94403).

WHERE YOU CAN FIND MORE INFORMATION

        Liberate files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Liberate files with the SEC at the SEC's public reference rooms at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation. This proxy statement is dated March 9, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

OTHER MATTERS

        The board of directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, the board of directors intends that the persons named in the proxies received by Liberate will vote upon those matters in accord with their best judgment.

By order of the board of directors,

David Lockwood
 Chairman and Chief Executive Officer

San Mateo, California
March 9, 2005

NORTH AMERICA BUSINESS
INDEX TO UNAUDITED COMBINED FINANCIAL STATEMENTS

Page No.
Unaudited Combined Balance Sheets as of November 30, 2004, May 31, 2004 and 2003	F-2
Unaudited Combined Statements of Operations for the six months ended November 30, 2004 and 2003, and the years ended May 31, 2004, 2003 and 2002	F-3
Unaudited Combined Statements of Changes in Owner's Net Investment for the six months ended November 30, 2004 and the years ended May 31, 2004, 2003 and 2002	F-4
Unaudited Combined Statements of Cash Flows for the six months ended November 30, 2004 and 2003, and the years ended May 31, 2004, 2003 and 2002	F-5
Notes to Unaudited Combined Financial Statements	F-6

NORTH AMERICA BUSINESS
Unaudited Combined Balance Sheets
(In thousands)

	November 30, 2004	May 31,
		2004	2003
Assets
Current assets:
Accounts receivable	$683	$588	$848
Prepaid expenses and other current assets	406	271	440

Total current assets	1,089	859	1,288
Property and equipment, net	1,281	1,194	1,469
Deferred costs related to warrants	1,791	3,583	14,449
Other assets	36	167	63

Total assets	$4,197	$5,803	$17,269

Liabilities and Owners Net Investment
Current liabilities:
Accounts payable	$386	$408	$108
Accrued liabilities	832	1,056	341
Accrued payroll and related expenses	482	302	178
Short term deferred revenues	4,005	5,426	7,812

Total current liabilities	5,705	7,192	8,439
Long term deferred revenues	3,500	—	—

Total liabilities	9,205	7,192	8,439

Commitments and contingencies (Note 4)
Owners net investment:
Accumulated other comprehensive income	98	98	98
Owner's net investment	119,118	115,564	103,861
Accumulated deficit	(124,224)	(117,051)	(95,129)

Total owner's net investment	(5,008)	(1,389)	8,830

Total liabilities and owner's net investment	$4,197	$5,803	$17,269

The accompanying notes are an integral part of these unaudited combined financial statements.

NORTH AMERICA BUSINESS
Unaudited Combined Statements of Operations
(In thousands)

	Six Months Ended November 30,		Years Ended May 31,
	2004	2003	2004	2003	2002
Revenues:
License and royalty	$(1,029)	$(1,772)	$(2,435)	$2,275	$13,839
Service	1,246	1,133	3,142	8,121	16,553

Total revenues	217	(639)	707	10,396	30,392

Cost of revenues:
License and royalty	27	182	331	600	954
Service	1,708	1,868	2,994	19,458	33,119

Total cost of revenues	1,735	2,050	3,325	20,058	34,073

Gross margin	(1,518)	(2,689)	(2,618)	(9,662)	(3,681)

Operating expenses:
Research and development	5,497	3,722	9,452	5,006	4,659
Sales and marketing	239	348	204	2,432	4,974
General and administrative	575	1,184	2,664	1,712	283
Restructuring costs	—	71	64	1,509	151
Amortization of deferred costs related to warrants	—	1,831	1,831	3,837	12,047
Impairment of deferred costs related to warrants	—	4,969	4,969	—	44,840

Total operating expenses	6,311	12,125	19,184	14,496	66,954

Loss from operations	(7,829)	(14,814)	(21,802)	(24,158)	(70,635)
Interest expense	(3)	(2)	(4)	(4)	(7)
Other income (expense), net	752	45	49	9	(36)

Loss from operations before income tax provision	(7,080)	(14,771)	(21,757)	(24,153)	(70,678)
Income tax provision	93	—	165	185	113

Net loss	$(7,173)	$(14,771)	$(21,922)	$(24,338)	$(70,791)

The accompanying notes are an integral part of these unaudited combined financial statements.

NORTH AMERICA BUSINESS
Unaudited Combined Statement of Changes in Owner's Net Investment in North America Business
(In thousands)

	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Owner's Net Investment	Total Owner's Net Investment
Balance at June 1, 2001	$—	$(38)	$42,428	$42,390
Net income (loss)	(70,791)	—	—	(70,791)
Foreign currency translation adjustments	—	13	—	13
Issuance of warrants	—	—	260	260
Issuance of stock related to stock option exercises and ESPP	—	—	567	567
Net cash transferred to North America Business	—	—	36,051	36,051

Balance at May 31, 2002	(70,791)	(25)	79,306	8,490

Net income (loss)	(24,338)	—	—	(24,338)
Foreign currency translation adjustments	—	123	—	123
Issuance of stock related to stock option exercises and ESPP	—	—	96	96
Net cash transferred to North America Business	—	—	24,459	24,459

Balance at May 31, 2003	(95,129)	98	103,861	8,830

Net income (loss)	(21,922)	—	—	(21,922)
Stock award grants surrendered by employees in consideration of taxes payable	—	—	(137)	(137)
Amortization of deferred stock-based compensation, net of cancellations	—	—	1,210	1,210
Issuance of stock related to stock option exercises	—	—	208	208
Net cash transferred to North America Business	—	—	10,422	10,422

Balance at May 31, 2004	(117,051)	98	115,564	(1,389)

Net income (loss)	(7,173)	—	—	(7,173)
Stock award grants surrendered by employees in consideration of taxes payable	—	—	(246)	(246)
Amortization of deferred stock-based compensation, net of cancellations	—	—	715	715
Net cash transferred to North America Business	—	—	3,085	3,085

Balance at November 30, 2004	$(124,224)	$98	$119,118	$(5,008)

The accompanying notes are an integral part of these unaudited combined financial statements.

NORTH AMERICA BUSINESS
Unaudited Combined Statements of Cash Flow
(In thousands)

	Six Months Ended November 30,		Years Ended May 31,
	2004	2003	2004	2003	2002
Cash flows from operating activities:
Net loss	$(7,173)	$(14,771)	$(21,922)	$(24,338)	$(70,791)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of deferred costs related to warrants	—	4,969	4,969	—	44,840
Amortization of deferred costs related to warrants	1,792	4,106	5,897	8,342	15,872
Depreciation and amortization	451	580	1,102	960	784
Non-cash compensation expense	715	—	1,210	—	—
Stock units surrendered in consideration of taxes payable	(246)	—	(137)	—	—
Loss on disposal of property and equipment	—	—	9	—	8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(95)	(268)	260	2,600	(474)
Prepaid expenses and other current assets	(135)	(3)	169	138	(232)
Other assets	131	(52)	(104)	49	21
Accounts payable	(22)	(108)	300	62	46
Accrued liabilities	(224)	354	715	64	138
Accrued payroll and related expenses	180	70	124	17	(4)
Deferred revenues	2,079	(438)	(2,386)	(11,937)	(26,038)

Net cash used in operating activities	(2,547)	(5,561)	(9,794)	(24,043)	(35,830)

Cash flows from investing activities:
Proceeds from the sale of property and equipment	4	—	—	—	17
Purchases of property and equipment	(518)	(454)	(778)	(503)	(787)

Net cash used in investing activities	(514)	(454)	(778)	(503)	(770)

Cash flows from financing activities:
Principal payments on capital lease obligations	—	—	—	—	(9)
Net cash transfer from Liberate Technologies	3,085	6,000	10,422	24,459	36,051
Proceeds from issuance of common stock	—	—	208	96	567

Net cash provided by financing activities	3,085	6,000	10,630	24,555	36,609

Effect of exchange rate changes on cash	(24)	15	(58)	(9)	(9)

Net decrease in cash and cash equivalents	—	—	—	—	—
Cash and cash equivalents, beginning of period					—

Cash and cash equivalents, end of period	$—	$—	$—	$—	$—

Supplemental cash activities:
Cash paid for income taxes	$64	$—	$186	$255	$123
Cash paid for interest	$—	$—	$—	$—	$1
Supplemental non-cash activities:
Issuance of restricted stock units	$715	$—	$1,210	$—	$—

The accompanying notes are an integral part of these unaudited combined financial statements.

NORTH AMERICA BUSINESS
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

Note 1. Description of Business and Basis of Presentation

Description of North America Business

        The North America Business develops and markets software and services primarily for digital cable systems in North America. Based on industry standards, the software enables cable operators to run multiple applications and services—including interactive programming guides, high definition television, video on demand, personal video recorders and games-on multiple platforms.

        On January 14, 2005, Liberate Technologies ("Liberate") and its subsidiary Liberate Technologies Canada Ltd. entered into an Asset Purchase Agreement (the "Agreement") to sell substantially all of the assets relating to Liberate's North America business (including patents and intellectual property), to Double C Technologies, LLC ("Double C"), a Delaware limited liability company majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc. Liberate will receive cash consideration of approximately $82 million. The Agreement includes a non-competition covenant whereby Liberate has agreed not to develop, market or license any Non-North America intellectual property in North America for a period of five years after the closing of the asset sale. The Agreement is subject to Liberate stockholder approval and other customary closing conditions. On February 17, 2005, Liberate received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Basis of Presentation

        The unaudited combined financial statements presents the financial position, results of operations, cash flows and changes in owner's net investment for the assets relating to Liberate's North America business as if that business had been conducted on a standalone basis for the three fiscal years ended May 31, 2002, 2003 and 2004 and the six months ended November 30, 2003 and 2004 based on certain assumptions explained in greater detail below. These statements have been derived from the consolidated financial statements of Liberate using the historical results of operations and historical bases of the assets and liabilities of Liberate. All intercompany accounts and transactions have been eliminated in consolidation.

        The Chief Executive Officer of Liberate has been identified as the chief operating decision maker for the North America business because he has final authority over resource allocation decisions and performance assessment. The Chief Executive Officer of Liberate does not receive discrete financial information about the individual components. Historically, Liberate has operated and accounted for its operations in one segment only. The assets that make up the North America business have never been considered separately for any purpose, and historically Liberate has not prepared separate financial statements for these assets. Therefore, in preparing financial statements for the North America business, the following assumptions were used:

  •
  The revenues for the North America business include all license, royalty and service revenues from Liberate's customers located in North America.

  •
  The cost of revenues for the North America business includes all costs related to Liberate's U.S. professional services group and the Canadian support services group. The costs of the professional services group primarily consisted of salaries, other related expenses and an allocation of certain expenses based on headcount. The allocated expenses primarily consist of information technology, facilities, employee benefits and other administrative costs.

  •
  The operating expenses for the North America business include substantially all of the costs associated with Liberate's Canadian office and employees. Also included are the costs of the

    U.S. sales group, which primarily consist of salaries, other related expenses and an allocation of certain expenses based on headcount. The allocated expenses primarily consist of information technology, facilities, employee benefits and other administrative costs.

  •
  The impairment and amortization of deferred costs and offsets to revenue related to warrants issued to North American network operators are included in the unaudited statements of operations for the North America business.

  •
  There were no allocations of goodwill or intangible assets made to the North America business. As such, these assets are unrelated to the business being sold to Double C.

  •
  There were no allocations of the allowance for doubtful accounts receivable to the North America business. Historically, the allowances for accounts receivable did not relate to North America customers.

  •
  Legal expenses related to the OpenTV litigation have been allocated to the North America business.

  •
  These financial statements do not include an allocation of certain overhead expenses, primarily relating to executive officers and head office facilities as they represent expenses of the underlying business and will continue to be expenses of Liberate's ongoing operations.

        These assumptions reflect the judgment of Liberate's management in separating the financial statements of the North America business from Liberate's ongoing operations. These assumptions do not reflect measures historically used by Liberate to record the financial condition and results of operations of Liberate or any component of its business. The financial information included in these unaudited combined financial statements therefore does not necessarily reflect the financial condition or results of operations of the North America business if that business had actually been operated as a separate, standalone entity. These unaudited financial statements do not indicate the financial condition of Liberate or its business for any future period.

        In this report, the words "fiscal" or "FY" followed by a year refer to Liberate's fiscal years, which end on May 31 of the specified year. The expressions "Q1," "Q2," "Q3," and "Q4" refer to Liberate's fiscal quarters, which end on August 31, November 30, the last day of February, and May 31 of each fiscal year.

Interim Financial Statements

        The combined interim balance sheet as of November 30, 2004 and statements of operations for the six months ended November 30, 2004 and 2003 are unaudited and reflect all adjustments of a normal recurring nature, that in the opinion of management, are necessary to provide a fair statement of the financial position and the results of operations for the interim periods. These statements have been prepared on the same basis as the accompanying annual unaudited combined financial statements. The results of operations for the six months ended November 30, 2004 and 2003 do not necessarily indicate the results of operations to be expected for any other interim period or for the full fiscal year.

Note 2. Significant Accounting Policies

Bankruptcy Accounting

        On April 30, 2004, Liberate filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. While the Chapter 11 bankruptcy case was pending, Liberate prepared the unaudited condensed consolidated financial statements in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7").

        The provisions of SOP 90-7 do not significantly change the application of accounting principles generally accepted in the United States. However, it does require that the financial statements for periods including and subsequent to filing the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. On September 8, 2004, the bankruptcy court issued a ruling dismissing Liberate's bankruptcy case. Hence, as the company is no longer in bankruptcy, the unaudited combined financial statements for the North America business were not prepared under the provisions of SOP 90-7.

Use of Estimates

        The preparation of the unaudited combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. See Note 1. These estimates affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Foreign Currency Translation

        Until Q3 FY04, the functional currency of the Canadian subsidiary was the local currency. Accordingly, assets and liabilities were translated to U.S. dollars using period-end currency exchange rates and revenues and expenses were translated using average exchange rates during the period. The resulting unrealized foreign currency translation gains and losses were reported as a separate component in arriving at comprehensive income for the period. As of November 30, 2004, the cumulative translation gain in accumulated other comprehensive income, a component of Owner's Net Investments, was $98,000.

        During Q4 FY04, management determined that the conditions described in SFAS No. 52, "Foreign Currency Translation," for the translation of the Canadian operations using the local currency as the functional currency ceased to exist. Accordingly, starting in Q4 FY04, the functional currency of the Canadian subsidiary operations is the U.S. dollar. The monetary assets and liabilities of these operations are re-measured into U.S. dollars at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities are re-measured at historical rates. Revenues, expenses, gains or losses are re-measured at the average exchange rate for the period, other than depreciation and amortization, which are re-measured at the respective historical rates as their related assets. The resulting re-measurement gains and losses of these operations as well as gains and losses from foreign currency transactions are included in the unaudited combined statements of operations. The re-measurement gain for the six months ended November 30, 2004 included in the unaudited combined statement of operations is $243,000. For the three months ended May 31, 2004 there was no re-measurement effect.

        We conduct certain transactions in foreign currencies. Accordingly, we translate those transactions as they occur at the then-current exchange rate. We record the resulting realized foreign currency translation gains and losses in our unaudited combined statements of operations as a component of other expenses, net. For the six months ended November 30, 2004 the foreign currency transaction gain was $369,000. For all other periods presented, such amounts have not been significant.

Fair Value of Financial Instruments

        Due to their short maturities, the carrying value of the financial instruments, including accounts receivable, accounts payable and accrued liabilities, approximates their fair market value.

Cash and Cash Equivalents and Investments

        Historically, Liberate has managed worldwide cash and cash equivalents on a centralized basis from its headquarters in California. Cash receipts associated with the North America business have historically been collected by Liberate and Liberate has funded the disbursements for the North America business by transferring funds to the Canadian location. Double C will not acquire any cash of Liberate or the North America business in the asset sale.

Concentration of Credit Risk

        The financial instrument that potentially subjects the North America business to concentration of credit risk primarily consist of accounts receivable. While customers are geographically dispersed, a substantial amount of the revenues for the North America business has been generated from a few customers, whose receivables are typically unsecured. Liberate mitigates its credit risk associated with accounts receivable by performing ongoing credit evaluations of customers' financial conditions, and the unaudited financial statements include an allowance for potential credit losses. Historically, the North America business has not experienced significant losses related to accounts receivable.

        The table below sets forth information relating to each customer that accounted for 10% or more of total revenues for the North America business:

	For the six months ended November 30,		Years ended May 31,
	2004	2003	2004	2003	2002
Customer A	489%	140%	290%	20%	*
Customer B	14%	38%	41%	*	*
Customer C	13%	*	*	*	*
Customer D	270%	*	*	*	*
Customer E	*	19%	17%	*	*
Customer F	*	*	13%	*	*
Customer G	*	*	*	18%	*
Customer H	*	*	*	18%	10%
Customer I	*	*	*	27%	13%
Customer J	*	*	*	*	13%

*
Less than 10%

        The above presentation includes the effects of the warrant amortization expense classified as an offset to revenues. As a result, certain customers generated negative revenues, and the total of the above percentages for the periods presented may exceed 100%.

        The table below sets forth information relating to each customer that accounted for 10% or more of gross accounts receivable balance of the North America business:

		May 31,
	November 30, 2004
		2004	2003
Customer A	89%	99%	64%
Customer B	11%	*	*
Customer F	*	*	12%
Customer I	*	*	13%

*
Less than 10%

Property and Equipment

        Property and equipment has been recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of two to five years. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful lives of the improvements using the straight-line method.

Deferred Costs Related to Warrants

        Warrants are valued based on their estimated fair value using the Black-Scholes pricing model as of the earlier of the date that the warrants are earned or the date that it became likely that they would be earned. Under the requirements of Emerging Issues Task Force ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," the warrants are revalued if appropriate. The value of warrants are recorded as deferred costs, a non-current asset on the unaudited combined balance sheet, and amortized over the estimated economic life of the arrangements under which the warrants are issued.

        Periodically the warrants are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the warrants may not be recoverable. Significant management judgment is required in assessing the useful life of the warrant assets and the need for a measurement of impairment. In fiscal 2002, an impairment charge of $44.8 million was recorded in connection with a review for impairment of the carrying value of deferred costs. In Q2 FY04, an impairment charge of $5.0 million was recorded as an expense attributable to the North America business as a result of Liberate's realignment of strategy to focus on the U.S. cable market and the resulting impairment of warrants issued to non-U.S. customers. These impairment charges reduced the carrying value of deferred costs to a level equal to the expected future revenues from the holders of those warrants during the amortization period of those warrants.

Stock-Based Compensation

        The North America business accounts for stock-based compensation in accordance with the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), to account for employee stock options. Under APB 25, no compensation expense is recognized upon the grant of an employee stock option unless the exercise price of the option is less than market price of the underlying stock at the date of grant.

        Under the provisions of APB 25, deferred stock-based compensation is recorded in connection with stock units based on the intrinsic value (fair market value) of the underlying shares at the date of grant. This value is then amortized over the vesting period of the stock unit as a compensation expense by functional classification of the award recipient.

        The following information regarding net loss and loss per share prepared in accordance with SFAS 123 has been determined as if employee stock options, stock units and shares issued under Liberate's 1999 Equity Incentive Plan had been accounted for using the fair value method prescribed by SFAS 123. The resulting effect on net loss and loss per share pursuant to SFAS 123 is not likely to be representative of the effects on net loss and loss per share pursuant to SFAS 123 in future periods, because future periods will include additional grants and periods of vesting.

        The compensation expense for the North America business employees from their hire date is included in the compensation expense calculations below. The following table illustrates the effect on reported net loss and loss per share had the fair value recognition provisions of SFAS 123 been applied (in thousands, except per share data):

	Six months ended November 30,		May 31,
	2004	2003	2004	2003	2002
Net loss, as reported	$(7,173)	$(14,771)	$(21,922)	$(24,338)	$(70,791)
Adjustments:
Stock unit compensation expense included in reported net loss	690	—	1,217	—	—
Total stock-based employee compensation expense determined under fair value method for all awards granted since July 1, 1995, net of related tax effects	(887)	(279)	(2,123)	(2,189)	(9,731)

Pro forma net loss	$(7,370)	$(15,050)	$(22,828)	$(26,527)	$(80,522)

        The fair value of options, stock units and shares issued under the 1999 Equity Incentive Plan was estimated at the date of grant utilizing a Black-Scholes valuation model with the following weighted-average assumptions:

	Options			Stock Units					ESPP(1)
	Years ended May 31,			Six month ended November 30,		Years ended May 31,			Years ended May 31,
	2004	2003	2002	2004	2003	2004	2003	2002	2004	2003	2002
Risk-free interest rate	1.62%	2.27%	4.32%	2.82%	2.15%	2.62%	—	—	—	2.08%	2.63%
Dividend yield	0%	0%	0%	0%	0%	0%	—	—	—	0%	0%
Volatility of common stock	46%	106%	82%	67%	89%	84%	—	—	—	94%	96%
Average expected life (in years)	2.26	2.81	4.98	2.51	2.79	2.98	—	—	—	0.50	0.50
Weighted average fair value	$0.94	$1.38	$5.57	$2.44	$3.45	$3.72	—	—	—	$2.47	$3.30

(1)
The ESPP has been suspended since January 2003.

Revenue Recognition

        Overview.    The revenues of the North America business are derived from fees for licenses of Liberate's software products, royalties, consulting, maintenance and other services. The revenue recognition policies are in accordance with Statement of Position (SOP) No. 97-2, "Software Revenue Recognition", as amended by; SOP No. 98-9, "Software Revenue Recognition, With Respect to Certain Transactions" and the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" and Staff Accounting Bulletin No. 104, "Revenue Recognition".

        License and Royalty Revenue.    The software is licensed through Liberate's direct sales force in North America. License and royalty revenues consist primarily of fees earned from the licensing of its software, as well as royalty fees earned upon the shipment or activation of products that incorporate its software. In general, license revenues are recognized when a non-cancelable license agreement has been signed and the customer acknowledges an unconditional obligation to pay, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed or determinable and collection is considered probable. Delivery is considered to have occurred when title and risk of loss have been transferred to the customer, which generally occurs when media containing the licensed programs is provided to a common carrier. In the case of electronic delivery, delivery occurs when the customer is given access to the licensed programs. If collectibility is not considered probable, revenue is recognized when the fee is collected.

        Revenue is recognized using the residual method pursuant to the requirements of SOP 97-2, as amended by SOP 98-9. Revenues recognized from multiple-element software arrangements are allocated to each element of the arrangement based on the fair values of the elements, such as licenses for software products, maintenance or consulting services. The determination of fair value is based on objective evidence, which is specific to the Company. The Company limits its assessment of objective evidence for each element to either the price charged when the same element is sold separately or the price established by management having the relevant authority to do so, for an element not yet sold separately. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized under the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue. However, if such undelivered elements consist of services that are essential to the functionality of the software, license and services revenues are recognized using contract accounting, pursuant to SOP No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts". If license arrangements include the rights to unspecified future products, revenue is recognized ratably over the contractual or estimated economic term of the arrangement. Royalty revenues are recognized when a network operator reports that it has shipped or activated products or its rights to deploy such products expire.

        License and royalty revenues are offset by certain expenses as a result of the application of EITF No. 01-09 "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products." EITF 01-09 generally requires that consideration, including warrants, issued to a customer should be classified in a vendor's financial statements not as an expense, but as an offset to revenues up to the amount of cumulative revenues recognized or likely to be recognized from that customer.

        Service Revenues.    Service revenues consist of consulting, maintenance, and other services. Consulting and other service revenues, including non-recurring engineering and training, are recognized as services are performed. Where consulting services are performed under a fixed-price arrangement, revenues are generally recognized on a percentage-of-completion basis. Maintenance services include both updates and technical support. Maintenance revenues are recognized ratably over the term of the maintenance agreement, and generally range between 15% and 25% of the cumulative license fees and activation royalties incurred under the contract, depending upon the level of support being provided.

        Service revenues also include reimbursable expenses billed to customers in accordance with EITF No. 01-14, "Income Statement Characterization of Reimbursements Received for "Out-of-Pocket' Expenses Incurred," which generally requires that a company recognize travel expenses and other reimbursable expenses billed to customers as revenue. With the adoption of EITF 01-14, reimbursable expenses are recognized as service revenues when there is an agreement to bill the customer for the expenses, the expenses have been incurred and billed, and collection is probable.

Deferred Revenues

        Deferred revenue is primarily comprised of collections from and billings to customers for software arrangements, including new subscription arrangements, which do not qualify for revenue recognition under the revenue recognition policy.

Software Development Costs

        Under the criteria set forth in SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the product, which the North America business has defined as the completion of beta testing of a working product. The period of time between establishing technological feasibility of the products and making them generally available has been short. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life, and changes in software and hardware technology. After considering these factors, no software development costs have been capitalized to date.

Restructuring Costs

        Restructuring costs are recorded in accordance with EITF No. 94-03, "Liability Recognition of Certain Employee Termination Benefits and Other Costs Incurred in a Restructuring," and SAB No. 100, "Restructuring and Impairment Charges." Severance costs include those expenses related to severance pay, related employee benefit obligations, and the acceleration of certain stock option grants in connection with terminated employees. The executive management approves the scope of any reductions in force. Facilities costs include obligations under non-cancelable leases for facilities that will no longer be occupied, as well as the cost associated with unrecoverable leasehold improvements. Other costs related to restructuring include the write-down of intangible assets and amounts expected to be paid in connection with terminated contracts. As of January 1, 2003, SFAS No. 146, "Accounting for Exit or Disposal Activities," was adopted which addresses accounting for and reporting costs associated with exit or disposal activities and nullifies EITF 94-03.

Income Taxes

        Deferred tax assets and liabilities are determined based on the differences between the financial statements and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to be reversed. Liberate is required to estimate our income tax liability in each of the jurisdictions in which it operates. This process requires Liberate to estimate the actual current tax exposures and assess the temporary differences resulting from different treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. Liberate regularly assesses whether it will likely be able to use these tax assets. If Liberate determines that it is not likely to be able to use them, Liberate will record a valuation allowance that offsets their full value.

Comprehensive Loss

        Comprehensive loss includes net losses and adjustments for foreign currency translation gains and losses that have been previously excluded from net loss and are reflected instead in the owner's net investment. Starting in Q4 FY04, the functional currency of the Canadian subsidiary operations is the U.S. dollar. The monetary assets and liabilities of these operations are re-measured into U.S. dollars at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities are re-measured at historical rates. Translation gains or losses relating to prior periods have been recorded in "Accumulated Other Comprehensive Income (Loss)," a component of Owner's Net Investment.

        The following table sets forth the components of comprehensive loss:

	Six months ended November 30,		Years ended May 31,
	2004	2003	2004	2003	2002
Net loss	$(7,173)	$(14,771)	$(21,922)	$(24,338)	$(70,791)
Foreign currency translation adjustment	—	98	—	123	13

	$(7,173)	$(14,673)	$(21,922)	$(24,215)	$(70,778)

Recent Accounting Pronouncements

        In August 2001, the Financial Accounting Standards Board ("FASB") issued FAS No. 143, "Accounting for Asset Retirement Obligations." FAS 143 establishes financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. FAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The liability is accreted to its present value each period while the cost is depreciated over its useful life. Liberate adopted FAS 143 for the quarter ended November 30, 2003, and adoption did not materially affect the financial condition, results of operations, or cash flows of the North America business.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS No. 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that involuntarily terminated employees receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS No. 146 on January 1, 2003. SFAS No. 146 prospectively changes the timing of when restructuring charges are recorded from the commitment date to the date that liability is incurred. The adoption of SFAS No. 146 did not have a material effect on the financial condition or results of operations of the North America business.

        In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of annual periods ending after December 15, 2002, but had no impact on the Company. The adoption of FIN No. 45 did not have a material effect on the financial condition or results of operations of the North America business.

        In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on EITF No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use assets. Liberate adopted EITF No. 00-21 for the quarter ended November 30, 2003, and adoption did not have a significant impact on the financial statements of the North America business.

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and in December 2003 the FASB issued FIN 46-R, a revised interpretation of FIN 46. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46-R must be applied in the year ending December 31, 2004.

The adoption of this standard did not have an impact on the financial condition or results of operations of the North America business, since the Company has not invested in any variable interest entities.

        In May 2003, the FASB issued FAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." FAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). FAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 for public companies. The adoption of FAS 150 did not have a material effect on the financial condition, results of operations, or cash flows of the North America business.

        In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition." SAB 104 supersedes Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements ("SAB 101"). SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. As a result, the adoption of this pronouncement did not have any impact on the combined financial statements of the North America business.

        In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and the North America business earnings when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this standard did not have any impact on the resulting earnings per share of the periods presented for the North America business.

        In December 2004, the FASB issued SFAS 123R, "Share-Based Payment." SFAS 123R requires companies to expense the value of employee stock options and similar awards. It addresses the accounting for share-based payment transactions with employees. The fair value of the share-based payment will be expensed on the date that the company grants the awards to employees. The expense would be recognized over the vesting period for each option and adjusted for actual forfeitures that occur before vesting. Although we do not expect to grant any options, the company is currently assessing the impact SFAS 123R will have on our financial statements.

Note 3. Discontinued Operations

        In fiscal 2004 and 2003, Liberate recorded amounts in the consolidated financial statements reflecting discontinued operations pursuant to the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The unaudited combined financial statements of the North America business exclude any impact of discontinued operations because the nature of those operations and the related revenue/expenses and assets/liabilities are not related to the business being sold to Double C.

Note 4. Property and Equipment

        Property and equipment consisted of the following (in thousands):

		May 31,
	November 30, 2004			Useful Life (in years)
		2004	2003
Computer equipment	$4,183	$3,683	$3,098	3
Software	113	97	57	2
Office furniture and equipment	497	488	428	5
Leasehold improvements	495	486	325	*

	5,288	4,754	3,908
Less: accumulated depreciation and amortization	4,007	3,560	2,439

	$1,281	$1,194	$1,469

*
Typically the length of lease term

        Depreciation expense was $784,000, $960,000 and $1.1 million for fiscal 2002, 2003 and 2004, respectively. For the six months ended November 30, 2003 and 2004, depreciation expense was $580,000 and $451,000, respectively.

Note 5. Commitments and Contingencies

Operating Leases

        The North America business currently has various operating leases for its facilities and certain office equipment that expire at various dates through fiscal 2008. Future minimum lease payments under these operating leases as of November 30, 2004 are as follows (in thousands):

Years ending May 31,
2005	$79
2006	160
2007	168
2008	108

$515

        Rent expense for the North America business for the six months ended November 30, 2004 and 2003 was $71,000 and $60,000, respectively. For the fiscal years 2004, 2003 and 2002, rent expense for the North America business was $125,000, $76,000 and $30,000, respectively.

Employment Agreements

        In April 2003, Liberate entered into an employee retention agreement with Philip Vachon, who was responsible for the Canadian operations. Under the terms of the retention agreement, in the event of a change of control of Liberate that is followed within one year by the officer's actual or constructive termination, the officer will receive a payment equal to twice his total taxable compensation for the prior fiscal year, with a minimum payment of $500,000 and a maximum payment of $750,000.

        Certain employees and managers may be eligible to participate in a variety of discretionary and non-discretionary bonus plans or commission plans. Bonus and commission expense is accrued ratably over the fiscal year, based on expected payouts against those plans.

Indemnification Obligations

        In November 2002, the FASB issued FIN 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee or indemnification. FIN 45 also requires additional disclosure by a guarantor in its interim and annual financial statements about its obligations under certain guarantees and indemnifications. The initial recognition and measurement provisions of FIN 45 are applicable for guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. Liberate adopted the recognition and measurement provisions of FIN 45 prospectively to guarantees issued or modified after December 31, 2002. The adoption of this standard did not have a material impact on the North America business's combined results of operations or financial position.

        Our software license agreements typically provide for indemnification of customers for intellectual property infringement claims. To date, no such claims have been filed against us. Liberate also warrants to customers that software products operate substantially in accordance with specifications. Historically, minimal costs related to product warranties have been incurred, and accordingly, warranty costs have not been accrued for the periods presented.

Legal Matters

        OpenTV Patent Litigation.    On February 7, 2002, OpenTV filed a lawsuit against Liberate in the United States District Court for Northern California, alleging that Liberate is infringing two of OpenTV's patents and seeking monetary damages and injunctive relief. Liberate has filed an answer denying OpenTV's allegations. Liberate's counter-claim alleges that OpenTV infringes one of Liberate's patents for information retrieval systems. Liberate is seeking to have OpenTV's patents invalidated, requesting a finding that Liberate's technology does not infringe OpenTV's patents, and seeking monetary damages and injunctive relief against OpenTV. The court has issued a claim construction ruling, but a trial date is not currently set. While Liberate intends to vigorously defend this lawsuit and is confident in its technology and intellectual property, because litigation is by its nature uncertain, Liberate is unable to predict the outcome of this litigation and whether we may face any material exposure for damages or the need to alter its software arising from this case. In connection with the sale of the assets relating to the North America business, Double C has agreed to assume all liabilities associated with this patent litigation to the extent set forth in the complaint dated February 7, 2002 (including attorneys' fees and other costs of defending such action but only to the extent such attorneys' fees and costs arise or are incurred following the closing of the asset sale). Accordingly, for the periods presented, the legal expenses related to the OpenTV patent litigation are included in the statements of operations of the North America business.

Note 6. Warrant Agreements

        In fiscal 1999, Liberate agreed to issue warrants to purchase up to 4,599,992 shares of Liberate common stock to certain North America network operators who satisfied specific performance milestones within specific time frames. Liberate estimated the fair market value of the warrants using the Black-Scholes pricing model as of the earlier of the date the warrants were earned or the date that it became likely that they would be earned, and Liberate will revalue the warrants if appropriate.

        Warrant activity was as follows:

	Available	Earned	Repurchased	Expired	To Be Earned
Balance May 31, 2001	4,599,992	(2,336,660)	—	(50,000)	2,213,332
Fiscal 2002 activities	—	(60,000)	—	(170,000)	(230,000)

Balance May 31, 2002	4,599,992	(2,396,660)	—	(220,000)	1,983,332
Fiscal 2003 activities	—	—	(400,000)	(933,332)	(1,333,332)

Balance May 31, 2003	4,599,992	(2,396,660)	(400,000)	(1,153,332)	650,000
Fiscal 2004 activities	—	—	—	(650,000)	(650,000)

Balance May 31, 2004	4,599,992	(2,396,660)	(400,000)	(1,803,332)	—

Fiscal 2005 activities	—	—	—	—	—

Balance November 30, 2004	4,599,992	(2,396,660)	(400,000)	(1,803,332)	—

        In August 2002, Liberate paid $1.1 million to MediaOne of Colorado and MediaOne of Michigan, each a wholly owned subsidiary of AT&T Broadband, to buy back unearned warrants to purchase 400,000 shares.

        As of November 30, 2004, network operators had earned warrants to purchase 2,396,660 shares of Liberate common stock. Of this amount, warrants to purchase 552,774 shares had previously been exercised, warrants to purchase 163,890 shares had been retired in connection with those exercises, and warrants to purchase 879,998 shares had expired unexercised. As of November 30, 2004, there were earned and outstanding warrants to purchase 799,998 shares with exercise prices of $4.80 and $6.90 per share and a weighted average exercise price of $6.64 per share. All earned and outstanding warrants will expire by May 31, 2005.

        In accordance with EITF 01-09, warrant amortization expense has been classified as an offset to associated revenues up to the amount of cumulative revenues recognized or to be recognized. Such amortization expense was classified as follows (in thousands):

	Six Months Ended November 30,		May 31,
	2004	2003	2004	2003	2002
Warrant amortization offset to license and royalty revenues	$1,792	$2,275	$4,066	$4,505	$3,825
Warrant amortization charged to operating expense	—	1,831	1,831	3,837	12,047

	$1,792	$4,106	$5,897	$8,342	$15,872

        Liberate recorded an impairment charge of $44.8 million in fiscal 2002 and $5.0 million in Q2 FY04 to reduce the carrying value of certain warrants to a level equal to the expected future revenues from the holders of those warrants during the term of the underlying customer agreement.

Note 7. Stock Plans

        Liberate has adopted various stock plans over the years, as described below. The employees involved with the North America business were eligible to participate in the plans. Any costs related to the employees involved with the North America business are reflected in the accompanying financial statements.

1996 Stock Option Plan

        In October 1996, Liberate adopted the 1996 Stock Option Plan (the "1996 Plan"). This Plan, as amended, allowed for the purchase of up to 11,666,666 shares of Liberate common stock. The 1996 Plan permitted grants of both incentive and non-qualified stock options to employees and non-qualified stock options to consultants and directors. The exercise price of incentive stock options could not be less than the fair market value of the common stock on the grant date, as determined by Liberate's Board of Directors. The exercise price of non-qualified options could not be less than 85% of the fair market value on the grant date. The term of the incentive and non-qualified stock options was generally ten years from the date of grant or a shorter term as provided in the option agreement. Options generally vested over three to four years. As of the date of Liberate's initial public offering, all remaining shares available for grant under the 1996 Plan were transferred to the 1999 Equity Incentive Plan (see discussion in the next paragraph), and no further grants were made from the 1996 Plan.

1999 Equity Incentive Plan

        In May 1999, Liberate adopted the 1999 Equity Incentive Plan (the "1999 Plan"). The 1999 Plan authorizes grants of options to purchase shares of common stock, stock appreciation rights, restricted shares and stock units. Shares not yet issued under the 1996 Plan as of the date of Liberate's initial public offering (3,051,498 shares) became available for grant under the 1999 Plan. Each year on June 1, commencing on June 1, 2000, the number of shares available under the 1999 Plan is automatically increased by a number equal to the lesser of 6,000,000 shares or 5% of the outstanding common shares on such date, unless such increase is waived by Liberate's Board. The exercise price for all incentive stock options and nonstatutory stock options may not be less than 100% or 85%, respectively, of the fair market value of Liberate common stock on the date of grant. Options generally vest over three to four years and have a term of ten years.

        Stock option activity under the 1996 Plan and the 1999 Plan is summarized below for employees involved in the North America business:

	Options outstanding	Options Exercisable	Weighted average exercise price
Balance at May 31, 2002	3,434,069	1,264,145	$10.36
Granted	1,352,665		2.58
Exercised	(4,999)		3.75
Cancelled	(2,648,307)		7.55

Balance at May 31, 2003	2,133,428	1,212,758	8.92
Granted	—		—
Exercised	(79,166)		2.63
Cancelled	(567,521)		8.47

Balance at May 31, 2004	1,486,741	1,186,537	9.43
Granted	—
Exercised	—		—
Cancelled	(25,293)		7.77

Balance at November 30, 2004	1,461,448	1,311,106	$9.45

        A summary of all outstanding and exercisable options, including those assumed in connection with Liberate acquisitions and the stock options issued outside of the stock plans, as of November 30, 2004 is summarized below for employees involved in the North America business:

	Options outstanding
		Weighted average remaining contractual life (in years)		Options vested/exercisable
Range of exercise price	Number of options outstanding		Weighted average exercise price	Number of options exercisable	Weighted average exercise price
$2.70-$2.70	327,561	7.56	$2.70	262,608	$2.70
$2.85-$8.47	384,885	6.92	6.98	338,588	6.94
$8.85-$9.06	11,500	6.41	8.97	10,124	8.98
$9.10-$9.10	495,193	6.93	9.10	463,833	9.10
$9.19-$70.00	242,309	5.78	23.26	235,953	23.57

	1,461,448	6.87	$9.45	1,311,106	$9.86

Stock-based Compensation—Stock Units

        During fiscal 2004, Liberate implemented a program to grant restricted stock units ("RSUs") to certain employees and non-employee directors as part of our overall stock-based compensation. Each RSU entitles the holder to receive one share of Liberate common stock on the vesting date of the RSU. The RSUs granted to employees generally vest over a period of four years. Stock-based compensation representing the intrinsic value (fair market value) of the underlying shares at the date of grant of the RSUs is recognized evenly over the vesting period. On the vesting dates, the RSUs are settled by the delivery of shares of common stock to the participants. During the six months ended November 30, 2004, Liberate granted 55,000 RSUs to employees involved in the North America business. During the six months ended November 30, 2004, 118,064 RSUs held by employees involved in the North America business were cancelled due to employee terminations. As of November 30, 2004 there was a balance of $3.9 million in deferred stock-based compensation related to RSUs held by employees involved in the North America business in the owner's net investment for the North America business and there were 1,020,507 RSUs outstanding and unvested held by employees involved in the North America business.

        In connection with the granting of stock units in fiscal 2004, Liberate recorded $6.1 million of deferred stock-based compensation for employees involved in the North America business based on the fair value of the underlying shares of Liberate common stock at the date of grant, and such value is amortized over the vesting period as compensation expenses. Amortization of deferred stock-based compensation by functions was as follows (in thousands):

	November 30, 2004	Year ended May 31, 2004
Cost of revenues	$51	$146
Research and development	574	1,014
Sales and marketing	40	11
General and administrative	26	45

	$691	$1,216

        Liberate did not grant any stock units prior to fiscal 2004 and, accordingly, did not record any compensation expense related to stock units in fiscal 2002 and 2003.

1999 Employee Stock Purchase Plan

        In 1999, Liberate adopted the 1999 Employee Stock Purchase Plan ("1999 Purchase Plan"). A total of 1,666,666 shares of Liberate common stock were reserved for issuance under the 1999 Purchase Plan. In addition, starting on June 1, 2000, the available pool automatically increased each year by the lesser of 1,666,666 shares or 2% of the outstanding common shares on the date of the increase unless such increase is waived by Liberate's Board. The 1999 Purchase Plan permits eligible employees to acquire shares of Liberate common stock through periodic payroll deductions of up to 15% of base cash compensation. Each participant could purchase up to 1,500 shares in any offering period beginning before September 30, 2002, and up to 6,000 shares in any offering period beginning on or after October 1, 2002. The price at which the common stock could be purchased was 85% of the lower of the fair market value of Liberate common stock on the date immediately before the first day of the applicable offering period or on the last day of the respective offering period. Each offering period has a maximum duration of six months. The first offering period commenced on the effective date of the initial public offering and ended on March 31, 2000. As of November 30, 2004, 4,999,998 shares of Liberate common stock were reserved under the 1999 Purchase Plan, of which 3,858,963 shares were available for issuance. Employees involved in the North America business purchased 58,444 shares of Liberate common stock in fiscal 2003. In January 2003, Liberate's Board of Directors suspended the 1999 Purchase Plan, and accordingly, no shares were purchased in the second half of fiscal 2003, in fiscal 2004 or in the first half of fiscal 2005.

Note 8. Restructuring Costs

        Restructuring costs consists of severance costs which include severance pay and employee benefit obligations in connection with terminated employees. Historically, excess facilities costs have been accounted for separately from restructuring. They represent remaining lease commitments on vacant facilities, net of expected sublease income. The amounts charged to excess facilities relate to the Non-North America business. There was no allocation of excess facilities to the North America business related to the U.S. professional services group and the U.S. sales group for the periods presented.

        In February 2002, Liberate announced the consolidation of its research and development activities into development centers located in California and in London, Ontario, Canada. As part of this consolidation, certain employees in the Horsham, Pennsylvania, and Murray City, Utah, offices were relocated to these development centers. The consolidation resulted in restructuring costs of $151,000 attributable to the North America business.

        As part of Liberate's ongoing efforts to control costs, Liberate effected several reductions in force during fiscal 2003, resulting in a headcount reduction of 77 employees involved in the North America business and restructuring costs of $1.5 million attributable to the North America business. The reductions were primarily in the U.S. professional services group and the U.S. sales force.

        A summary of restructuring costs is as follows (in thousands):

Severance
Accrued restructuring costs at May 31, 2002	$—

Restructuring costs	1,509
Cash payments	(1,403)
Revision of estimates	—

Accrued restructuring costs at May 31, 2003	106
Restructuring costs	64
Cash payments	(133)
Revision of estimates	—

Accrued restructuring costs at May 31, 2004	37
Restructuring costs	—
Cash payments	—
Revision of estimates	—

Accrued restructuring costs at November 30, 2004	$37

Note 9. Income Taxes

        For the six months ended November 30, 2004 and 2003 and for the fiscal years ended May 31, 2004, 2003 and 2002 the North America business was not a separate taxable entity for federal, state or local income tax purposes and its net taxable income/losses were included in Liberate's consolidated tax returns. We performed an analysis of the North America business's taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," on a separate tax return basis. Based on the analysis, we determined that the deferred tax assets/liabilities related to the North America business are not significant for any of the periods presented.

Note 10. Segment Reporting and Geographic Information

        Revenues are classified by geographic region based on the country from which the sales order originates. Revenues by geographic region were as follows (in thousands):

	Six months ended November 30,		May 31,
	2004	2003	2004	2003	2002
United States	$217	$(302)	$968	$5,779	$23,473
Canada(1)	—	(337)	(261)	4,617	6,919

Total revenues	$217	$(639)	$707	$10,396	$30,392

(1)
Revenues from Canada in fiscal 2004 were offset by a warrant amortization expense of $462,000, resulting in negative revenues of $261,000. For the six months ended November 30, 2003, revenues were offset by warrant amortization of $348,000, resulting in negative revenues of $337,000. See Note 6.

Note 11. Related Party Transactions

Transactions with Cox Communications

        A former member of Liberate's board of directors, Chris Bowick, is an executive officer of Cox Communications, Inc. Cox is both a significant customer and a stockholder of Liberate and is a minority investor in Double C. In fiscal 2000, Liberate entered into an agreement with Cox for the license of our software products and for the provision of services. Under the agreement, Cox paid Liberate $6.0 million in prepaid licenses and services. Total revenues from Cox for the North America business before taking into account warrant-related offsets, were $2.8 million in fiscal 2002, $1.6 million in fiscal 2003 and $496,000 in fiscal 2004. Net revenues from Cox for the North America business, including the impact of the warrant-related offsets, were $1.6 million in fiscal 2002, $410,000 in fiscal 2003 and ($697,000) in fiscal 2004. In addition, under the commercial agreement, Liberate issued warrants to Cox. A total of 933,332 shares of Liberate common stock were reserved for issuance to Cox under these warrants. Warrants to purchase 433,332 shares have been earned, and warrants to purchase 500,000 shares have expired. The exercise price of these warrants is $6.90 per share. In December 2003, three months after Mr. Bowick's resignation from Liberate's board of directors, Liberate entered into a new arm's-length license agreement to provide software to Cox. This agreement superseded and terminated the prior license agreement between Liberate and Cox. In addition, Cox paid Liberate $64,000 in fiscal 2002, $285,000 in fiscal 2003 and $396,000 in fiscal 2004 related primarily to services. These amounts are included in revenues for the North America business.

Employment Agreements and Transactions with Officers

        In April 2003, Liberate entered into an employee retention agreement with Philip Vachon. Under the terms of the retention agreement, in the event of a change of control of Liberate that is followed within one year by Mr. Vachon's actual or constructive termination, he will receive a payment equal to twice his total taxable compensation for the prior fiscal year, with a minimum payment of $500,000 and a maximum payment of $750,000.

        In the third quarter of fiscal 2003, the compensation committee of Liberate's board of directors approved an options grant of 1.7 million shares to Mr. Vachon. The vesting of this grant will accelerate upon certain termination events in connection with a change of control of Liberate.

        In April 2004, the compensation committee of Liberate's board of directors approved a new stock unit grant representing 150,000 shares to Mr. Vachon. The stock units vest over four years following the date of grant, and vesting accelerates upon certain termination events in connection with a change of control of Liberate.

Note 12. Retirement Plan

        Liberate's Canadian subsidiary has a retirement savings plan for its eligible employees. Under the retirement plan, participating employees may defer a portion of their pre-tax earnings up to the annual contribution limit. Currently, the Canadian subsidiary has a matching contribution up to a predetermined maximum for the year, which began in Q2 FY05. The matching contribution will begin following twelve months of service. For the six months ended November 30, 2004 the matching contribution was $32,000.

Note 13. Subsequent Events

        On January 14, 2005, Liberate Technologies ("Liberate") and its subsidiary Liberate Technologies Canada Ltd. entered into an Asset Purchase Agreement (the "Agreement") to sell substantially all of the assets relating to Liberate's North America business (including patents and intellectual property), to Double C Technologies, LLC ("Double C"), a Delaware limited liability company majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc. Liberate will receive cash consideration of approximately $82 million. The Agreement is subject to Liberate stockholder approval and other customary closing conditions. On February 17, 2005, Liberate received notice of early termination of the Hart-Scott-Rodino Act waiting period.

ANNEX A

ASSET PURCHASE AGREEMENT

by and between

DOUBLE C TECHNOLOGIES, LLC,

LIBERATE TECHNOLOGIES,

and

LIBERATE TECHNOLOGIES CANADA, LTD.

Dated as of January 14, 2005

ARTICLE I	DEFINITIONS	A-7
1.1	Certain Defined Terms	A-7
1.2	Additional Definitions	A-14
1.3	Terms Generally	A-15
ARTICLE II	CLOSING AND PURCHASE PRICE	A-15
2.1	Sale and Transfer of the Assets	A-15
2.2	Assets Not Transferred	A-16
2.3	Assumed and Excluded Liabilities	A-17
2.4	Closing; Purchase Price	A-18
2.5	Seller's Deliveries at the Closing	A-19
2.6	Purchaser's Deliveries at the Closing	A-20
2.7	Tax Allocation	A-21
2.8	Tax Proration	A-21
2.9	Sales Taxes	A-21
2.10	Risk of Loss	A-21
2.11	Tax Reporting	A-21
2.12	Canadian Taxes	A-22
ARTICLE III	CERTAIN ACTIONS	A-22
3.1	Seller Stockholder Meeting	A-22
3.2	Proxy Statement	A-23
3.3	Reasonable Best Efforts	A-23
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF SELLER AND THE CANADIAN SUBSIDIARY	A-24
4.1	Authority; No Conflicts; Governmental Consents; Corporate Matters	A-24
4.2	SEC Filings; Financial Statements; Absence of Changes	A-26
4.3	Proxy Statement	A-28
4.4	Taxes	A-28
4.5	Assets Other than Real Property Interests	A-29
4.6	Real Property Interests	A-29
4.7	Intellectual Property	A-29
4.8	Contracts	A-31
4.9	Legal Proceedings	A-32

4.10	Licenses; Compliance with Regulatory Requirements	A-33
4.11	Employee Benefits Matters	A-33
4.12	Labor and Employee Relations	A-35
4.13	Fairness Opinion	A-36
4.14	Recommendation of the Seller Board	A-36
4.15	Vote Required	A-36
4.16	Brokers	A-36
4.17	Transactions with Affiliates	A-36
4.18	No Investment Company	A-36
4.19	Insurance	A-36
4.20	Rights Agreement	A-37
ARTICLE V	REPRESENTATIONS AND WARRANTIES OF PURCHASER	A-37
5.1	Authority; No Conflicts; Governmental Consents	A-37
5.2	Proxy Statement	A-38
5.3	Litigation	A-38
5.4	Brokers	A-38
5.5	Interim Operations of Purchaser	A-38
5.6	Capital Resources	A-38
ARTICLE VI	ADDITIONAL COVENANTS AND AGREEMENTS	A-39
6.1	Access to Information	A-39
6.2	Confidentiality	A-39
6.3	Public Announcements	A-41
6.4	Ordinary Conduct	A-41
6.5	Seller's Bankruptcy	A-44
6.6	No Solicitation	A-44
6.7	Insurance	A-46
6.8	Accounts Receivable	A-47
6.9	Non-Competition	A-47
6.10	Cooperation	A-48
6.11	Tax Matters	A-49
6.12	Waiver of Bulk Sales Requirement	A-49
6.13	Non Transferable Assets	A-49
6.14	Sarbanes-Oxley Act Compliance	A-50
6.15	Liquidation of Seller	A-50

6.16	Patent Lawsuit and Other Legal Proceedings	A-51
6.17	Patent Filings	A-51
6.18	Transition Services	A-51
ARTICLE VII	LABOR AND EMPLOYEE BENEFIT MATTERS	A-52
7.1	Offers of Employment	A-52
7.2	Retention of Business Employees	A-52
7.3	Certain Liabilities	A-52
7.4	No Obligation to Maintain Employees or Plans	A-53
7.5	Post-Closing Solicitation of Business Employees	A-53
7.6	COBRA	A-53
7.7	Records	A-54
7.8	FICA	A-54
7.9	Restrictive Covenant	A-54
7.10	Assignment	A-54
ARTICLE VIII	CONDITIONS PRECEDENT	A-55
8.1	Conditions Precedent to the Obligations of Purchaser, Seller and the Canadian Subsidiary	A-55
8.2	Conditions Precedent to the Obligations of Purchaser	A-55
8.3	Conditions Precedent to the Obligations of Seller and the Canadian Subsidiary	A-56
ARTICLE IX	TERMINATION	A-56
9.1	Termination by Mutual Consent	A-56
9.2	Termination by Either Purchaser or Seller	A-57
9.3	Termination by Seller	A-57
9.4	Termination by Purchaser	A-57
9.5	Effect of Termination and Abandonment	A-58
ARTICLE X	GENERAL PROVISIONS	A-58
10.1	Assignment	A-58
10.2	Survival	A-58
10.3	No Third-Party Beneficiaries	A-59
10.4	Expenses	A-59
10.5	Equity Relief	A-59
10.6	Amendments	A-59
10.7	Notices	A-59
10.8	Interpretation; Exhibits and Schedules	A-60

10.9	Counterparts	A-60
10.10	Severability	A-61
10.11	Waiver of Compliance; Consents	A-61
10.12	Entire Agreement	A-61
10.13	Governing Law; Submission to Jurisdiction	A-61
10.14	Joint Participation in Drafting this Agreement; Construction	A-62
10.15	Further Assurances	A-62

Exhibits

Exhibit A	Technology Cross License

List of Schedules

Schedule 1.1(a)(i)	Assigned Contracts
Schedule 1.1(a)(ii)	Non-North America Intellectual Property
Schedule 1.1(a)(iii)	North America Intellectual Property
Schedule 2.2(j)	Excluded Assets
Schedules 2.4(c) and (d)	Preliminary Schedule of Cash Consideration Adjustments
Schedule 6.4	Ordinary Conduct
Schedule 6.8	Employee Receivables
Schedule 6.17	Patent Filings

ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of January 14, 2005, by and among DOUBLE C TECHNOLOGIES, LLC, a Delaware limited liability company ("Purchaser"), LIBERATE TECHNOLOGIES, a Delaware corporation ("Seller"), and LIBERATE TECHNOLOGIES CANADA, LTD., a corporation organized under the laws of Canada (the "Canadian Subsidiary").

        WHEREAS, Seller and the Canadian Subsidiary are engaged in the business of developing, marketing and selling software and related services for cable systems that are intended to enable cable operators to provide interactive television and other services;

        WHEREAS, the parties hereto desire that Seller and the Canadian Subsidiary sell, transfer, convey and assign to Purchaser all of the specified assets, properties, interest in properties and rights of Seller and the Canadian Subsidiary used, held for use or intended to be used in the North America Business, and that Purchaser purchase and acquire the same, subject to the assumption by Purchaser of the specified liabilities and obligations of Seller and the Canadian Subsidiary identified in this Agreement that relate to the North America Business, all upon the terms and subject to the conditions hereinafter set forth;

        WHEREAS, as a condition and inducement to the parties' willingness to enter into this Agreement, Purchaser and Seller will at the Closing enter into the Technology Cross License in the form attached hereto as Exhibit A (the "Technology Cross License"); and

        WHEREAS, immediately prior to the execution and delivery of this Agreement, as a condition and inducement to Purchaser's willingness to enter into this Agreement, each of David Lockwood and Lockwood Fund LLC, who each directly or indirectly beneficially owns shares of the Seller Common Stock, has executed and delivered to Purchaser a voting agreement, dated as of the date hereof (the "Voting Agreement").

        NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Certain Defined Terms.

        As used in this Agreement, the following terms shall have the following meanings:

        "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, the term "control" (including its correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, each of Comcast Parent and Cox Parent, and each of their respective Affiliates, shall be deemed an Affiliate of Purchaser.

        "Alternative Proposal" means (A) any proposal (whether or not in writing and whether or not delivered to Seller's stockholders generally), other than (x) as contemplated by this Agreement, (y) as otherwise proposed by Purchaser or its Affiliates or (z) solely with respect to the sale of all or part of the Non-North America Business, regarding (i) a merger, consolidation, tender offer, share exchange or other business combination or similar transaction involving Seller, (ii) the issuance by Seller of any equity interest in or any voting securities of Seller which constitutes 20% or more of the total of such equity interests or voting securities of Seller, (iii) the acquisition in any manner, directly or indirectly, of 20% or more of the consolidated assets of Seller or the Canadian Subsidiary or any equity interest of its Subsidiaries, (iv) the acquisition by any Person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act) which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of Seller or (v) any transaction for any material portion of the Transferred Assets or the North America Business or any transaction the effect of which would be reasonably likely to prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement; or (B) the occurrence of any of the transactions described in clauses (i)-(v) of (A) above or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        "Assigned Contracts" means those Contracts listed on Schedule 1.1(a)(i) hereto and the Canadian Lease.

        "Bill of Sale" means the bill of sale in a form reasonably satisfactory to Purchaser and Seller pursuant to which title to the Transferred Assets will be conveyed by Seller and the Canadian Subsidiary to Purchaser.

        "Business Employees" means all employees of the Seller and its Affiliates who are employed in and/or primarily provide services to the North America Business and who reside in the United States or in Canada.

        "Canadian Lease" means the Lease Agreement, dated as of January 1, 2003, between the Canadian Subsidiary and Old Oak Properties Inc., relating to the Canadian Leased Property, together with the Lease Amending Agreement in the form provided to Purchaser (or with such changes as are consented to by Purchaser, such consent not to be unreasonably withheld) if it is executed prior to the Closing.

        "Canadian Leased Property" means the real property located at 150 Dufferin Avenue, London, Ontario N6A 5N6, Canada (including all buildings, improvements and structures located thereon and all rights, privileges, easements and appurtenances thereto) leased to the Canadian Subsidiary pursuant to the Canadian Lease.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

        "Comcast License" means, collectively, the Comcast/Liberate Software License Agreement and the Technical Support Agreement, in each case entered into by Seller and Comcast STB Software LIB, LLC on the date hereof.

        "Comcast Parent" means Comcast Corporation, a Pennsylvania corporation.

        "Commission" means the Securities and Exchange Commission and the staff of the Securities and Exchange Commission.

        "Contract" means any contract, agreement, license, lease, sales or purchase order or other legally binding undertaking or commitment, whether written or oral, including any amendments and other modifications thereto.

        "Copyrights" means all registered or unregistered copyrights (including those in computer software and databases), and all registrations and applications to register the same and all renewals thereof, and all moral rights associated with such copyrights.

        "Cox License" means the Amendment No. 5 to Cox/Liberate Software License Agreement entered into by Seller and CoxCom, Inc. on the date hereof.

        "Cox Parent" means Cox Communications, Inc., a Delaware corporation

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Employee Benefit Plan(s)" means any and all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), whether or not subject to the provisions of ERISA, and all other benefit plans (including all employment, bonus, deferred compensation, old age, part-time, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance or other plan, program, policy, agreements, arrangement or understandings (whether or not legally binding) whether or not subject to the provisions of ERISA) that are maintained or contributed to, or required to be maintained or contributed to, by Seller, the Canadian Subsidiary or an ERISA Affiliate for the benefit of any current or former employee of Seller, the Canadian Subsidiary or any ERISA Affiliate.

        "Employment Contracts" means Contracts, whether oral or written, relating to a Business Employee, including any communication or practice relating to a Business Employee which imposes any obligation on Seller or any of its Subsidiaries.

        "Equity Securities" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof, and in any event includes any common stock, any limited partnership interest, any limited liability company interest and any other interest or security having the attendant right to vote for directors or similar representatives.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Affiliate" means any entity that is required to be treated as a single employer together with Seller under Section 414 of the Code or 4001 of ERISA.

        "Europe" means the member states of the European Union as of the date hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Excluded Leases" means (i) the Circle Star Lease Agreement dated April 27, 1999 by and between Circle Star Center Associates, L.P. and Network Computer, Inc. (former name of Liberate Technologies) (the "Circle Star Lease"), (ii) Sublease dated as of December 7, 2001, between Liberate Technologies and DemandTec Inc., (iii) Sublease dated as of November 1, 2002, between Liberate Technologies and di Carta, Inc., (iv) Office Lease Agreement dated December 12, 2003 between EOP-Peninsula Office Park, L.L.C. and Liberate Technologies, (v) Agreement of Assignment dated December 22, 2000 between Kobe Steel Europe Limited, Liberate Technologies B.V., and Liberate Technologies, relating to the Underlease of Third Floor of the building known as 174/177 High Holborn, London WC1, dated January 18, 1991 between Target Holdings Limited and Kobe Steel Europe Limited, and any amendments or addendums to, or any other agreements by the parties thereto relating to, any of the foregoing.

        "GAAP" means accounting principles generally accepted in the United States applied in a manner consistent with the most recently published financial statements of the Person with respect to which the reference to GAAP is made.

        "Governmental Authority" means any nation or government, any federal, state, provincial, local, municipal, foreign (including supranational) or other political subdivision, any government or quasi-governmental entity of any nature, thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any administrative department, court, commission, board, bureau, agency, authority or instrumentality thereof.

        "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indebtedness" means, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding accounts payable), (E) relating to a capitalized lease obligation and all debt attributable to sale/leaseback transactions of such Person, (F) secured by a Lien (other than Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens), (G) relating to swaps, options, caps, collars, hedges, forward exchanges or similar agreements or (H) that would be reflected in a balance sheet prepared in accordance with GAAP; and (ii) every liability of others of the kind described in the preceding clause (i) that such Person has guaranteed or which is otherwise its legal liability.

        "Intellectual Property" means all of the following: (i) all Patents, (ii) all designs, methods, processes, technology and inventions and any derivatives thereof (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and enhancements thereof, (iii) all Trademarks, Internet domain names, URLs and applications therefor, (iv) all Copyrights, (v) all mask works and all applications, registrations and renewals in connection therewith, (vi) all know-how, including, but not limited to, Trade Secrets, (vii) all computer software (including data and related documentation, fixes, new releases, enhancements, updates, additions and/or modifications, source code and object code), (viii) all platforms, applications, interfaces, products, systems and services, and (ix) all other proprietary rights including intellectual property and intangible property rights. In the case of Intellectual property owned or licensed by Seller, such Intellectual Property shall include (x) all copies and tangible embodiments of any of the Transferred Assets (in whatever form or medium), including any notebooks, logs, files (including any files maintained by Seller's Patent, Copyright, Trade Secret and Trademark counsel(s)), records, data or documentation relating to the Transferred Assets or the Excluded Assets, as applicable, and (y) all of Seller's and its Subsidiaries' books, records and ledger sheets associated with the Transferred Assets or the Excluded Assets, as applicable.

        "Law" means any foreign, federal, state, provincial or local statute, law, ordinance, regulation, administrative regulations, administrative act, rule, code, judgment, order, requirement or rule, including common law.

        "Legal Proceeding" means any private or governmental claim, action, suit, complaint, arbitration, mediation, legal or administrative proceeding or investigation.

        "Liabilities" means any and all debts, liabilities, commitments and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, asserted or unasserted, liquidated or unliquidated, including those arising, reported or claimed under any Law, Legal Proceeding, Action or Governmental Order.

        "License Agreements" means all agreements (whether written or oral and whether with Seller or its Subsidiaries or any third parties), including license agreements, research agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue to which the Seller or any of its Subsidiaries is a party or otherwise bound, granting any right to use, exploit or practice any North America Intellectual Property or restricting the right of Seller or its Subsidiaries to use or enforce any North America Intellectual Property.

        "Lien" means any mortgage, pledge, hypothecation, charge, assignment, encumbrance, easement, lease, sublease, covenant, right of way, option, claim, restriction, lien (statutory or other) or security interest.

        "Material Adverse Effect" on a Person means a material adverse effect on (i) the business, assets, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole or (ii) the ability of such Person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement; "Material Adverse Effect" on the Transferred Assets means an Effect (as defined below) that materially and adversely affects the ownership, value, or use of the Transferred Assets in the aggregate, and a "Material Adverse Effect" on the North America Business means an Effect that materially and adversely affects the business, assets or liabilities of the North America Business; provided, however, in no event shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect") resulting from compliance with the terms and conditions of this Agreement, (B) any Effect resulting from the announcement or pendency of the transactions contemplated hereby, (C) any Effect that results from changes affecting the industry in which such Person, the Transferred Assets or the North America Business, as applicable, operates generally or the United States economy generally (which changes in each case do not disproportionately affect such Person, the Transferred Assets or the North America Business, as applicable, in any material respect), (D) any Effect that results from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such Person, the Transferred Assets or the North America Business, as applicable, in any material respect), (E) stockholder class action litigation arising from or relating to this Agreement and (F) any failure by such Person or the North America Business, as applicable, to meet published revenue or earnings projections, which failure shall have occurred in the absence of a material deterioration in the business or financial condition of such Person or the North America Business, as applicable, that would otherwise constitute a Material Adverse Effect but for this clause (F). For the avoidance of doubt, compliance with (and the consequences thereof) the terms of this Agreement shall not be taken into account in determining whether a Material Adverse Effect shall have occurred or shall be expected to occur for any and all purposes of this Agreement.

        "Nasdaq" means the National Market System of the Nasdaq Stock Market.

        "Non-North America Business" means Seller's and its Subsidiaries' businesses other than the North America Business, including the business of developing, marketing and selling Non-North America Navigator Platforms and related services for cable systems that are intended to enable cable operators to provide interactive television services outside the United States, Canada and Mexico.

        "Non-North America Intellectual Property" means (i) all of Seller's and its Subsidiaries' Intellectual Property embodied in or associated solely with the Non-North America Navigator Platforms that is owned by or licensed to Seller and its Subsidiaries and used or held for use solely in connection with the Non-North America Business and (ii) all Intellectual Property set forth on Schedule 1.1(a)(ii) hereto, but excluding any of Seller's and its Subsidiaries' Registered North America Intellectual Property Rights issued or to be issued in the United States, Canada and/or Mexico with a priority date prior to the Closing.

        "Non-North America Navigator Platforms" means (i) all of Seller's and its Subsidiaries' software, technology and associated documentation used or held for use solely in connection with the Non-North America Business and (ii) all software, technology and associated documentation set forth on Schedule 1.1(a)(ii) hereto, but excluding North America Navigator Platforms.

        "North America Business" means all the businesses conducted by Seller and its Subsidiaries in North America, including Seller's and its Subsidiaries' business of developing, marketing and selling North America Navigator Platforms and related services for cable systems that are intended to enable cable operators to provide interactive television services in the United States, Canada and Mexico, but excluding activities of Seller and its Subsidiaries in North America primarily related to its corporate functions or businesses conducted outside of the United States, Canada and Mexico.

        "North America Intellectual Property" means the Intellectual Property embodied in or associated with the North America Navigator Platform that is owned by or licensed to Seller and its Subsidiaries and used or held for use in connection with the North America Business, including the items set forth on Schedule 1.1(a)(iii) hereto and all of Seller's and all of its Subsidiaries' Intellectual Property issued or to be issued with a priority date prior to the Closing in the United States, Canada and Mexico regardless of whether such Intellectual Property relates to the North America Navigator Platform, but excluding Non-North America Intellectual Property set forth on Schedule 1.1(a)(ii).

        "North America Navigator Platforms" means all software, including source and object code, Seller's LMC card technology, and associated documentation (i) developed and marketed by Seller and its Subsidiaries under the name TV Navigator 2.x, Navigator 3.x and Navigator 5.x or (ii) developed or assigned for use in connection with the Open Cable Application Platform.

        "Patent Lawsuit" means the action titled OpenTV, Inc. v. Liberate Technologies, Case No. C-02-00655 SBA pending in the United States District Court for the Northern District of California, but only to the extent set forth in the complaint dated February 7, 2002.

        "Patents" means issued patents and pending patent applications (including provisional patent applications), and any and all divisionals, continuations, continuations-in-part, reissues, renewals, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, supplementary protection certificates, certificates of invention and similar statutory rights.

        "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes, assessments, and governmental charges or levies not yet due and payable; (b) Liens imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than thirty (30) days and (ii) are not in excess of $10,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.

        "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Registered North America Intellectual Property Rights" mean any legal rights in any pending applications for, or registrations or issuances or grants of, any North America Intellectual Property before any Governmental Authority responsible for issuing or registering any of the North America Intellectual Property, other than those that have been formally abandoned or allowed to lapse by the Seller or its Subsidiaries in the ordinary course of business in accordance with the exercise of reasonable business judgment.

        "Retained Litigation" means all causes of action, claims, demands, rights and privileges of Seller and any of its Subsidiaries against (i) Source Suite Acquisition LLC, Source Suite LLC, Source Media, Inc., Insight Communications Company, Inc. (but only to the extent to which they are attributable to the period prior to Closing), (ii) former officers of Seller, or (iii) other third parties to the extent not relating to the Transferred Assets or the North America Business including causes of actions, claims and rights under or relating to insurance policies relating thereto, but excluding the Patent Lawsuit.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Seller Common Stock" means the common stock, par value $0.01 per share, of Seller.

        "Seller Disclosure Letter" means the disclosure letter, dated as of the date hereof, delivered by Seller and the Canadian Subsidiary to Purchaser.

        "Seller Subsidiary" means Navigator Technologies LLC, a limited liability company organized under the laws of Delaware.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity controlled by such Person directly or indirectly through any other Subsidiary of such Person or in which such Person owns directly or indirectly through any other Subsidiary of such Person more than 50% of the outstanding common stock or other outstanding Equity Securities ordinarily entitled to vote in such Person. For the avoidance of doubt, the Canadian Subsidiary shall be deemed a Subsidiary of Seller for purposes of this Agreement.

        "Tax" or "Taxes" means any and all taxes and other similar charges of any kind imposed by any governmental or taxing authority, including: federal, state, provincial, local or foreign income, gross receipts, net wealth, net worth, equity, sales, use, turnover, ad valorem, value-added, environmental, capital, unitary, intangible, franchise, profits, license, withholding, payroll, employment, social security (or similar), excise, severance, stamp, transfer, real estate transfer, occupation, premium, property, alternative or add-on minimum tax, customs duty or other tax or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed with respect thereto.

        "Tax Return" means any return, statement, report or form (including any related or supporting schedules, statements or information, and including any amendment thereof) filed or required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

        "Trade Secrets" means all categories of trade secrets as defined in the Uniform Trade Secrets Act, including confidential research and development, know-how, formulas, ideas, inventions and invention disclosures not part of a Patent or published patent application, compositions, manufacturing and production processes and techniques, methods, schematics, technology, data (including, but not limited to, all business and technical information, and information and data relating to research, development, analytical methods, processes, formulations and compositions), research summary data, research raw data, laboratory notebooks, procedures, proprietary technology and information, blueprints, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals.

        "Trademarks" means registered and unregistered trademarks, trade dress, service marks, logos and designs, trade names, internet domain names, commercial symbols, corporate names and all registrations renewals and applications in connection therewith together with all translations, adaptations, derivations and combinations thereof and all goodwill associated therewith.

        "Transaction Documents" means (a) this Agreement, (b) the Bill of Sale, (c) the Technology Cross License, (d) the Comcast License, (e) the Cox License and (f) any agreement, certificate or similar instrument delivered by the parties at the Closing, including the instruments delivered under Section 2.5 and Section 2.6.

        "United States" means the United States of America, including its territories and possessions and including Puerto Rico.

        1.2    Additional Definitions.

        The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

Defined Term	Section
Acquisition Proposal	3.1
Agreement	Preamble
Antitrust Laws	3.3
Assumed Liabilities	2.3(a)
Canadian Benefit Plans	4.11(e)
Canadian Subsidiary	Preamble
Cash Consideration	2.4(b)(i)
Closing	2.4(a)
Closing Date	2.4(a)
COBRA Coverage	7.6
Employee Receivables	6.8
Environmental Laws	4.10(b)
Excluded Assets	2.2
Excluded Liabilities	2.3(b)
Fairness Opinion	4.13
Final Report	2.4(f)
Governmental Consent	4.1(c)(ii)
Governmental Filing	4.1(c)(ii)
Injunction	3.3
Licenses	4.10(a)
Material Contract(s)	4.8(a)
Non-Transferable Asset	6.13(a)
Payroll Taxes	7.8
Permits	4.10(a)(i)
Preliminary Report	2.4(e)
Proxy Statement	3.2(a)
Purchaser	Preamble
Purchaser Expenses	9.5(a)(ii)
Records	2.1(g)
Representatives	6.2(a)
Restricted Period	7.5(a)
Restricted Persons	6.6(a)
Restrictive Period	6.9(a)
Sarbanes-Oxley Act	6.14
Seller	Preamble
Seller Balance Sheet	4.2(b)
Seller Board	3.1
Seller Bylaws	3.1
Seller Charter	3.1
Seller Commission Filings	4.2(a)(ii)
Seller Financials	4.2(b)
Seller Rights Agreement	4.20
Seller Special Meeting	3.1

Superior Proposal	6.6(b)
Technology Cross License	Recitals
Termination Date	9.2
Transferred Assets	2.1
Transferred Employees	7.1
TV Navigator 3.x	4.7(k)
Violation	4.1(c)(iv)
Voting Agreement	Recitals

        1.3    Terms Generally.

        The definitions set forth or referenced in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business day") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. References to the term "business day" shall mean any day that is not a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close. References to the terms "$" and "dollars" shall mean U.S. dollars.

ARTICLE II

CLOSING AND PURCHASE PRICE

        2.1    Sale and Transfer of the Assets.

        Subject to the terms and conditions of this Agreement, on the Closing Date, Seller and the Canadian Subsidiary will sell, convey, transfer, assign and deliver to Purchaser, and Purchaser will purchase, acquire and accept from Seller and the Canadian Subsidiary, all of Seller's and the Canadian Subsidiary's and their other Subsidiaries' right, title and interest in and to all of the business, properties, rights, claims and assets (except the Excluded Assets) of Seller and the Canadian Subsidiary and their other Subsidiaries set forth in this Section 2.1 (collectively, the "Transferred Assets"), with such changes, additions or deletions therein or thereto from the date of this Agreement to the Closing Date as may be expressly permitted under this Agreement. The Transferred Assets consist of:

          (a)   the North America Navigator Platforms;

          (b)   the North America Intellectual Property;

          (c)   the Assigned Contracts;

          (d)   the Canadian Lease;

          (e)   all tangible personal property, including all plant, machinery, equipment, supplies, inventory, spare parts, tools, leasehold improvements, furniture, furnishings, software, hardware and vehicles, used, held for use or intended to be used to conduct the North America Business whether or not located at the Canadian Leased Property (including any and all Motorola or Scientific Atlanta equipment), except as otherwise provided in Section 2.2(j);

          (f)    all transferable licenses, permits, orders, approvals and other authorizations by, and any applications for any of the foregoing filed with, any Governmental Authority used, held for use or intended to be used in the North America Business;

          (g)   except as provided in Section 2.2(l), all books and records (other than Tax records), relating to the North America Business or the Transferred Assets, including sales literature, product information, employment records relating to the Business Employees and files and other information and/or data related to or used by Seller or the Canadian Subsidiary or their other Subsidiaries in, or that arise out of, the operation of the North America Business or the Transferred Assets (the "Records");

          (h)   all prepaid expenses, credits, deferred charges, prepaid items, advances and deposits, or portions thereof, arising out of or related to the Transferred Assets or the North America Business and the Employee Receivables;

          (i)    all causes of action, claims and rights against third parties that relate to the Transferred Assets or the North America Business other than the Retained Litigation, including the right to sue and recover for past infringements of any rights under the North America Intellectual Property (except any causes of action or claims against Seller, its Subsidiaries and distributors and customers of the Non-North America Business) and all counterclaims and cross claims that relate to the Patent Lawsuit and including all warranties and guaranties received from vendors, suppliers or manufacturers with respect to the Transferred Assets or the North America Business; and

          (j)    all goodwill appurtenant to the Transferred Assets or the North America Business and the right to represent to third parties that Purchaser is the successor to the North America Business.

        In furtherance of the foregoing, Seller shall cause Seller Subsidiary to take all actions necessary to transfer and assign all of its right, title and interest in and to any of the Transferred Assets to Purchaser at the Closing, including the execution of instruments pursuant to Sections 2.5(c) and 2.5(g).

        2.2    Assets Not Transferred.

        Notwithstanding anything herein to the contrary, the following assets are not included in the Transferred Assets and shall be retained by Seller and the Canadian Subsidiary (the "Excluded Assets"):

          (a)   all of Seller's and its Affiliates' cash and cash equivalent items, including checking accounts, bank accounts, lock box numbers, certificates of deposit, time deposits, securities, and the proceeds of accounts receivable, including uncashed checks in payment thereof, received or accrued by Seller prior to the Closing Date, and all equity securities of any Person owned by Seller or any of its Affiliates;

          (b)   the Non-North America Navigator Platforms;

          (c)   the Non-North America Intellectual Property;

          (d)   all rights of Seller under the Excluded Leases;

          (e)   rights to or claims for refunds or rebates of Taxes and other governmental charges and the benefit of net operating loss carryforwards, carrybacks, credits or other tax attributes of Seller and the Canadian Subsidiary;

          (f)    proprietary or confidential business information, records and policies that relate generally to Seller and the Canadian Subsidiary and are not used, held for use, intended to be used in or otherwise necessary to conduct the North America Business, including organization manuals, Tax records and related information;

          (g)   all causes of action, claims and rights against third parties with respect to the Retained Litigation;

          (h)   all other assets used exclusively in connection with Seller's corporate functions (including the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books and stock transfer records and other documents relating to the organization, maintenance, and existence of Seller as a corporation);

          (i)    all assets in respect of any Employee Benefit Plan, other than those, if any, assigned pursuant to Section 7.10;

          (j)    all tangible personal property not used, held for use or intended to be used in the North America Business, wherever located, including all machinery, equipment, furniture, furnishings, software, hardware and vehicles, or all tangible personal property used specifically in connection with Seller's corporate functions and described on Schedule 2.2(j);

          (k)   all insurance policies and rights under the Employee Benefit Plans, other than the insurance contracts, if any, assumed pursuant to Section 7.10;

          (l)    all of Seller's books and records and other documents related to the sale of the North America Business and negotiations with other parties; and

          (m)  all accounts receivable, or portions thereof, attributable to or arising out of the North America Business billed or accrued with respect to the period prior to the close of business on the Closing Date, but excluding the Employee Receivables.

        2.3    Assumed and Excluded Liabilities.

          (a)   As of and after the Closing, and subject to consummation of the Closing, Purchaser shall assume, pay, discharge and perform the following obligations and Liabilities (collectively, the "Assumed Liabilities"): (i) all Liabilities associated with the Patent Lawsuit (including attorneys' fees and the other costs of defending the Patent Lawsuit but only to the extent such attorney's fees and costs arise or are incurred following the Closing); (ii) the obligations and Liabilities under or with respect to the Assigned Contracts and other Transferred Assets transferred to Purchaser at the Closing to be paid, discharged and performed after the Closing Date and which are, but only to the extent they are, attributable to the period after the Closing Date, provided that Purchaser shall not be responsible for any Liability of Seller or its Affiliates for Taxes (whether attributable to the period before or after the Closing Date) except as expressly provided in Sections 2.8, 2.9 and 2.12; (iii) obligations and Liabilities relating to the Transferred Assets in respect of which Purchaser received a credit to the Cash Consideration pursuant to Section 2.4 or 2.8; and (iv) obligations and Liabilities relating to COBRA Coverage pursuant to Section 7.6 or assumed pursuant to Section 7.10, if any.

          (b)   Notwithstanding anything herein or in any other Transaction Document to the contrary, and regardless of any disclosure to Purchaser, except for the Assumed Liabilities specifically set forth in Section 2.3(a) above, Purchaser shall not assume or have any responsibility for any obligation or Liability of Seller or the Canadian Subsidiary or their Affiliates that is not an Assumed Liability, including, but not limited to, any obligations or Liabilities relating to (i) the Excluded Leases, (ii) the Retained Litigation, (iii) any Contract that is not an Assigned Contract, (iv) any Employee Benefit Plans (other than obligations and Liabilities relating to COBRA Coverage pursuant to Section 7.6 or assumed pursuant to Section 7.10, if any), (v) any other Excluded Asset, (vi) the conduct or operation of the Non-North America Business and any other businesses of Seller and its Affiliates other than the North America Business, or (vii) the conduct or operation of the North America Business or the ownership of the Transferred Assets during the period prior to the close of business on the Closing Date (except for the obligations and Liabilities assumed pursuant to Section 2.3(a)(i) and (iii)) (collectively, the "Excluded Liabilities").

        2.4    Closing; Purchase Price.

          (a)   The closing (the "Closing") of the purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Ave., Palo Alto, California, at 6:00 a.m., San Francisco time on the third business day after and excluding the date on which the conditions to Closing set forth in Article VIII hereof (other than those conditions which by their nature are to be satisfied concurrently with the Closing) shall have been satisfied or waived or at such other place, time and date as agreed in writing by Purchaser and the Seller. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date." The Closing shall be deemed to occur as of the close of business on the Closing Date.

          (b)   In consideration of the transfer of the Transferred Assets to Purchaser, and in reliance on the representations and warranties of Seller and the Canadian Subsidiary contained in this Agreement, at the Closing, Purchaser shall (i) pay Seller and the Canadian Subsidiary the aggregate amount of Eighty-Two Million Dollars ($82,000,000), which amount shall be adjusted as provided in this Section 2.4, Section 2.8 and Section 2.12(a), in cash (the "Cash Consideration") by wire transfer of immediately available funds to an account or accounts designated in writing by Seller no later than one business day prior to Closing and (ii) assume the Assumed Liabilities.

          (c)   All expenses and other liabilities arising from the North America Business up until the close of business on the Closing Date, including assessments levied against the Transferred Assets, salesperson advances, property and equipment rentals, amounts owing under the Canadian Lease, sales taxes, applicable copyright or other fees, sales and service charges, and similar prepaid and deferred items shall be prorated between Purchaser, on the one hand, and Seller and the Canadian Subsidiary, on the other hand, in accordance with the principle that Seller and its Affiliates shall be responsible for all expenses, costs and liabilities allocable to the conduct of the North America Business for the period prior to the close of business on the Closing Date, and Purchaser shall be responsible for all expenses, costs and liabilities allocable to the conduct of the North America Business for the period after the close of business on the Closing Date; provided that, Seller and its Affiliates shall be solely responsible for all intercompany accounts among Seller and its Affiliates. The Cash Consideration shall be increased or decreased as required to effectuate the foregoing proration of expenses and liabilities. This Section 2.4(c) is subject to the provisions of Sections 2.8, 2.9 and 2.12. A preliminary schedule of such allocation, calculated in accordance with the foregoing as though the Closing had taken place on November 30, 2004, is attached hereto as Schedule 2.4(c).

          (d)   The Cash Consideration shall be decreased by an amount equal to (i) any customer payments and deposits received by Seller or the Canadian Subsidiary prior to the close of business on the Closing Date but attributable to products or services to be provided by Purchaser after the close of business on the Closing Date (including any interest owing thereon), (ii) any other advance payments or deposits, to the extent any of the foregoing payments or deposits are attributable to products or services to be provided after the close of business on the Closing Date and (iii) the cost of all accrued vacation for Transferred Employees, as reflected on Section 4.12 of the Seller Disclosure Letter, as updated as of the Closing Date pursuant to Section 7.3 of this Agreement. A preliminary schedule of all such payments, deposits and accrued vacation, calculated in accordance with the foregoing as though the Closing had taken place on November 30, 2004, is attached hereto as Schedule 2.4(d).

          (e)   At least 10 business days prior to the Closing, Seller will deliver to Purchaser a report with respect to the North America Business (the "Preliminary Report"), certified as to completeness and accuracy by Seller, showing in detail the preliminary determination of the adjustments referred to in Sections 2.4(c), 2.4(d), 2.8 and 2.12(a), which are calculated in accordance with such Section as of the Closing Date, together with any documents substantiating the determination of the adjustments to the Cash Consideration proposed in the Preliminary Report. The parties shall negotiate in good faith to resolve any dispute and to reach an agreement prior to the Closing Date on such preliminary adjustments to the Cash Consideration as of the Closing Date (provided that, in the absence of such agreement prior to the Closing Date, the Preliminary Report shall be used for determining any adjustments to the Cash Consideration at Closing) or thereafter in accordance with Section 2.4(f) below. The adjustments shown in the Preliminary Report, as adjusted by agreement of the parties, will be reflected as an adjustment to the Cash Consideration payable at the Closing.

          (f)    Within 90 days after the Closing Date, Purchaser shall deliver to Seller a report with respect to the North America Business (the "Final Report"), showing in detail the final determination of any adjustments which were not calculated as of the Closing Date and containing any corrections to the Preliminary Report, together with any documents substantiating the final calculation of the adjustments proposed in the Final Report. If Seller shall conclude that the Final Report does not accurately reflect the adjustments and prorations to be made to the Cash Consideration in accordance with this Section 2.4, Seller shall, within 30 days after its receipt of the Final Report, provide to Purchaser its written statement of any discrepancies believed to exist. Purchaser and Seller shall use good faith efforts to jointly resolve the discrepancies within 30 days of Purchaser's receipt of Seller's written statement of discrepancies, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or judicial review. If Purchaser and Seller cannot resolve the discrepancies to their mutual satisfaction within such 30-day period, Purchaser and Seller shall, within the following 10 days, jointly designate a national independent public accounting firm to be retained to review the Final Report together with Seller's discrepancy statement and any other relevant documents. The parties agree that the foregoing independent public accounting firm shall not be one that is regularly engaged by Purchaser or Seller. Such firm shall report its conclusions as to adjustments pursuant to this Section 2.4, which shall be conclusive on all parties to this Agreement and not subject to dispute or judicial review. The conclusion of such firm with respect to each discrepancy shall be within the range established for such item by the Final Report and Seller's discrepancy statement. If Purchaser or Seller is determined to owe an amount to the other, the appropriate party shall pay such amount thereof to the other within three business days after receipt of such determination. The cost of retaining such independent public accounting firm shall be borne equally by the parties.

        2.5    Seller's Deliveries at the Closing

        At the Closing, Seller and the Canadian Subsidiary shall deliver or cause to be delivered to Purchaser the following:

          (a)   a Bill of Sale executed by Seller and the Canadian Subsidiary;

          (b)   the Technology Cross License executed by Seller (or the purchaser of the Non-North America Business, if applicable, pursuant to Section 6.9(a));

          (c)   such further bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary under applicable Law to vest in Purchaser all right, title and interest in, to and under the Transferred Assets and to evidence Purchaser's assumption of the Assumed Liabilities;

          (d)   an affidavit of Seller stating, under penalties of perjury, Seller's taxpayer identification number and that Seller is not a foreign person in accordance with Section 1445(b)(2) of the Code and the Treasury Regulations promulgated thereunder;

          (e)   an affidavit of the Canadian Subsidiary certifying, under penalties of perjury, the Canadian Subsidiary's name, address and identifying number, and that none of the Transferred Assets sold or otherwise transferred by the Canadian Subsidiary to Purchaser (or to an Affiliate of Purchaser) in connection with this Agreement is a "United States real property interest," within the meaning of Section 897(c) of the Code;

          (f)    the certificates contemplated by Section 8.2(b);

          (g)   short-form assignment agreements, in a form reasonably acceptable to Purchaser and suitable for recordation with applicable Governmental Authorities, executed by an authorized representative of Seller, Canadian Subsidiary and the Seller Subsidiary, as applicable, that assign the North America Intellectual Property to Purchaser;

          (h)   a list of all due dates in Seller's and its Subsidiaries' ordinary course of business for filing with any Governmental Authority any documents necessary to secure, maintain and enforce Purchaser's rights in and to the Copyrights, Patents, and Trademarks included in the Transferred Assets, which due dates occur within ninety (90) days after the Closing Date (the "Government Authority Fee Schedule");

          (i)    a duly executed and properly completed Form GST44, "Election Concerning the Acquisition of a Business or Part of a Business" (or any successor form thereto), pursuant to which the Canadian Subsidiary and Purchaser jointly elect under Section 167 of the Excise Tax Act (Canada) to have subsection 167(1.1) apply to the purchase and sale of the Transferred Assets of the Canadian Subsidiary;

          (j)    for each of Seller and the Canadian Subsidiary, a valid and current Workplace Safety and Insurance Board Purchase or Clearance Certificate or the written equivalent in respect of the business that confirms all of its workers compensation accounts are in good standing; and

          (k)   for each of Seller and the Canadian Subsidiary, a valid and current Workplace Safety and Insurance Board Clearance Certificate or the written equivalent for each contractor and subcontractor of Seller and the Canadian Subsidiary relating to the North America Business that confirms all workers compensation accounts are in good standing.

        2.6    Purchaser's Deliveries at the Closing.

        At the Closing, Purchaser shall deliver to Seller the following:

          (a)   the Cash Consideration as adjusted in accordance with 2.4(e);

          (b)   the Technology Cross License executed by Purchaser;

          (c)   the executed assumption agreement, in a form reasonably satisfactory to Purchaser and Seller, evidencing Purchaser's assumption of the Assumed Liabilities;

          (d)   a certificate of an authorized officer of Purchaser pursuant to Section 8.3(b) hereof; and

          (e)   a copy of the Purchaser's registration under the Excise Tax Act (Canada) and Purchaser's Business Number issued thereunder.

        2.7    Tax Allocation.

          (a)   Purchaser, Seller and the Canadian Subsidiary hereby agree that not more than $1,500,000 of the Cash Consideration and the Assumed Liabilities (together, the "Aggregate Consideration") shall be allocated to the Transferred Assets of the Canadian Subsidiary (the "Canadian Subsidiary Purchase Price"), and the remainder of the Aggregate Consideration shall be allocated to the Transferred Assets of Seller (the "Seller Purchase Price").

          (b)   Purchaser, Seller and the Canadian Subsidiary further agree (i) to use commercially reasonable efforts to agree upon an allocation of the Seller Purchase Price among the Transferred Assets of Seller and to agree upon an allocation of the Canadian Subsidiary Purchase Price among the Transferred Assets of the Canadian Subsidiary, in each case in accordance with the principles of Section 1060 of the Code and the Treasury Regulations promulgated thereunder, and (ii) if the parties agree to either such allocation, to use such allocation for all income Tax purposes, including the preparation and filing of each party's respective IRS Form 8594 (or any successor form) and any Tax Returns.

        2.8    Tax Proration.

        Any ad valorem, property or similar Taxes with respect to the Transferred Assets or the North America Business shall be prorated on a per diem basis through the close of business on the Closing Date, with Seller being responsible for all of such prorated Taxes attributable to the period on or before the close of business on the Closing Date and Purchaser being responsible for all of such prorated Taxes attributable to the period after the close of business on the Closing Date. The Cash Consideration shall be increased or decreased as required to effectuate the resulting amount payable by Purchaser or Seller.

        2.9    Sales Taxes.

        Seller and Purchaser shall each pay fifty percent of all sales, use, excise, transfer, value added, and similar Taxes (for the avoidance of doubt, excluding income and capital Taxes) imposed by any Governmental Authority in any jurisdiction in connection with the transactions contemplated herein.

        2.10    Risk of Loss.

        Until the Closing, any loss of or damage to the Transferred Assets from fire, casualty or any other occurrence shall be the sole responsibility of Seller.

        2.11    Tax Reporting.

        Subject to any Tax elections agreed to be filed by the parties pursuant to the terms of this Agreement in order to reduce, mitigate or eliminate the amount of any Tax that could be imposed with respect to the transactions contemplated by this Agreement, all parties hereto intend that the sale and transfer of the Transferred Assets pursuant to this Agreement will be a fully taxable transaction. None of Purchaser, Seller, the Canadian Subsidiary or any of their respective Affiliates will, subject to any such Tax elections that are agreed to be filed by the parties, take any position on any federal, state, provincial, local or foreign income or franchise Tax Return, or take any other Tax reporting position that is inconsistent with the treatment of the sale and transfer of such assets as a fully taxable transaction.

        2.12    Canadian Taxes.

        Sections 2.8 and 2.9 of the Agreement shall not apply to any Canadian Taxes related to the Transferred Assets of the Canadian Subsidiary. In respect of any Canadian Taxes related to the Transferred Assets of the Canadian Subsidiary:

          (a)   Sales Taxes.    Purchaser shall pay directly to the applicable Governmental Authority, within the time period required by Law, all Canadian provincial sales, use, excise, transfer, value added, and similar Taxes (including without limitation, the retail sales tax under the Retail Sales Tax Act (Ontario) but, for the avoidance of doubt, excluding any income or capital Taxes and excluding the goods and services tax exigible under the Excise Tax Act (Canada)) imposed in connection with the purchase and sale of Transferred Assets of the Canadian Subsidiary. The Cash Consideration payable by Purchaser to the Canadian Subsidiary shall be reduced by an amount equal to 50 percent of all such Canadian provincial sales, use, excise, transfer, value added, and similar Taxes (excluding, for greater certainty, any goods and services tax exigible under the Excise Tax Act(Canada) which shall be payable by the Purchaser).

          (b)   GST Election.    The Canadian Subsidiary and Purchaser shall jointly elect under Section 167 of the Excise Tax Act (Canada) to have subsection 167(1.1) of the Excise Tax Act (Canada) apply to the purchase and sale of the Transferred Assets of the Canadian Subsidiary. The Canadian Subsidiary and Purchaser shall each take all necessary action to properly complete and execute, and Purchaser shall take all necessary action to file, a Form GST44, "Election Concerning the Acquisition of a Business or Part of a Business," (or any successor form thereto) in order to effect such joint election. If, notwithstanding the foregoing election, the Canadian Subsidiary is required to collect and remit any amount of Tax under the Excise Tax Act (Canada) in respect of the purchase and sale of the Transferred Assets, the Purchaser shall be liable for and shall pay to the Canadian Subsidiary an amount equal to any goods and services tax payable by Purchaser and collectible by the Canadian Subsidiary under the Excise Tax Act(Canada).

          (c)   Clearance Certificate.    Each of Seller and Canadian Subsidiary covenants that it will use commercially reasonable efforts to comply with section 6 of the Retail Sales Tax Act (Ontario) and to deliver a duplicate copy of the certificate issued under section 6 of Retail Sales Tax Act (Ontario) to Purchaser as soon as reasonably practicable. The Canadian Subsidiary undertakes that it will make said application to the Ontario Minister of Finance within 10 business days of the execution of this Agreement.

ARTICLE III

CERTAIN ACTIONS

        3.1    Seller Stockholder Meeting.

        Seller and its Board of Directors (the "Seller Board") shall take all action necessary in accordance with applicable Law and Seller's Sixth Amended and Restated Certificate of Incorporation (the "Seller Charter") and Amended and Restated Bylaws (the "Seller Bylaws") to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Seller's stockholders (the "Seller Special Meeting") for the purpose of considering and voting upon a resolution approving and adopting this Agreement and the transactions contemplated hereby (the "Acquisition Proposal"). The Seller Special Meeting shall be duly called and held as provided in the preceding sentence even if the Seller Board withdraws or modifies its recommendation of the Acquisition Proposal as provided in Section 6.6. Unless otherwise expressly agreed in writing by Purchaser, the only matters Seller shall propose to be acted on by Seller's stockholders at the Seller Special Meeting shall be the Acquisition Proposal and related matters incidental to the consummation of the transactions contemplated hereby. Subject to Section 6.6, the Seller Board will recommend that the Seller's stockholders vote in favor of approval and adoption of the Acquisition Proposal and Seller will use its reasonable best efforts to solicit from its stockholders proxies in favor of such approval and adoption and take all other action necessary or advisable to secure the vote or consent of the stockholders of Seller required by the DGCL, the Seller Charter, the Seller Bylaws or otherwise to effect the transactions contemplated hereby. Seller shall not require any vote greater than a majority of the votes entitled to be cast by the holders of the issued and outstanding shares of Seller Common Stock for approval of the Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Seller may adjourn or postpone the Seller Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on the Acquisition Proposal or, if as of the time for which the Seller Special Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Seller Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Special Meeting.

        3.2    Proxy Statement.

          (a)   Preparation and Filing.    As promptly as practicable but in no event later than 30 calendar days after the date of this Agreement, Seller shall prepare and, subject to review and comment by Purchaser, file with the Commission a proxy statement (the "Proxy Statement") in connection with the transactions contemplated hereby. The Proxy Statement shall include the recommendation of the Seller Board in favor of approval and adoption of the Acquisition Proposal, except to the extent the Seller Board shall have withdrawn or modified its approval or recommendation of this Agreement or the transactions contemplated hereby as permitted by Section 6.6.

          (b)   Commission Comments; Amendments and Supplements.    Seller shall notify Purchaser promptly after the receipt of any comments of the Commission on, or of any request by the Commission for amendments or supplements to, the Proxy Statement and shall supply Purchaser with copies of all correspondence between Seller or any of its representatives and the Commission with respect to the Proxy Statement. Seller shall use its reasonable best efforts to respond to any comments from the Commission with respect to the preliminary Proxy Statement and to make any further filings (including amendments or supplements thereto or, if necessary or appropriate, amendments to any periodic report filed by Seller with the Commission) in connection therewith that Seller shall deem necessary, proper or desirable and shall cause the definitive Proxy Statement to be mailed to Seller's stockholders at the earliest practicable time. If at any time prior to the Closing Date, any event shall occur relating to Purchaser, Seller or any of their respective Subsidiaries or any of their respective officers, directors, partners or Affiliates which should be described in an amendment or supplement to the Proxy Statement, such party shall inform the other promptly after becoming aware of such event. Whenever Purchaser or Seller learn of the occurrence of any event which should be described in an amendment of, or a supplement to, the Proxy Statement, the parties shall cooperate to promptly cause such amendment or supplement to be prepared, filed with and cleared by the Commission and, if required by applicable Law, disseminated to the persons and in the manner required.

        3.3    Reasonable Best Efforts.

        Subject to the terms and conditions of this Agreement and applicable Law, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VIII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and Subsidiaries, and use their reasonable best efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Proxy Statement and any necessary amendments or supplements to any of the foregoing; (ii) using all reasonable best efforts to obtain all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Authority or other Person; (iii) filing all pre-merger notification and report forms, if any, required (x) under the HSR Act (y) by the antitrust laws of the United Kingdom and (z) pursuant to such other antitrust Laws of the European Union and other Governmental Authorities that may be applicable (the HSR Act and any applicable antitrust Laws of the United Kingdom, the European Union and other Governmental Authorities being referred to herein as the "Antitrust Laws") and, in each case responding to any requests for additional information made by any Governmental Authority pursuant to the Antitrust Laws and HSR Act; (iv) using all reasonable best efforts to cause to be lifted any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Authority (an "Injunction") of any type referred to in Sections 8.2(d) and 8.3(c); (v) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates to, and making all applications and filings with, any Governmental Authority or other Person as may be necessary or reasonably requested in connection with any of the foregoing; and (vi) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction, or causing to be rescinded or rendered inapplicable any statute, rule or regulation, referred to in clause (ii) or (iv) of this sentence, no party shall be required to pay any consideration (other than customary filing and similar fees), to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any of the foregoing or any other condition or requirement that limits, restricts or otherwise imposes requirements on the existence or operations of the parties or any of their respective Affiliates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE CANADIAN SUBSIDIARY

        Except as set forth in the Seller Disclosure Letter prepared by Seller and the Canadian Subsidiary and delivered to Purchaser simultaneously with the execution hereof, the Seller and the Canadian Subsidiary each hereby represents and warrants, jointly and severally, to Purchaser as follows:

        4.1    Authority; No Conflicts; Governmental Consents; Corporate Matters.

          (a)   Seller (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties makes qualification necessary, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect on the Seller. Seller has made available to Purchaser true and complete copies of the Seller Charter and Seller Bylaws in effect on the date hereof. No corporate action has been taken with respect to any amendment to the Seller Charter or the Seller Bylaws (except for any such amendments that have become effective and are reflected in the copies of the Seller Charter and the Seller Bylaws delivered by Seller to Purchaser as described in the preceding sentence) and no such corporate action is currently proposed. Seller's minute books, true and complete copies of which have been made available to Purchaser, contain the minutes (or draft copies of the minutes) of all meetings of directors and stockholders of Seller since January 1, 2002 until the date hereof, and (subject to the proviso below) such minutes accurately and fairly reflect in all material respects the actions taken at such meetings; provided, however, that Seller shall have no obligation to make available to Purchaser any draft minutes and shall be permitted to redact portions of minutes that relate to the sale of the North America Business, or of the Seller or the Canadian Subsidiary, and negotiations with the parties to this Agreement, their respective Affiliates and other parties.

          (b)   Each of Seller and the Canadian Subsidiary has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and, subject to Seller obtaining the approval of its stockholders specified in Section 4.15, to perform its obligations hereunder and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Seller and the Canadian Subsidiary of this Agreement and the Transaction Documents and the consummation by each of Seller and the Canadian Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by the Seller Board and the board of directors of the Canadian Subsidiary, respectively, and by all other necessary corporate action on the part of each of Seller and the Canadian Subsidiary, subject, in the case of the consummation by Seller and the Canadian Subsidiary of the transactions contemplated hereby and thereby, to the approval of the Seller's stockholders described in the previous sentence. This Agreement has been duly executed and delivered by Seller and the Canadian Subsidiary and is, and each of the Transaction Documents, when duly executed and delivered by Seller and the Canadian Subsidiary, as applicable, will be, assuming due and valid authorization and delivery by Purchaser, in each case, a valid and binding obligation of Seller and the Canadian Subsidiary, enforceable against Seller and the Canadian Subsidiary, as applicable, in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          (c)   The execution and delivery by each of Seller and the Canadian Subsidiary of this Agreement does not and the execution and delivery of the Transaction Documents will not, and the performance by each of Seller and the Canadian Subsidiary of its obligations hereunder or thereunder and the consummation by each of Seller and the Canadian Subsidiary of the transactions contemplated hereby and thereby will not:

              (i)  assuming approval and adoption of the Acquisition Proposal by the Seller's stockholders as contemplated by Section 4.15, conflict with or violate the Seller Charter or the Seller Bylaws or the charter, bylaws or similar organizational documents of any Subsidiary of Seller;

             (ii)  require any consent, approval, order or authorization of or other action by any Governmental Authority (a "Governmental Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Authority (a "Governmental Filing"), in each case on the part of Seller or any Subsidiary of Seller, except for (A) the Governmental Consents and Governmental Filings with foreign, state and local Governmental Authorities described in Section 4.1(c)(ii) of the Seller Disclosure Letter, (B) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the HSR Act, and (C) the filing with the Commission of (1) the Proxy Statement as contemplated by Section 3.2 and (2) such reports under Sections 13(a), 13(d) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby;

            (iii)  except as described on Section 4.1(c)(iii) of the Seller Disclosure Letter, require, on the part of Seller or any Subsidiary of Seller, any consent by or approval or authorization of or notice to any other Person (other than a Governmental Authority), under any Assigned Contract;

            (iv)  conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination under, or acceleration of any obligation or any increase in any payment required by (any such conflict, violation, breach, default, right of termination or acceleration or increase, a "Violation"), any Contract, except for such Violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the North America Business or the Transferred Assets; or

             (v)  assuming approval and adoption of the Acquisition Proposal by the Seller's stockholders as described in Section 4.15 and assuming that the Governmental Consents and Governmental Filings specified in subclause (ii) of this Section 4.1(c) are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Seller or any Subsidiary of Seller, or by which any of their respective properties or assets are bound, except for such Violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the North America Business or the Transferred Assets.

          (d)   The Canadian Subsidiary is a corporation, duly organized and validly existing under the laws of the jurisdiction in which it is organized and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which qualification is necessary. The Canadian Subsidiary has all necessary power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. Seller has heretofore made available to Purchaser true and complete copies of the certificate of incorporation and by-laws, or other comparable organizational and governing documents, of each of the Seller Subsidiary and the Canadian Subsidiary, each as currently in effect. Each of the Seller Subsidiary and the Canadian Subsidiary are directly or indirectly wholly owned Subsidiaries of Seller. The minute books of the Canadian Subsidiary, true and complete copies of which have been made available to Purchaser, contain the minutes (or draft copies of the minutes) of all meetings of directors and stockholders (or their respective equivalents) of the Canadian Subsidiary, and such minutes accurately and fairly reflect in all material respects the actions taken at such meetings; provided, however, that Seller shall have no obligation to make available to Purchaser any draft minutes and shall be permitted to redact portions of minutes that relate to the sale of the North America Business, or of the Seller or the Canadian Subsidiary, and negotiations with the parties to this Agreement, their respective Affiliates and other parties.

          (e)   None of the Transferred Assets being disposed of under this Agreement constitute "taxable Canadian property" (within the meaning assigned to that term in the Income Tax Act (Canada)) of Seller.

        4.2    SEC Filings; Financial Statements; Absence of Changes.

          (a)   Seller (i) has made available to Purchaser accurate and complete copies of all reports, registration statements, definitive proxy statements and other documents (including exhibits and in each case together with all amendments thereto) filed by Seller with the Commission on or after September 16, 2003 to the date of this Agreement, and (ii) agrees to timely file, and to make available to Purchaser promptly after the filing thereof true and complete copies of, all reports, registration statements, proxy statements and other documents (including exhibits and in each case together with all amendments thereto) (such reports, registration statements, proxy statements and other documents, together with any amendments thereto, are collectively referred to as the "Seller Commission Filings"). The Seller Commission Filings filed with the Commission constitute, and the Seller Commission Filings to be made after the date hereof and on or before the Closing Date will constitute, all of the documents (other than preliminary materials) that Seller was or will be required to file with the Commission from September 16, 2003, to the date hereof and the Closing

  Date, respectively. As of their respective filing dates (or if amended or superseded by a filing, then on the filing date of such amending or superseding filing), the Seller Commission Filings (i) were, and will be, prepared in accordance, and complied, or will comply, in all material respects, with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Seller Commission Filings and (ii) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, any related notes thereto) contained (or to be contained) in the Seller Commission Filings (the "Seller Financials"), as of their respective filing dates, (i) complied, or will comply, in all material respects with the published rules and regulations of the Commission with respect thereto, (ii) was, or will be, prepared in accordance with GAAP (except as may be indicated in the notes thereto) and (iii) fairly presented, or will fairly present, in all material respects the consolidated financial position of Seller as at the respective dates thereof and the results of Seller's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Seller contained in Seller's Form 10-Q for the quarter ended August 31, 2004 as filed with the Commission is hereinafter referred to as the "Seller Balance Sheet." The statements included in Section 4.2(b)(i) of the Seller Disclosure Letter fairly present in all material respects the costs associated with the Canadian operations of Seller and its Subsidiaries for the periods indicated therein and such costs were reflected in the Seller Financials for such periods.

          (c)   Except as disclosed in the Seller Balance Sheet or as disclosed in Section 4.2(c) of the Seller Disclosure Letter, Seller and its Subsidiaries have no Liabilities required by GAAP to be set forth on a consolidated balance sheet that were not reflected or reserved against in accordance with GAAP in the Seller Balance Sheet which are, individually or in the aggregate, material to the North America Business, results of operations or financial condition of Seller and its Subsidiaries, except for (i) liabilities incurred since the date of the Seller Balance Sheet in the ordinary course of business consistent with past practices that are not, individually or in the aggregate, material to the North America Business or Seller and its Subsidiaries and (ii) Liabilities incurred pursuant to this Agreement. Except for lease payments due under the Canadian Lease that are not yet due and payable and Liabilities relating to the Business Employees incurred since the date of the Seller Balance Sheet in the ordinary course of business or other accounts payable incurred since the date of the Seller Balance Sheet in the ordinary course necessary for the operation of the business conducted by the Canadian Subsidiary, the Canadian Subsidiary has no Liabilities required by GAAP to be set forth on a consolidated balance sheet that were not reflected or reserved against in accordance with GAAP in the Seller Balance Sheet.

          (d)   Absence of Certain Changes, Events and Conditions.    Except as otherwise disclosed in the Seller Commission Filings filed prior to the date of this Agreement or as set forth on Section 4.2(d) of the Seller Disclosure Letter, since August 31, 2004 through the date of this Agreement, there has not been any change, and no event has occurred and no condition exists, that individually or together with all other such changes, events and conditions, has had or is reasonably likely to have a Material Adverse Effect on the Seller, the North America Business or the Transferred Assets.

        4.3    Proxy Statement.

        None of the information supplied or to be supplied by or on behalf of Seller for inclusion or incorporation by reference in, and that is included or incorporated by reference in the Proxy Statement or any amendment or supplement thereto, will, at the time of mailing of the Proxy Statement to the Seller's stockholders or at the time of the Seller Special Meeting or any other meeting of the Seller's stockholders to be held in connection with the transactions contemplated hereby, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the furnishing thereof by Seller will comply in all respects with the applicable requirements of the Securities Act, the Exchange Act and the DGCL.

        4.4    Taxes

        (i)    Each of Seller and the Canadian Subsidiary has filed or caused to be filed in a timely manner (taking into account valid extensions of time to file) all income Tax Returns and all other material Tax Returns it was required to file with respect to the Transferred Assets and the North America Business, and all such Tax Returns are correct and complete in all material respects; (ii) each of Seller and the Canadian Subsidiary has paid or caused to be paid, or has made adequate provision on the most recent Seller Financials for the payment of, all Taxes shown as owing on any such Tax Return and all other material Taxes owed by such entity with respect to the Transferred Assets and the North America Business (whether or not such Taxes are shown on any Tax Return); (iii) each of Seller and the Canadian Subsidiary has duly and timely withheld, remitted and paid all Taxes required by Law to have been withheld and paid in connection with any amounts paid, credited or owing to any Persons, including, without limitation, independent contractors, officers and employees, and any Person who is a non-resident of Canada for purposes of the Income Tax Act (Canada); (iv) the Canadian Subsidiary has duly and timely collected all amounts on account of any sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Law to be collected by it and has duly and timely remitted, and will duly and timely collect and remit, to the appropriate Governmental Authority, any such amounts required by Law to be collected and remitted by it in respect of any matter, transaction or event arising prior to Closing; (v) none of the Tax Returns filed by Seller or the Canadian Subsidiary with respect to the Transferred Assets or the North America Business is currently being audited by any taxing authority, and there are no other examinations, requests for information or other administrative or judicial proceedings pending or threatened in writing with respect to any Taxes of Seller or the Canadian Subsidiary that could materially and adversely affect Purchaser after the Closing; (vi) no taxing authority has asserted in writing any deficiency or claim for additional Taxes against, or any adjustment of Taxes relating to, Seller or the Canadian Subsidiary with respect to Transferred Assets or the North America Business; (vii) there are no outstanding Liens for taxes that have been filed by any taxing authority against any of the Transferred Assets except Liens for current Taxes that are not yet due and payable or being contested in good faith; (viii) the Canadian Subsidiary will not sell or otherwise transfer a "United States real property interest," within the meaning of Section 897(c) of the Code, to Purchaser (or an Affiliate of Purchaser) in connection with this Agreement; (ix) the Canadian Subsidiary (A) is not, and has never been, treated as a U.S. corporation pursuant to Section 1504(d) of the Code, and (B) is not, and has never been, a party to a "cost sharing arrangement," as that term is used in Section 1.482-7 of the Treasury Regulations, or a party to a comparable arrangement under Canadian tax law; and (x) the Transferred Assets of the Canadian Subsidiary (A) constitute a business or part of a business for purposes of Section 167 of the Excise Tax Act (Canada) and (B) comprise all or substantially all of the property of the Canadian Subsidiary that can be reasonably regarded as being necessary for Purchaser to carry on such business or part as a business for purposes of the Excise Tax Act (Canada).

        4.5    Assets Other than Real Property Interests.

          (a)   Seller and the Canadian Subsidiary each has good, valid and marketable title to all of the Transferred Assets owned or held by it, in each case free and clear of all Liens except Permitted Liens. All Transferred Assets, including machinery and equipment, owned, leased or otherwise used by Seller or the Canadian Subsidiary are in good operating condition and repair and are suitable and adequate for the uses to which they are being put. Upon the Closing, Purchaser will have good and transferable title to the Transferred Assets, free and clear of any Liens except Permitted Liens.

          (b)   With the exception of the Excluded Assets, the Transferred Assets comprise all the assets employed by Seller or its Subsidiaries in connection with the North America Business. The Transferred Assets comprise all the assets necessary for the conduct of the North America Business immediately following the Closing in substantially the same manner as currently conducted.

        4.6    Real Property Interests.

        Seller has made available to Purchaser a true and complete copy of the Canadian Lease. The Canadian Lease is legal, valid, binding, enforceable and in full force and effect and represents the entire agreement between the landlord and the Canadian Subsidiary with respect to such property. Neither the Canadian Subsidiary nor, to the knowledge of Seller and the Canadian Subsidiary, any other party to such lease is in breach or default in any material respect of such lease, and, to the knowledge of Seller and the Canadian Subsidiary, no event has occurred that, with notice or lapse of time, or both, would constitute a material Violation under such Canadian Lease. The Transferred Assets include no other real property interest of any kind.

        4.7    Intellectual Property.

        Notwithstanding anything to the contrary, the representations and warranties of this Section 4.7 only apply to Transferred Assets being conveyed to the Purchaser pursuant to Section 2.1 and the conduct of the North America Business, other than as set forth in Section 4.7(k). Except as set forth in Section 4.7 of the Seller Disclosure Letter (where applicable):

          (a)   Ownership.    Section 4.7(a)(i) of the Seller Disclosure Letter sets forth a true and complete list of all Registered North America Intellectual Property Rights and a description of the North America Navigator Platforms that will be conveyed to the Purchaser as part of the North America Intellectual Property, specifying as to each such Intellectual Property right, as applicable, (x) whether such Intellectual Property right is owned by, or licensed to, Seller or the Canadian Subsidiary and assigned to Purchaser, (y) the owner of such Intellectual Property right, and (z) the jurisdiction by or in which such Intellectual Property right has been issued or registered or in which an application for such issuance or registration has been filed including the registration or application numbers thereof. The Seller is the sole owner of all North America Intellectual Property purported to be owned by the Seller or its Subsidiaries and will provide Purchaser with good title to all North America Intellectual Property, and after the Closing, Purchaser or its designee pursuant to Section 10.1 will exclusively own and have the exclusive right to use the North America Navigator Platforms and enforce all rights associated with such North America Intellectual Property, subject to License Agreements that exist as of the Closing as set forth in Section 4.7(a)(ii) of the Seller Disclosure Letter. Except as set forth in Section 4.7(a)(iii) of the Seller Disclosure Letter, Seller has not granted to any Person not a party to this Agreement a license to any of the Transferred Assets, nor are any of the Transferred Assets licensed to Seller or any other Person or jointly owned by Seller and any other Person. Except for matters in prosecution before any Government Authority for registration of Intellectual Property, none of the North America Intellectual Property is the subject of any action seeking to deny, modify or revoke any related registration or application, and Seller has received no written or oral notice in which such action is threatened. Seller has the right to transfer or assign to Purchaser the North America Intellectual Property free and clear of all encumbrances, and the North America Intellectual Property assigned to Purchaser under this Agreement constitutes all of the Intellectual Property and technology reasonably necessary to enable Seller to run the North America Business as now conducted. Except as set forth in Section 4.7(a)(iii) of the Seller Disclosure Letter, Seller has the right to sell, lease, license or otherwise exploit the products and services of the North America Business free from any royalty or other obligation to third parties. The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any of the North America Intellectual Property. The Government Authority Fee Schedule sets forth maintenance fees, responses to official action or other action that will become due within 90 days after the Closing Date.

          (b)   License Agreements.    Section 4.7(b) of the Seller Disclosure Letter sets forth a true and complete list of all License Agreements, specifying the name of the parties thereto, and whether the License Agreement is an inbound license or an outbound license. Each License Agreement is valid and binding on all parties thereto and enforceable in accordance with its terms. Seller and its Subsidiaries are in compliance with, and have not breached any terms of any such License Agreement and, to the knowledge of Seller, all other parties to such License Agreement are in compliance with, and have not breached any term of, such License Agreements.

          (c)   Noninfringement.    Other than as asserted in the Patent Lawsuit, the North America Navigator Platform (and the use thereof) and/or the conduct of the North America Business does not infringe or misappropriate any Intellectual Property right of any third party, and neither Seller nor its Subsidiaries have received written or oral notice alleging anything to the contrary, nor to the knowledge of Seller is there a valid basis for a third party to allege any of the foregoing. Seller has made available to Purchaser the most recently filed Complaint and associated filings in the Patent Lawsuit.

          (d)   Creation of North America Intellectual Property.    All of the North America Intellectual Property purported to be owned by Seller or its Subsidiaries has been lawfully acquired or created by employees of Seller or its Subsidiaries acting within the scope of their employment or by independent contractors of Seller or its Subsidiaries who have executed agreements expressly assigning all right, title and interest in such North America Intellectual Property to Seller or its Subsidiaries.

          (e)   Validity.    To the knowledge of Seller, all rights in the Registered North America Intellectual Property (excluding pending applications) are valid and enforceable, and no written or oral notice has been received alleging anything to the contrary. All required maintenance or similar fees or annuities for Registered North America Intellectual Property that have not been abandoned have been timely paid and all required affidavits and renewals due through the Closing Date have been filed or will be filed by the Closing Date, in connection with the Registered North America Intellectual Property (including pending applications). To the knowledge of Seller and the Canadian Subsidiary, there have been no acts or omissions that reasonably could be construed as inequitable conduct that would adversely affect the Patents within the North America Intellectual Property. Neither Seller nor any of its Subsidiaries are a party to any source code escrow agreement that includes the North America Navigator Platforms.

          (f)    Confidentiality.    No Trade Secret of the North America Business has been disclosed to any third party other than pursuant to written non-disclosure agreements, and Seller and its Subsidiaries have used commercially reasonable efforts to preserve the secrecy of Trade Secrets and all North America Intellectual Property or other information the value of which to Seller is dependent upon maintenance of the confidentiality thereof. Seller has disclosed or made available the source code and system documentation relating to the North America Navigator Platform only to employees or consultants of Seller who required such disclosure or access and who have executed written confidentiality agreements governing their use of such source code and documentation. There is no unauthorized use, infringement or misappropriation of the North America Intellectual Property by any current or former employee, officer, consultant or independent contractor of Seller or its Affiliates.

          (g)   No Infringers.    To the knowledge of Seller and the Canadian Subsidiary, and other than as asserted in the Patent Lawsuit, no third party, employee of Seller or its Subsidiaries or former employee of Seller or its Subsidiaries has infringed or misappropriated any North America Intellectual Property.

          (h)   No Restrictions.    There are no settlements, forbearances to sue, consents, judgments or orders that do or may: (i) restrict the Seller's or its Subsidiaries' rights to use any North America Intellectual Property; (ii) restrict the conduct of the North America Business in order to accommodate a third party's Intellectual Property; or (iii) permit third parties to use any North America Intellectual Property, other than existing License Agreements set forth in the Seller Disclosure Letter.

            (i)  Open Source Code.    None of the software, technology and platforms included within the North America Intellectual Property contain any software code that is licensed under any terms or conditions that require that the software included in such North America Intellectual Property be (i) made available or distributed in source code form other than a source code escrow; (ii) licensed for the purpose of making derivative works; (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind other than permitted by applicable law; or (iv) redistributable at no charge.

          (j)    Additional Filings.    With respect to pending applications relating to Intellectual Property that have been filed with Governmental Authorities, there are no obligations to file responses, amendments or other papers except as described in Section 4.7(j) of the Seller Disclosure Letter.

          (k)   Navigator 3.x Exception.    Notwithstanding anything in this Agreement to the contrary, no representation or warranty is given by Seller or the Canadian Subsidiary with respect to any software, including source and object code, Seller's LMC card technology, and associated documentation developed and marketed under the name TV Navigator 3.x (collectively, "TV Navigator 3.x"), except that (x) Seller owns all Intellectual Property embodied in or associated with the TV Navigator 3.x, (y) Purchaser and its Affiliates will be entitled to use and otherwise exploit the TV Navigator 3.x without restriction and (z) Seller has not granted any rights to any third party that restricts Purchaser's or its Affiliates' right to use TV Navigator 3.x. For the avoidance of doubt, any reference to the defined terms Transferred Assets, North America Intellectual Property, North America Navigator Platforms or North America Business in any representation or warranty in this Agreement other than this Section 4.7 (k) shall not apply with respect to TV Navigator 3.x.

        4.8    Contracts.

          (a)   Seller has made available to Purchaser accurate and complete copies of each of the Assigned Contracts as of the date hereof (including exhibits, schedules, roadmaps, annexes and in each case, together with all amendments thereto), all of which are listed on Schedule 1.1(a)(i). Each of the Assigned Contracts is legal, valid, binding, enforceable and in full force and effect and is not subject to any material Violation. Section 4.8(a) of the Seller Disclosure Letter lists all Contracts (each Contract listed in Section 4.8(a) of the Seller Disclosure Letter, a "Material

  Contract", and collectively the "Material Contracts") relating to the North America Business to which Seller or any of its Subsidiaries is a party and that are:

              (i)  material Contracts entered into by Seller or its Subsidiaries that bind Seller or its Subsidiaries with respect to the Transferred Assets;

             (ii)  Contracts with television networks (including broadcast and cable networks), cable and direct broadcast system operators, manufacturers of televisions and set-top boxes and advertisers;

            (iii)  Contracts between Seller or an Affiliate of Seller, on the one hand, and any Subsidiary of Seller, on the other hand;

            (iv)  Contracts establishing any joint venture, partnership, strategic alliance, or other material collaboration;

             (v)  Contracts that limit, or purport to limit, the ability of Seller or any of its Subsidiaries to, compete in any line of business or with any Person or in any geographic area or during any period of time or that require Seller or any of its Subsidiaries to deal exclusively with a given Person in respect of a given matter;

            (vi)  Contracts for the sale of any Transferred Asset or the grant of any preferential rights to purchase any Transferred Asset or requiring the consent of any party to the transfer thereof;

           (vii)  Contracts in effect as of the date of this Agreement to which Seller or any of its Subsidiaries is a party and that are material to the conduct of the North America Business, or the use or operation of the Transferred Assets, as presently conducted.

          (b)   Except as disclosed in Section 4.8(b) of the Seller Disclosure Letter, (i) neither Seller nor any of its Subsidiaries is in material default under the terms of any Material Contract or Assigned Contract or in the payment of any principal of or interest on any Indebtedness and (ii) to the knowledge of Seller and the Canadian Subsidiary, no counterparty to any Material Contract or Assigned Contract is in material default thereunder.

          (c)   Seller has made available to Purchaser copies of all agreements between Seller or the Canadian Subsidiary and their employees and/or Seller or the Canadian Subsidiary and their independent contractors that relate to the creation of any of the Transferred Assets, including "work for hire" agreements.

          (d)   The Transferred Assets include all information and other materials that Purchaser may be required to return to any counterparty to any nondisclosure, confidentiality or other similar agreement included in the Assigned Contracts to the extent required by the terms thereof.

        4.9    Legal Proceedings.

        Other than the Patent Lawsuit and except as set forth in Section 4.9 of the Seller Disclosure Letter, or as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Seller, the North America Business or the Transferred Assets, as of the date of this Agreement, there is no (a) Legal Proceeding pending or, to the knowledge of Seller or the Canadian Subsidiary, threatened in writing, against, involving or affecting the North America Business or the Transferred Assets, (b) material judgment, decree, Injunction, rule, or order of any Governmental Authority against the North America Business or the Transferred Assets, or (c) Legal Proceeding pending or, to the knowledge of Seller or the Canadian Subsidiary, threatened in writing, against Seller or any Subsidiary of Seller that seeks to restrain, enjoin or delay the consummation of the transactions contemplated by this Agreement or that seeks damages in connection therewith. Seller has delivered or made available to Purchaser a true and complete copy of all pleadings and other filings related to the Patent Lawsuit.

        4.10    Licenses; Compliance with Regulatory Requirements.

          (a)   The Seller and its Subsidiaries hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, final and enforceable orders and approvals, domestic or foreign (collectively, the "Licenses"), required for or which are material to the ownership of the Transferred Assets and the operation of the North America Business, except for those Licenses which the failure to hold would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Seller, the North America Business or the Transferred Assets. Seller and each of its Subsidiaries are in compliance with, and have conducted their respective businesses so as to comply with, the terms of their respective Licenses and with all applicable Laws, except where the failure so to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Seller, the North America Business or the Transferred Assets. Without limiting the generality of the foregoing, Seller and its Subsidiaries (i) have all material Licenses of Governmental Authorities required for the operation of the facilities being operated on the date hereof by Seller or any of its Subsidiaries (the "Permits"), (ii) have duly and currently filed all material reports and other material information required to be filed with any Governmental Authority in connection with such Permits and (iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations that have not had and, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Seller, the North America Business or the Transferred Assets.

          (b)   Except as set forth in Section 4.10(b) of the Seller Disclosure Letter and as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the North America Business, (i) Seller and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, (ii) Seller and its Subsidiaries hold all Permits required under Environmental Laws necessary to enable them to own, lease or otherwise hold their assets and to carry on the North America Business as presently conducted, (iii) there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending or, to the knowledge of Seller and the Canadian Subsidiary, threatened directly against Seller or any of its Subsidiaries arising under any Environmental Laws, (iv) there is no ongoing remediation of or other response action to remove contamination or correct any material adverse environmental or indoor air quality violation, and, to the knowledge of Seller and the Canadian Subsidiary, no Governmental Authority has proposed or, to the knowledge of Seller and the Canadian Subsidiary, threatened in writing any such remediation or response against Seller or any of its Subsidiaries, at any real property currently leased or owned by Seller or any of its Subsidiaries, or resulting from any activity of Seller or any of its Subsidiaries, and (v) neither Seller nor any of its Subsidiaries has received any written notice that remains outstanding alleging a violation by or liability of Seller or any of its Subsidiaries, under any Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" means any Law governing the management of hazardous or toxic substances, the protection of natural resources or wildlife, or public health and safety, including the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and any state or foreign law counterpart.

        4.11    Employee Benefits Matters.

          (a)   A complete list of all Employee Benefit Plans that provide benefit coverage to Business Employees is contained in Section 4.11 of the Seller Disclosure Letter. Seller has made available to Purchaser a copy (or, with respect to any unwritten arrangement, a description) of each material

  Employee Benefit Plan that provides benefit coverage to Business Employees and the latest summary plan description.

          (b)   Each Employee Benefit Plan listed in Section 4.11 of the Seller Disclosure Letter is and has been maintained in compliance with its terms and the provisions of all applicable Laws, including ERISA and the Code, except where failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Seller, the North America Business or the Transferred Assets. Within the six (6) years preceding the date hereof, none of Seller, the Canadian Subsidiary or any ERISA Affiliate has ever sponsored or maintained an "employee pension benefit plan" subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. Within the six (6) years preceding the date hereof, the Canadian Subsidiary has not sponsored or maintained a pension plan (whether registered or non-registered) within the meaning of Canadian Law. None of Seller, the Canadian Subsidiary or any ERISA Affiliate has maintained or incurred any liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA or under applicable Canadian Law).

          (c)   Except as provided in Section 7.10, there are no Employee Benefit Plans as to which Purchaser or any of Purchaser's Affiliates will be required to make any contributions or with respect to which Purchaser or any of Purchaser's Affiliates shall have any obligation or liability whatsoever.

          (d)   Section 4.11 of the Seller Disclosure Letter contains with respect to the Business Employees a complete and accurate list of all qualified beneficiaries, as defined under Section 4980B(g)(1) of the Code, as of the effective date of this Agreement (including qualified beneficiaries who are in the election period for continuation coverage but who have not yet elected continuation coverage), the date of the applicable qualifying event and the nature of the qualifying event relating to the duration of such coverage. There have been no failures with respect to the Business Employees to provide continuation coverage as required by Section 4980B(f) of the Code. Seller agrees to provide to Purchaser at Closing an updated list of the qualified beneficiaries with respect to Business Employees, as described above, effective as of the Closing Date.

          (e)   All Employee Benefit Plans that are maintained or contributed to, or required to be maintained or contributed to by the Canadian Subsidiary (the "Canadian Benefit Plans") and that provide health and welfare benefits coverage to the Business Employees are fully insured. Neither Seller nor the Canadian Subsidiary has received any payment in respect of the demutualization of the insurer of any such Canadian Benefit Plan.

          (f)    Solely with respect to Business Employees, and except as set forth in Section 4.11 of the Seller Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with any other event) (1) will result in any payment becoming due, increase the amount of any payment, or accelerate the timing or vesting of any payment to any Business Employee or independent contractor or group of employees or independent contractors of the North America Business, or (2) is reasonably expected to result in the imposition of any excise tax under Section 4999 of the Code or the denial of any deduction under Section 280G of the Code.

          (g)   None of the Canadian Benefit Plans provides for retiree medical or life insurance liabilities or continuing medical benefits or life insurance coverage for any participant or any beneficiary of any participant after such participant termination of employment except as set forth in Section 4.11 of the Seller Disclosure Letter or as may be required by applicable Law.

          (h)   Solely with respect to Business Employees, neither Seller nor the Canadian Subsidiary has made any promises or commitments to create any new or additional Employee Benefit Plans or to improve or change the benefits provided under any Employee Benefit Plan.

          (i)    Except as set forth in Section 4.11 of the Seller Disclosure Letter, there is no Legal Proceeding pending or, to the knowledge of Seller and the Canadian Subsidiary, threatened with respect to any Canadian Benefit Plan covering Business Employees.

        4.12    Labor and Employee Relations.

          (a)   Section 4.12 of the Seller Disclosure Letter contains a complete list of all Business Employees, including a specific identification of the entity that employs them, listing the title or position held, work location, base salary, any commissions or other compensation payable to such employees and leave status (if applicable). Except as set forth on Section 4.12 of the Seller Disclosure Letter, neither the Seller nor any of its Subsidiaries is a party to or obligated under any employment, or consulting or other arrangement entered into or maintained for the benefit of its current or former employees, temporary or leased workers or independent contractors related to the North America Business. Seller has made available to the Purchaser a true and correct copy of each employment related agreement of the Business Employees listed on Section 4.12 of the Seller Disclosure Letter. Each Business Employee, independent contractor and temporary or leased worker has been properly classified for employment tax and employee benefit plan purposes. Seller and each of its Affiliates is and has been in material compliance with all Laws relating to employment, including all such Laws relating to wages, hours, collective bargaining, discrimination, pay equity, employment equity, civil rights, safety and health and workers' compensation (including workplace safety and insurance) except where such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Seller or the North America Business or the Transferred Assets or that could result in Liability to Purchaser or its Affiliates after the Closing. No employees of Seller or its Affiliates are covered by a collective bargaining agreement or similar arrangement. No labor union or other collective bargaining unit represents or claims to represent any of the Business Employees. There are no union campaigns being conducted or threatened with respect to Business Employees.

          (b)   Except as set forth in Section 4.12 of the Seller Disclosure Letter, there is no Legal Proceeding pending or, to the knowledge of Seller and the Canadian Subsidiary, threatened with respect to any Business Employee.

          (c)   Except for those Employment Contracts listed in Section 4.12 of the Seller Disclosure Letter, there are no Employment Contracts which are not terminable on the giving of reasonable notice in accordance with applicable Law, nor are there any management agreements, retention bonuses or Employment Contracts providing for cash or other compensation or benefits upon the consummation of the transactions contemplated by this Agreement that could reasonably be expected to result in any liability or obligation of the Purchaser.

          (d)   With respect to the Canadian Subsidiary, all current assessments under the Workplace Safety and Insurance Act (Ontario) in relation to the Business Employees and all of the contractors and subcontractors of Seller, the Canadian Subsidiary and their Affiliates have been paid or accrued by Seller, the Canadian Subsidiary and their Affiliates and the business has not been and is not subject to any additional or penalty assessment under such legislation which has not been paid or has been given notice of any audit. Moreover, the accident cost experience of the Canadian Subsidiary is such that there are no pending nor, to the knowledge of Seller, the Canadian Subsidiary or any of their Affiliates, potential penalty assessments, experience rating changes or claims which could adversely affect the premium payments or accident cost experience of the Canadian Subsidiary or result in any additional payments in connection with the North America Business.

          (e)   Seller, the Canadian Subsidiary and their Affiliates have made available to the Purchaser for review, all inspection reports or written equivalent made under the Occupational Health and

  Safety Act (Ontario) and the Workplace Safety and Insurance Act (Ontario), which relate to the North America Business.

          (f)    With respect to the Canadian Subsidiary, there are no outstanding inspection orders or written equivalent made under the Occupational Health and Safety Act (Ontario) which relate to the North America Business.

        4.13    Fairness Opinion.

        The Seller Board has received the opinion of Allen & Company LLC to the effect that, as of the date hereof, the Cash Consideration is fair, from a financial point of view, to Seller (the "Fairness Opinion"). Seller has delivered to Purchaser a true and complete copy of the executed Fairness Opinion. Seller will include an executed copy of the Fairness Opinion in or as an annex to the Proxy Statement.

        4.14    Recommendation of the Seller Board.

        As of the date of this Agreement, the Seller Board, by vote at a meeting duly called and held, has approved this Agreement, determined that the transactions contemplated hereby are fair to and in the best interests of Seller and Seller's stockholders and has unanimously adopted resolutions (which resolutions have not, as of the date of this Agreement, been rescinded or modified) recommending approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Seller and directing that this Agreement be submitted to a vote at the Seller Special Meeting.

        4.15    Vote Required.

        The only vote of stockholders of Seller required under the DGCL, the Nasdaq National Market requirements, the Seller Charter, the Seller Bylaws or otherwise in order to consummate the transactions contemplated by this Agreement, is the adoption and approval of the Acquisition Proposal by the affirmative vote of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Seller Common Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock of Seller is required for such approval and adoption.

        4.16    Brokers

        No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or any of its Subsidiaries that is or will become an Assumed Liability or will otherwise be payable by Purchaser.

        4.17    Transactions with Affiliates.

        Except as set forth in Section 4.17 of the Seller Disclosure Letter, no Affiliate of Seller or the Canadian Subsidiary (other than each other) owns any property or right, tangible or intangible, that is used in the North America Business.

        4.18    No Investment Company.

        Seller is not an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940, as amended.

        4.19    Insurance.

        Seller has made available to Purchaser a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the North America Business. There is no material claim by Seller or its Subsidiaries pending under any of such policies or bonds relating to the North America Business or the Transferred Assets as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums due under all such policies and bonds have been timely paid and Seller and its

Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds.

        4.20    Rights Agreement.

        Seller and the Seller Board have taken all necessary action under the Rights Agreement, dated as of May 12, 2003, by and between Seller and Equiserve Trust Company, N.A. (the "Seller Rights Agreement"), to (i) render the Seller Rights Agreement inapplicable to the sale of the Transferred Assets and the other transactions contemplated by this Agreement and the Voting Agreement, and (ii) provide that (A) Purchaser shall not be deemed an "Acquiring Person" (as defined in the Seller Rights Agreement) as a result of the execution, delivery and performance of this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby, and (B) no "Distribution Date" or "Stock Acquisition Date" (each as defined in the Seller Rights Agreement) shall be deemed to have occurred as a result of the execution, delivery and performance of this Agreement or any of the transactions contemplated hereby. No Distribution Date or Stock Acquisition Date has occurred prior to the date hereof. Seller has provided Purchaser with a true and complete copy of the Seller Rights Agreement in effect on the date hereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        The Purchaser hereby represents and warrants to Seller and the Canadian Subsidiary as follows:

        5.1    Authority; No Conflicts; Governmental Consents.

          (a)   Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect on Purchaser.

          (b)   Purchaser has all requisite limited liability company power and authority to enter into this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Transaction Documents and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and is, and, each of the Transaction Documents, when duly executed and delivered by Purchaser will be, assuming due and valid authorization by Seller and the Canadian Subsidiary, in each case, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          (c)   The execution and delivery by Purchaser of this Agreement does not and the execution and delivery of the Transaction Documents will not, and the performance by Purchaser of its obligations hereunder or thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby will not:

              (i)  conflict with or violate the certificate of formation or the limited liability company agreement of Purchaser;

             (ii)  require any Governmental Consent or Governmental Filing, in each case on the part of Purchaser, except for (A) the Governmental Consents and Governmental Filings with foreign, state and local Governmental Authorities contemplated by or referred to in this Agreement, including Section 4.1(c)(ii) of this Agreement or Section 4.1(c)(ii) of the Seller Disclosure Letter, and (B) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the HSR Act;

            (iii)  give rise to any Violation of any Contract to which Purchaser is a party, by which Purchaser or any of its respective assets or properties is bound or affected or pursuant to which Purchaser is entitled to any rights or benefits;

            (iv)  assuming that the Governmental Consents and Governmental Filings specified in subclause (ii) of this Section 5.1(c) are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to Purchaser or by which any of its properties or assets are bound, except for such Violations that will not, individually or in the aggregate, have a Material Adverse Effect on Purchaser.

        5.2    Proxy Statement.

        None of the information concerning Purchaser supplied or to be supplied by Purchaser for inclusion or incorporation by reference in, and that is included or incorporated by reference in, the Proxy Statement or any amendment or supplement thereto, will, at the time of mailing to the Seller's stockholders or at the time of the Seller Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.3    Litigation.

        As of the date of this Agreement, there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Authority pending or, to the knowledge of Purchaser, overtly threatened against or involving Purchaser that is expected to have a Material Adverse Effect on Purchaser or that questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby.

        5.4    Brokers.

        No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser, that is or will be payable by Seller.

        5.5    Interim Operations of Purchaser.

        Purchaser was formed solely for the purpose of engaging in the transactions contemplated by the Agreement and for purposes of operating the North America Business after Closing, and Purchaser engaged in no business activity, has conducted no operations and has incurred no liability prior to the date of this Agreement, other than in connection with the transactions contemplated by this Agreement.

        5.6    Capital Resources.

        Purchaser has, and will have at the Closing Date, sufficient cash or access to cash to pay the Cash Consideration, as adjusted, to Seller.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

        6.1    Access to Information.

          (a)   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, upon reasonable notice, Seller and the Canadian Subsidiary will (and will cause each of its Subsidiaries to) afford to the officers, employees, counsel, accountants and other authorized representatives of Purchaser reasonable access during normal business hours to all properties, personnel, books and records relating to the North America Business, the Transferred Assets and the Assumed Liabilities and furnish to such Persons such financial and operating data and other information concerning the North America Business, the Transferred Assets and the Assumed Liabilities, as such Persons will from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of Seller and its Subsidiaries to discuss the North America Business, the Transferred Assets and the Assumed Liabilities and otherwise fully cooperate with the other party in its investigation of the business of Seller and its Subsidiaries; provided, however, that any such access shall be conducted at a reasonable time under the supervision of personnel of the Seller or its Subsidiaries, as the case may be; provided, further, however, that neither Purchaser nor its representatives shall (i) have the right to conduct any intrusive environmental investigations of any nature including any soil, water, air or structural sampling at the North America Business or any property related thereto; or (ii) subject to Article VII, communicate to Seller's employees or customers, directly or indirectly, without the prior consent of Seller (which consent shall not be unreasonably withheld).

          (b)   At the Closing and for a reasonable time following Closing, not less than 24 months, Seller and the Canadian Subsidiary shall make available to Purchaser copies of all books and records relating to the North America Business, and sales literature, product information, employment records and files and other information and/or data related to or used by Seller and its Subsidiaries in, or that arise out of, the operation of the North America Business and are not included in the Records, that the Purchaser may reasonably request.

          (c)   Subject to Section 6.4(e) and Section 10.15, nothing herein shall require the Seller to disclose any information to Purchaser if such disclosure would, in its reasonable judgment (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which it or its Affiliates is a party); provided, however, that Seller shall provide Purchaser with notice of the information so withheld and, to the extent requested by Purchaser, shall cooperate with Purchaser to implement such arrangements as may be necessary in order to permit such disclosure without resulting in the effects specified in clauses (i) and (ii).

        6.2    Confidentiality.

          (a)   Except as set forth in this Section 6.2(a) Purchaser shall keep, and shall cause all of its Affiliates, directors, officers, employees and agents (and its Affiliates' respective directors, officers, employees and agents) (such Affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to keep confidential, and Purchaser shall not and shall cause (including by enforcing the terms of any confidentiality or similar agreements) its Representatives to not, disclose any Seller Information. Purchaser and its Representatives shall use the Seller Information solely for the purpose of fulfilling the obligations and exercising the rights of Purchaser under this Agreement. Purchaser shall not use the Seller Information for commercial purposes or to obtain any competitive advantage with respect to Seller. Purchaser shall be responsible for any breach of the obligations set forth in this Section 6.2(a) by Purchaser or any of its Representatives. If Purchaser or any of its Representatives is required by Law or requested by a Governmental Authority to disclose any Seller Information, Purchaser shall provide Seller with prompt notice of any such request or requirement, so that Seller may seek an appropriate protective order or other appropriate remedy. Purchaser shall use all reasonable efforts, at Seller's sole expense, to assist Seller in obtaining a protective order. If, in the absence of such a protective order, Purchaser concludes, after consultation with counsel, that it is legally required to disclose Seller Information to any Governmental Authority, Purchaser or its Representatives may disclose only such information which such counsel advises is legally required to be disclosed to such Governmental Authority; provided, however, that (i) Purchaser shall give Seller reasonable advance written notice of the information to be disclosed and, at Seller's request and sole expense, seek to obtain assurances that it will be accorded confidential treatment, and (ii) neither Purchaser nor any of its Representatives shall be liable for any such disclosure unless such disclosure to a Governmental Authority was caused by or resulted from a previous disclosure by Purchaser or its Representatives not permitted by this Section 6.2(a). The obligations of Purchaser under this Section 6.2(a) with respect to Seller Information relating to (i) the North America Business, shall terminate at Closing (it being understood that all proprietary information included among the Transferred Assets shall become the proprietary information of Purchaser at Closing) and (ii) the Non-North America Business, shall terminate upon the second anniversary of the Closing; provided that if this Agreement is terminated prior to Closing, such obligations shall terminate upon the second anniversary of such termination.

          (b)   After the Closing, except as set forth in this Section 6.2(b) Seller shall keep, and shall cause all of its Representatives to keep confidential, and Seller shall not and shall cause (including by enforcing the terms of any confidentiality or similar agreements) its Representatives to not, disclose any Purchaser Information. After the Closing, Seller and its Representatives shall use the Purchaser Information solely for the purpose of fulfilling the obligations and exercising the rights of Seller under this Agreement. After the Closing, Seller shall not use the Purchaser Information for commercial purposes or to obtain any competitive advantage with respect to Purchaser. Seller shall be responsible for any breach of the obligations set forth in this Section 6.2(b) by Seller or any of its Representatives. If Seller or any of its Representatives is required by Law or requested by a Governmental Authority to disclose any Purchaser Information, Seller shall provide Purchaser with prompt notice of any such request or requirement, so that Purchaser may seek an appropriate protective order or other appropriate remedy. Seller shall use all reasonable efforts, at Purchaser's sole expense, to assist Purchaser in obtaining a protective order. If, in the absence of such a protective order, Seller concludes, after consultation with counsel, that it is legally required to disclose Purchaser Information to any Governmental Authority, Seller or its Representatives may disclose only such information which such counsel advises is legally required to be disclosed to such Governmental Authority; provided, however, that (i) Seller shall give Purchaser reasonable advance written notice of the information to be disclosed and, at Purchaser's request and sole expense, seek to obtain assurances that it will be accorded confidential treatment, and (ii) neither Seller nor any of its Representatives shall be liable for any such disclosure unless such disclosure to a Governmental Authority was caused by or resulted from a previous disclosure by Seller or its Representatives not permitted by this Section 6.2(b). The obligations of Seller under this Section 6.2(b) with respect to Purchaser Information relating to (i) the North America Business and the Transferred Assets, shall terminate at the second anniversary of the Closing Date and (ii) any source code, shall survive indefinitely; provided that such obligations shall terminate immediately if this Agreement is terminated prior to Closing.

          (c)   For purposes of this Section 6.2, "Seller Information" means all confidential or proprietary non-public information furnished by Seller or its Representatives to Purchaser or its Representatives before or after the date of this Agreement including, but not limited to, confidential or proprietary non-public information of, or relating to, the North America Business and the Non-North America Business, including all technical and proprietary information and information exchanged in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby (including information provided by Seller or its Subsidiaries pursuant to Section 3.3 and 6.1); provided, that Seller Information shall not include information which (A) was or becomes available to Purchaser on a non-confidential basis prior to its disclosure by Seller, (B) was or becomes generally available to the public other than as a result of a disclosure by Purchaser or its Representatives that is not permitted by Section 6.2(a), or (C) becomes available to Purchaser on a non-confidential basis from a source other than Seller, or any of its Representatives, provided that to the knowledge of Purchaser such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Purchaser or Seller.

          (d)   For purposes of this Section 6.2, "Purchaser Information" means all confidential or proprietary non-public information of, or relating to, the North America Business and the Transferred Assets; provided that Purchaser Information shall not include information which was or becomes generally available to the public other than as a result of a disclosure by Seller or its Representatives that is not permitted by Section 6.2(b).

        6.3    Public Announcements.

        Each party shall consult with, and use commercially reasonable efforts to accommodate the comments of, the other parties before issuing any press release or otherwise making any public statement (whether written or oral) with respect to this Agreement or the transactions contemplated hereby, unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market (in which case the party issuing or making such press release or other public statement shall use its commercially reasonable efforts to consult with the other parties before issuing such press release or making such other public statement). Notwithstanding the preceding sentence, upon execution of this Agreement and upon the Closing, Seller and Purchaser will consult with each other with respect to the issuance of a joint press release with respect to this Agreement and the transactions contemplated hereby.

        6.4    Ordinary Conduct.

        Except as expressly contemplated by this Agreement or as set forth in Schedule 6.4, from the date hereof until the earlier of the termination of this Agreement or the Closing, Seller and the Canadian Subsidiary each covenants and agrees, unless expressly contemplated by this Agreement or unless Purchaser shall otherwise consent, which consent shall not be unreasonably withheld or delayed:

          (a)   to cause the operations of the North America Business to be conducted in the ordinary course and consistent with past practice and in compliance in all material respects with all obligations under the Assigned Contracts and the Canadian Lease, use commercially reasonable efforts to preserve all rights, privileges, franchises and other authority adequate or necessary for the conduct of the North America Business substantially as currently conducted and use commercially reasonable efforts consistent with past practice to maintain good relationships with material licensors, licensees, suppliers, contractors, distributors, customers and others having significant business relationships with the North America Business; provided, however, that no action by Seller or any Subsidiary of Seller with respect to matters specifically addressed by any provision of Section 6.4(b) shall be deemed a breach of this Section 6.4(a) unless such action would constitute a breach of any such provision of Section 6.4(b);

          (b)   give prompt notice to Purchaser of (i) the occurrence or non-occurrence of any event that would cause any of Seller's and the Canadian Subsidiary's representations or warranties contained herein to be untrue and incorrect in any material respect as of the date hereof or untrue and incorrect in any material respect as of the Closing (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event that will result, or is reasonably likely to result in the failure of any condition specified in Article VIII hereof to be satisfied, and (iii) any notice or other communication from a third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may materially violate the rights of or confer material remedies upon such third party; and

          (c)   that it will not, and will not permit any of its Subsidiaries to, take any of the following actions except as expressly contemplated by the Transaction Documents:

              (i)  (A) amend, alter or modify the organizational or governance documents of Seller or the Canadian Subsidiary, (B) take any action with respect to liquidation or dissolution of Seller that would result in a liquidation or dissolution on or prior to the date that is six (6) months after the Closing Date, or (C) take any action with respect to liquidation or dissolution of the Canadian Subsidiary that would result in a liquidation or dissolution on or prior to the Closing Date;

             (ii)  transfer, issue, sell or dispose of any equity interest or other securities of the Canadian Subsidiary or grant options, warrants, calls or other rights to purchase or otherwise acquire equity interests of the Canadian Subsidiary;

            (iii)  effect any recapitalization, reclassification, redemption, combination, stock split or like change in the capitalization of the Canadian Subsidiary;

            (iv)  declare, set aside, or pay any dividend or other distribution to the security holders of Seller if it would result in a violation of Section 6.15 or declare, set aside, or pay any non-cash dividend or other non-cash distribution to the security holders of the Canadian Subsidiary;

             (v)  sell, assign, transfer, lease, license or otherwise dispose of or agree to sell, assign, transfer, lease, license or otherwise dispose of any of the Transferred Assets, or any material assets or properties of the North America Business;

            (vi)  transfer to any person or entity any material rights to the North America Intellectual Property;

           (vii)  permit any of the Transferred Assets to become subject to any Lien (other than any Permitted Liens);

          (viii)  materially revalue any of the Transferred Assets or, except as required by GAAP, make any change in accounting methods, principles or practices with respect to the Transferred Assets;

            (ix)  make any Tax election or settle any controversy with a taxing authority if such election or settlement could have a material adverse effect on Purchaser, the North America Business or the Transferred Assets after the Closing;

             (x)  other than in the ordinary course of business consistent with past practice, enter into any agreement, arrangement or transaction with any Affiliate of Seller with respect to the North America Business other than as expressly contemplated by the Transaction Documents or any such agreement, arrangement or transaction that will terminate or be completed prior to the Closing;

            (xi)  (A) amend, modify or supplement in a manner adverse in any material respect to the Seller or its Subsidiaries or the North America Business any Assigned Contract or (B) enter into, amend, modify or supplement any Contract, if such Contract would have been a Material Contract if it had been in existence on the date of this Agreement;

           (xii)  amend, modify or change in any respect in a manner adverse in any material respect to the Seller or its Subsidiaries or the North America Business, or terminate, any Material Contract or any provision or "roadmap" included in any Contract relating to the North America Business in a manner adverse in any material respect to the Seller or its Subsidiaries or the North America Business;

          (xiii)  acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material, individually or in the aggregate, to the North America Business;

          (xiv)  permit the Seller Subsidiary or the Canadian Subsidiary to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership association or other business organization or division thereof or otherwise acquire any assets (other than inventory);

           (xv)  modify, amend, terminate or permit the material lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to the Canadian Leased Property;

          (xvi)  except in the ordinary course and consistent with past practice, (A) grant to any Business Employee any increase in compensation or benefits, (B) grant or pay to any Business Employee any severance or termination pay or increase in any manner the severance or termination pay of any Business Employee, except as may be required by applicable Law or pursuant to Contracts existing on the date hereof, (C) with respect to any individual that would become a Transferred Employee, enter into any employment contract (other than "at-will" employment contracts), collective bargaining agreement or similar arrangement, written or oral, or modify the terms of any existing such contract, agreement or arrangement, (D) take any action to accelerate the vesting or payment of any compensation or benefit to any Business Employee under any Employee Benefit Plan or award thereunder or (E) adopt, amend, modify or terminate any Employee Benefit Plan (or any plan that would be an Employee Benefit Plan if adopted) for the benefit of any of the Business Employees, except in each case as may be required by applicable Law or under Contracts existing on the date hereof;

         (xvii)  other than in the ordinary course of business consistent with past practice, terminate (other than for cause and subject to Article VII) the employment of any Business Employee or hire any employees to become Business Employees;

        (xviii)  take any action that would or is reasonably likely to result in any of the conditions to the consummation of the transactions contemplated hereby set forth in Article VIII not being satisfied, or would make any representation or warranty of Seller or the Canadian Subsidiary contained herein inaccurate in any material respect at, or as of any time prior to, the Closing, or that would materially impair the ability of Seller or the Canadian Subsidiary to consummate the transactions contemplated hereby in accordance with the terms hereof or materially delay such consummation; or

          (xix)  enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.4(c).

          (d)   Seller shall cause its Subsidiaries to take all actions necessary to effectuate the transactions contemplated by this Agreement, including causing the Canadian Subsidiary and Seller's other Affiliates, if applicable, to transfer and assign any Transferred Assets owned or held by the Canadian Subsidiary or such Affiliate to Purchaser in accordance with the terms of this Agreement.

          (e)   From the date hereof until the earlier of the termination of this Agreement or the Closing, Seller shall in good faith pursue the defense of the Patent Lawsuit. In furtherance and not in limitation of the foregoing, Seller shall continue to retain Weil, Gotshal & Manges LLP and O'Melveny & Myers LLP (or such other counsel of nationally recognized stature as Seller may choose and as reasonably satisfactory to Purchaser) for purposes of such defense and shall pay the fees and expenses of such counsel as such fees and expenses become due. To the extent requested by Purchaser, Seller shall consult with Purchaser with respect to the pursuit of such defense and shall furnish to Purchaser records, information and testimony, and permit Purchaser or its representatives (including its counsel) to attend conferences, discovery proceedings, hearings, trials or appeals, relating to the Patent Lawsuit. The parties agree that to the extent that any consultations among the Seller, Purchaser, and/or their respective counsel regarding the Patent Lawsuit involve the disclosure of attorney work product, attorney-client privileged communications, trial preparation materials or other privileged and confidential communications or matter, such disclosures shall be subject to the common interest and joint defense privileges, and shall not result in the waiver of any applicable testimonial privilege, immunity or protection from discovery and Seller and Purchaser and their respective representatives will execute any documents reasonably necessary to effectuate the foregoing. Seller shall obtain the prior written consent of Purchaser before entering into any settlement or compromise of the Patent Lawsuit, or consenting to the entry of any judgment in or otherwise terminating the Patent Lawsuit, if such settlement, compromise, judgment or termination would have an adverse effect on the Transferred Assets or the North America Business. Seller consents to the representation of Purchaser by Weil, Gotshal & Manges LLP and O'Melveny & Myers LLP with respect to the Patent Lawsuit following the Closing.

        6.5    Seller's Bankruptcy.

        Seller represents and warrants that it is not currently in bankruptcy and that no bankruptcy court approval is required to fully effectuate the Acquisition Proposal. Seller represents and warrants that prior to the date hereof its appeal from the United States Bankruptcy Court for the Northern District of California (docketed as Case No. 04-31394-TEC), which appeal was pending in the United States District Court for the Northern District of California (docketed as Case No. 3:04-cv-03854-JSW), has been dismissed and all court approvals necessary for such dismissal have been issued or granted. Seller covenants that it will not commence further bankruptcy proceedings prior to the Closing. Seller has delivered to Purchaser a true and correct copy of the order (certified if available) of the United States District Court for the Northern District of California dismissing such appeal.

        6.6    No Solicitation.

          (a)   From and after the date hereof until the earlier of the effective time of the Closing or the termination of this Agreement in accordance with its terms, Seller agrees that it shall not, nor shall it permit any of its Subsidiaries or Affiliates to, nor shall it authorize or permit any officer, director, employee, agent or representative (including any investment banker, attorney, accountant or other adviser) of Seller or any of its Subsidiaries (the "Restricted Persons") to, directly or indirectly, or otherwise (i) solicit, initiate, encourage or otherwise facilitate any inquiries or the submission of any proposals or offers from any Person that relates to any Alternative Proposal, (ii) participate in any discussions or negotiations regarding any Alternative Proposal, (iii) cooperate with, or furnish or cause to be furnished any non-public information concerning the business or assets of Seller or any of its Subsidiaries, to any Person in connection with any Alternative Proposal, (iv) approve, recommend or permit Seller or any of its Subsidiaries to enter into an agreement or understanding with any Person relating to any Alternative Proposal, (v) amend or grant any waiver or release of any standstill agreement that would reasonably be expected to lead to an Alternative Proposal or (vi) vote for, execute a written consent (or equivalent instrument) in favor of, or otherwise approve or enter into any agreements or understandings with respect to any of the foregoing; provided, however, that nothing contained in this Section 6.6 shall prevent Seller or the Seller Board from (A) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Alternative Proposal by means of a tender offer; provided that the Seller Board shall not recommend that the stockholders of the Seller tender their shares in connection with a tender offer, except to the extent that the Seller Board by vote determines in its good faith judgment that failure to make such a recommendation would result in a reasonable probability that the Seller Board would breach its fiduciary duties to Seller stockholders under applicable Law, after receiving the advice of outside legal counsel; or (B) making any disclosure to the stockholders of Seller, if the Seller Board by vote determines in its good faith judgment that failure to do so would result in a reasonable probability that the Seller Board would breach its fiduciary duties to Seller's stockholders under applicable Law, after receiving the advice of outside legal counsel. Seller agrees that it will take the necessary steps to promptly inform the Restricted Persons that might reasonably be expected to take the type of actions prohibited by this Section 6.6.

          (b)   At any time prior to the time its stockholders shall have voted to approve the Agreement, if the Seller is not otherwise in material violation of this Section 6.6, the restrictions set forth in Section 6.6(a) shall not prevent the Seller (or any Restricted Person), from engaging in discussions or negotiations with, or furnishing confidential information concerning Seller and its business and assets to, a Person who makes a written, unsolicited, bona fide Alternative Proposal after the Seller Board by vote determines in its good faith judgment (after consultation with Seller's outside legal counsel), that such Alternative Proposal is reasonably likely to lead to a Superior Proposal and that failure to take such action would result in a reasonable probability that the Seller Board would breach its fiduciary duties to Seller's stockholders under applicable Law for the purpose of determining whether such Alternative Proposal is a Superior Proposal (for purposes of this Section 6.6(b), to constitute a Superior Proposal such Alternative Proposal, (w) if relating to the issuance by Seller or any of its Subsidiaries of any equity interest in or any voting securities of Seller or such Subsidiary, must contemplate the issuance of more than 50% rather than 20% or more, of the total of such equity interests or voting securities, (x) if relating to the acquisition in any manner of any assets of Seller or its Subsidiaries, must contemplate the acquisition of more than 50%, rather than 20% or more, of the total of such assets, (y) if relating to the acquisition by any Person in any manner of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Seller, must contemplate the acquisition of more than 50%, rather than 20% or more, of the then outstanding shares of capital stock of Seller), and (z) if relating to any transaction for the Transferred Assets or the North America Business, must contemplate the acquisition of all or substantially all, rather than a material portion, of the Transferred Assets or the North America Business and the assumption of all or substantially all of the Assumed Liabilities, that, (A) is financially superior to the transactions contemplated hereby, taking into account any break-up fees or similar devices, expense reimbursement provisions and conditions to and timing of consummation, and is more favorable and provides greater value to all of the Seller's stockholders than this Agreement, as determined in good faith by the Seller Board after consultation with Seller's financial advisors, which shall be of national reputation, (B) will constitute a transaction for which financing, to the extent required, is then committed or which, in the good faith judgment of the Seller Board, is reasonably capable of being obtained and (C) if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the transaction and the Person making the proposal, as determined in the good faith judgment of the Seller Board (after consultation with its outside legal counsel) (any such Alternative Proposal that (1) is a merger, consolidation, tender offer, share exchange or other business combination or similar transaction involving Seller, or (2) satisfies one of clauses (w), (x), (y) or (z) and, in the case of either (1) or (2), satisfies all of clauses (A), (B) and (C) above is herein referred to as a "Superior Proposal").

          (c)   Seller shall provide Purchaser (for at least three (3) business days following the receipt by Purchaser of a written notice from Seller of a Superior Proposal) an opportunity to propose an amendment to this Agreement to provide for terms and conditions no less favorable than the Superior Proposal, as determined by the Seller Board. Notwithstanding anything in this Agreement to the contrary, the Seller Board may change its recommendation to the stockholders of Seller with respect to this Acquisition Proposal only in the circumstance permitted under the following sentence. In connection with a bona fide Alternative Proposal that is a Superior Proposal and is received prior to the time the stockholders of Seller shall have voted to approve this Acquisition Proposal, the Seller Board may change its recommendation if (i) the Seller Board by vote determines in its good faith judgment that failure to do so would result in a reasonable probability that the Seller Board would breach its fiduciary duties to Seller's stockholders under applicable Law, after receiving the advice of its outside legal counsel, (ii) Seller has complied with its obligation under the first sentence of this Section 6.6(c) in all material respects and the Seller Board has considered in good faith and consistent with its fiduciary duties any proposed changes to this Agreement (if any) proposed by Purchaser, (iii) after taking into account any such proposed changes by Purchaser, such Alternative Proposal remains a Superior Proposal, and (iv) Seller has complied with its obligations under Sections 3.1 and 3.2 and this Section 6.6 in all material respects; provided that nothing contained in this Section 6.6(c) shall relieve Seller from its obligation to comply with the first two sentences of Section 3.1 and with Section 3.2.

          (d)   Seller shall promptly advise Purchaser orally and in writing of any Alternative Proposal, or any inquiry, offer or proposal or request for information with respect to or which could reasonably lead to any Alternative Proposal (whether made directly to Seller or one of its advisers), the material terms and conditions of such Alternative Proposal or inquiry, offer, proposal or request, and the identity of the Person making any such Alternative Proposal or inquiry, offer, proposal or request. Seller shall keep Purchaser fully informed on a current basis of material developments with respect to the status and details of any such Alternative Proposal or inquiry, offer, proposal or request.

          (e)   Notwithstanding Section 6.6(b), Seller shall not provide any non-public information to a third party unless Seller provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms set forth in the Confidentiality Agreement.

          (f)    Seller shall immediately cease and cause to be terminated any existing discussion or negotiations with any Persons (other than Purchaser) conducted prior to the date of this Agreement with respect to any of the foregoing and will exercise any rights under any confidentiality agreements with any such Persons to require the return or destruction of confidential information provided by Seller or its representatives to any such Persons.

        6.7    Insurance.

        Seller shall keep, or cause to be kept, all material insurance policies presently maintained relating to the North America Business, the Seller Subsidiary or the Canadian Subsidiary, or the Transferred Assets, or replacements therefor, in full force and effect through the Closing. Following the Closing,

Seller shall have no obligation to insure the Transferred Assets against any loss in or under any insurance policy of Seller or its Affiliates, and Purchaser shall have no rights or obligations with respect to any such policy.

        6.8    Accounts Receivable.

        From and after the Closing, Purchaser shall remit to Seller all accounts receivable attributable to or arising out of the North America Business billed or accrued with respect to the period prior to the close of business on the Closing Date and other related items that are included in the Excluded Assets. Purchaser shall have no collection obligations with respect to any such accounts. Schedule 6.8 sets forth the name of each Business Employee who has an outstanding payroll advance under the Canadian Subsidiary's computer purchase program or has a travel advance balance, including the total amount outstanding and the payroll reduction schedule for each such employee. Seller and Purchaser agree that the Transferred Assets will include these receivables for each Business Employee who becomes a Transferred Employee (the "Employee Receivables") and the Cash Consideration shall be increased by the aggregate amount of the Employee Receivables for the Transferred Employees set forth on Schedule 6.8. Purchaser shall have no obligation to continue the computer purchase program on its existing terms.

        6.9    Non-Competition.

          (a)   Seller Covenant.    Subject to the Closing, and beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the "Restrictive Period"), Seller and its Affiliates shall not, directly or indirectly, develop, market, license, grant forbearances not to sue, or grant any rights to or authorize the use of, any Non-North America Intellectual Property, including the Non-North America Navigator Platforms, or any successor thereto, for commercial use or deployment in the United States, Canada or Mexico. Subject to the first sentence of Section 6.9 (a), Seller and its Affiliates shall be free to develop, market, license, grant forbearances not to sue, or grant any rights or authorize the use of, or otherwise exploit the Non-North America Intellectual Property, including the Non-North America Navigator Platforms, or any successor thereto, for commercial use or deployment throughout the world. This covenant shall be binding on any purchaser of the Non-North America Business or other successor thereto and its Affiliates. Seller shall require any such purchaser or successor to agree to be bound by this covenant for the remainder of the Restrictive Period and agree that it may be enforced directly by Purchaser (and its successors-in-interest). Seller shall require any purchaser of the Non-North America Business, or other successor thereto, to agree to be bound by the terms of the Technology Cross License and agree that it may be enforced directly by Purchaser (and its successors-in-interest) and shall cause any such purchaser or other successor to enter into the Technology Cross License if the sale of the Non-North America Business is consummated prior to the Closing hereunder.

          (b)   Purchaser Covenant.    Subject to the Closing, and beginning on the Closing Date and until the end of the Restrictive Period, Purchaser and its Affiliates shall not directly or indirectly develop, market, license, grant forbearances not to sue, or grant any rights to or authorize the use of, any North America Intellectual Property, including the North America Navigator Platforms, or any successor thereto, for commercial use or deployment in Europe. Notwithstanding the foregoing, Purchaser and its Affiliates, Comcast Parent and its Affiliates, and Cox Parent and its Affiliates, shall be free to commercially use and deploy the North America Navigator Platforms, or any successor thereto, on all cable systems or broadband systems owned or operated by them anywhere in the world, including Europe. Subject to the first sentence of Section 6.9(b), Purchaser and its Affiliates shall be free to develop, market, license, grant forbearances not to sue or grant any rights to or authorize the use of, or otherwise exploit the North America Intellectual Property, including the North America Navigator Platforms, or any successor thereto, for commercial use and deployment throughout the world. This covenant shall be binding on any purchaser of the North America Business or other successor thereto and its Affiliates. Purchaser shall require any such purchaser or successor to agree to be bound by this covenant for the remainder of the Restrictive Period and agree that it may be enforced directly by Seller (and its successors-in-interest).

          (c)   The covenants contained in Section 6.9 shall be construed as a series of separate covenants, one for each relevant country, province, state, city or other political subdivision. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 6.9. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of Section 6.9 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          (d)   Seller and Purchaser each acknowledges that the covenants set forth in Sections 6.9(a) and 6.9(b) are necessary to preserve the value of the Transferred Assets and the North America Business for Purchaser following the Closing and the value of the Non-North America Business for Seller (and its successor-in-interest), respectively. Seller and Purchaser also acknowledge that the limitations of time, geography and scope of activity agreed to in Section 6.9(a) and (b) are reasonable.

          (e)   The parties agree that in the event of a breach by a party of any of the covenants set forth in Sections 6.9(a) and 6.9(b), monetary damages alone would be inadequate to fully protect the other party from, and compensate the other party for, the harm caused by such breach or threatened breach. Accordingly, the breaching party agrees that if it breaches or threatens breach of any provision of Sections 6.9(a) or 6.9(b), the other party shall be entitled to, in addition to any other right or remedy otherwise available, the right to injunctive relief restraining such breach or threatened breach and to specific performance of any such provision of Sections 6.9(a) or 6.9(b).

        6.10    Cooperation.

        Each party hereto shall cooperate with each other and shall cause their respective officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to facilitate the orderly transition of the North America Business to Purchaser and to minimize any disruption to the respective businesses of Seller or the North America Business that might result from the transactions contemplated hereby. Neither party shall be required by this Section 6.10 to take any action that would unreasonably interfere with the conduct of its business or incur extraordinary expenses.

        6.11    Tax Matters.

          (a)   The parties shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Return and the conduct of any Tax audit, litigation or other proceeding involving the Transferred Assets or the North America Business. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties further agree (i) to retain all books and records with respect to Tax matters pertinent to the Transferred Assets and the North America Business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable period, and to abide by all record retention agreements entered into with any Governmental Authority, and (ii) to give each other party reasonable written notice prior to transferring, destroying or discarding any such books and records, and, if any other party so requests, Seller, the Canadian Subsidiary or Purchaser, as the case may be, shall allow the other party within a reasonable time to take possession of such books and records to the extent they would otherwise be destroyed or discarded.

          (b)   Purchaser and Seller further agree to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or other Person, or to file any election or return, as may be necessary or helpful to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.

          (c)   Purchaser covenants to use its commercially reasonable efforts to register for the purposes of the Excise Tax Act (Canada) on or before the Closing.

          (d)   The Canadian Subsidiary covenants and agrees to duly and timely collect and remit all amounts on account of any sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, as required by Law to be collected and remitted by it, to the appropriate Governmental Authority, in respect of any matter, transaction or event arising prior to Closing.

        6.12    Waiver of Bulk Sales Requirement.

        Each of the parties waives compliance with any applicable bulk sales laws, including, without limitation, the Uniform Commercial Code Bulk Transfer provisions. Without limiting the generality of the foregoing, in respect of the purchase and sale of the Transferred Assets under this Agreement, Purchaser shall not require Seller or the Canadian Subsidiary to comply, or to assist the Purchaser to comply, with the requirements of the Bulk Sales Act (Ontario).

        6.13    Non Transferable Assets.

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, nothing contained in this Agreement shall be construed as, or constitute, an attempt, agreement or other undertaking to transfer or assign to Purchaser any asset, property or right that would otherwise constitute a Transferred Asset, but that by its terms is not transferable or assignable to Purchaser pursuant to this Agreement without the consent, waiver, approval, authorization, qualification or other order of one or more Governmental Authorities or other Persons and if such consent, waiver, approval, authorization, qualification or other order is not obtained prior to the Closing and assuming Purchaser has, in the exercise of its sole discretion, elected to waive such consent, waiver, approval, authorization, qualification or other order as a condition to Closing (if such is a condition to Closing) (each, a "Non-Transferable Asset").

          (b)   From and after the Closing and, with respect to each such Non-Transferable Asset, until the earlier to occur of (i) such time as such Non-Transferable Asset shall be properly and lawfully transferred or assigned to Purchaser and (ii) such time as the material benefits intended to be transferred or assigned to Purchaser have been procured by alternative means pursuant to Section 6.13(c) hereof, (A) the Non-Transferable Assets shall be held by the Seller in trust exclusively for the benefit of Purchaser, and (B) each of the Seller and Purchaser shall cooperate in any good faith, reasonable arrangement designed to provide or cause to be provided for Purchaser the material benefits intended to be transferred or assigned to Purchaser under each of the Non-Transferable Assets and, in furtherance thereof, to the extent permitted under the terms of each such Non-Transferable Asset and under applicable Law (1) Purchaser shall use commercially reasonable efforts to perform and discharge all of the liabilities and other obligations of the Seller under the terms of all such Non-Transferable Assets in effect as of the Closing at Purchaser's expense and (2) the Seller shall use commercially reasonable efforts to provide or cause to be provided to Purchaser all of the benefits of Seller under the terms of such Non-Transferable Assets in effect as of the Closing, including by promptly paying to Purchaser any monies received by the Seller from and after the Closing under such Non-Transferable Assets attributable to the performance of Purchaser thereunder.

          (c)   In the event that the Seller is unable to obtain any consent from any Person under any Non-Transferable Asset after the Closing Date through the use of commercially reasonable efforts, Purchaser shall be entitled to procure the material rights and benefits of the Seller under the terms of such Non-Transferable Asset in effect as of the Closing by alternative means, including, without limitation, by entering into new Contracts with third Persons or otherwise; provided, however, that in the event that the Purchaser shall exercise its rights under this Section 6.13(c) in respect of any Non-Transferable Asset, the obligations of the Seller and Purchaser under Section 6.13(b) in respect of such Non-Transferable Asset shall thereupon cease and expire. This Section 6.13 shall apply equally to the Canadian Subsidiary with respect to any Non-Transferable Asset owned or held by the Canadian Subsidiary.

          (d)   The parties further agree, to the extent permitted by applicable Law, (i) that any Non-Transferable Asset referred to in this Section 6.13 shall be treated for all Tax purposes as an asset of Purchaser or its Affiliates, as the case may be, from and after the Closing, and (ii) not to take any Tax reporting position (including on any Tax Return) inconsistent with such treatment, unless otherwise required to do so pursuant to a "determination," as defined in Section 1313 of the Code.

          (e)   Following the Closing Date, to the extent requested by Purchaser, Seller shall, and shall cause its Subsidiaries to, enforce its rights (at Purchaser's expense) pursuant to any nondisclosure, confidentiality or other similar agreement that relates to the North America Business and is not included in the Assigned Contracts.

        6.14    Sarbanes-Oxley Act Compliance.

        The Seller shall continue its existing and planned efforts to comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations adopted by the Commission thereunder, including preparing appropriate controls, procedures and documentation to comply with Section 404 of the Sarbanes-Oxley Act and, in a timely manner, Item 308 of Regulation S-K promulgated thereunder.

        6.15    Liquidation of Seller.

        Seller covenants and agrees that it will not take any action, or permit any action to be taken, with respect to the liquidation or dissolution of Seller (including, but not limited to, a board resolution, stockholder action or filing a certificate of dissolution) that would result in a liquidation or dissolution of Seller prior to the date that is six (6) months after the Closing Date. In addition, Seller covenants and agrees that it will retain and maintain at least $40,000,000 (less 50% (up to a maximum of $20,000,000) of any payments made after the date hereof to the landlord under the Circle Star Lease, including payments made in settlement of any disputes or for unpaid rent) in cash or cash equivalents at all times from the date of this Agreement until the earlier of the termination of this Agreement or the date that is six (6) months after the Closing Date. After the Closing, Seller shall deliver to Purchaser on a monthly basis a certificate signed by its Chief Financial Officer (or if Seller no longer employs a Chief Financial Officer, another member of senior management with knowledge as to the matters set forth in this Section 6.15) certifying that Seller is in compliance with its covenant under the preceding sentence and the amount of cash or cash equivalents as of the end of the applicable calendar month.

        6.16    Patent Lawsuit and Other Legal Proceedings

        Effective upon the Closing, Purchaser shall assume the defense of and control the Patent Lawsuit. The Seller shall, and shall cause its Affiliates, officers, directors and employees to, cooperate with Purchaser in connection with Purchaser's defense of the Patent Lawsuit. Such cooperation shall include making available to Purchaser and its counsel documents, officers, directors and employees to the extent reasonably requested by Purchaser. Seller shall obtain the prior written consent of Purchaser before entering into any settlement or compromise with respect to, consenting to the entry of any judgment in, or otherwise terminating, any Retained Litigation or any other Legal Proceeding if such settlement, compromise, judgment or termination would have an adverse effect on the Transferred Assets or the North America Business.

        6.17    Patent Filings

        Prior to the Closing, Seller shall take all commercially reasonable actions necessary to vest in Seller, the Canadian Subsidiary or the Seller Subsidiary, as applicable, legal and record ownership of and title to the Patents included in the North America Intellectual Property, including the preparation and execution of any necessary additional documentation and the recordation of any necessary additional documentation in the U.S. Patent and Trademark Office, all in a form reasonably acceptable to Purchaser and suitable for recordation with applicable Governmental Authorities. In furtherance of the foregoing, prior to the Closing Seller shall take or cause to be taken the actions described in Schedule 6.17. Seller shall cause its Subsidiaries to take any necessary actions in furtherance of the foregoing. Seller represents and warrants to Purchaser that after giving effect to the filings described in Schedule 6.17 no other filings or actions will be required to reflect record ownership of the Patents included in the North America Intellectual Property in the name of Seller, the Canadian Subsidiary or the Seller Subsidiary, as applicable, in the records of the United States Patent and Trademark Office.

        6.18    Transition Services

        From the date hereof until the date that is six months after the Closing Date, Seller shall reasonably cooperate with Purchaser, without additional charge to Purchaser, in effecting the transition of the North America Business from Seller to Purchaser and Purchaser's commencement of the operation thereof, including assisting Purchaser in obtaining replacement Contracts (at Purchaser's expense) for any Contracts used by Seller in its operation of the North America Business that are not Assigned Contracts.

ARTICLE VII

LABOR AND EMPLOYEE BENEFIT MATTERS

        7.1    Offers of Employment.

        Not less than thirty (30) business days prior to the Closing Date, Purchaser or one of its Subsidiaries shall offer employment to all of the actively employed Business Employees listed on Section 4.12 of the Seller Disclosure Letter who are located in Canada, such employment offers to become effective as of the Closing. Not less than thirty (30) business days prior to the Closing Date, one of Comcast Parent's Affiliates shall offer employment to all of the actively employed Business Employees listed on Section 4.12 of the Seller Disclosure Letter who are located in the United States, such employment offers to become effective as of the Closing. For purposes of this Article VII, references to "Purchaser" shall also mean Purchaser's Subsidiary who will make offers to the Business Employees located in Canada or employ the Transferred Employees located in Canada as applicable. Notwithstanding the foregoing, with respect to any Business Employee who is listed on Section 4.12 of the Seller Disclosure Letter and who has not received an offer according to the preceding sentences and returns to active employment status upon the earlier of the expiration of their approved leave of absence or the date that is six (6) months after the Closing Date, an offer of employment shall be made to such Business Employee upon his or her return to active employment status. The Business Employees who accept any such offer and become employees of Purchaser or Comcast Parent's applicable Affiliate as of the Closing or, in the case of Business Employees who return to active employment status upon the earlier of the expiration of their approved leave of absence or the date that is six (6) months after the Closing Date, as of the first day they commence employment with Purchaser or one of Comcast Parent's Affiliates, shall be referred to as the "Transferred Employees." Effective as of the Closing, or upon commencement of employment with Purchaser or one of Comcast Parent's applicable Affiliates, Purchaser or Comcast Parent's applicable Affiliate shall provide each Transferred Employee with (i) a base salary no less favorable than the base salary in effect immediately prior to Closing, (ii) in the case of employment by Comcast Parent's applicable Affiliate, health and welfare benefits comparable in the aggregate to those provided to similarly situated employees of Comcast Parent's applicable Affiliate and (iii) in the case of employment by Purchaser, health and welfare benefits comparable in the aggregate to those provided under the Great West Life Group Benefit Plan, the RBC Group Long Term Disability Income Plan and the RBC Group Basic AD&D Plan as in effect immediately prior to Closing.

        7.2    Retention of Business Employees.

        Each of Seller and the Canadian Subsidiary shall use commercially reasonable efforts to induce all of the Business Employees to remain employed by the Seller or the Canadian Subsidiary, as applicable, from the date of this Agreement through the Closing Date; provided, however, that, notwithstanding the foregoing, neither Seller nor the Canadian Subsidiary shall in any event be required to make any retention payments to any of the Business Employees. Each of Seller and the Canadian Subsidiary shall use commercially reasonable efforts, including the payment by Seller or the Canadian Subsidiary of any customary retention payments, necessary to induce the executive officers of Seller to remain employed by Seller from the date of this Agreement through the Closing Date. Seller and the Canadian Subsidiary shall each provide Purchaser and its Affiliates with reasonable access to, and reasonable opportunities to communicate with, the Business Employees who are offered employment with the Purchaser or one of its Affiliates.

        7.3    Certain Liabilities.

        All debts and liabilities relating to all Business Employees, including any liabilities accrued under the Employee Benefit Plans, related to periods of employment prior to commencement of employment with the Purchaser or Comcast Parent's applicable Affiliate, and including any severance costs with respect to termination of Business Employees in connection with the Closing, shall remain with and be paid by the Seller and its Affiliates. All claims, allegations, obligations, debts and liabilities relating to any Transferred Employees, which are attributable solely and exclusively to their employment with Purchaser or Comcast Parent's applicable Affiliate on or after the Closing shall be the exclusive responsibility of Purchaser or Comcast Parent's applicable Affiliate. Notwithstanding the provisions of this Section 7.3, as of the Closing Date, Purchaser or Comcast Parent's applicable Affiliate, whichever Person employs any Transferred Employee as of the Closing Date, shall credit each such Transferred Employee with the aggregate amount of vacation properly accrued under the vacation policy of Seller or the Canadian Subsidiary to the extent the Cash Consideration was decreased therefor. After the Closing Date, such Transferred Employees shall be entitled to utilize such vacation credits in accordance with the vacation policies maintained by the Purchaser or Comcast Parent's applicable Affiliate, whichever is appropriate. Seller and the Canadian Subsidiary agree to update at Closing Section 4.12 of the Seller Disclosure Letter and include on such updated Section 4.12 the properly accrued vacation for each Transferred Employee listed therein as of the Closing Date.

        7.4    No Obligation to Maintain Employees or Plans.

        The terms of this Article VII shall not entitle any Business Employee to remain in the employment of Purchaser or one of its Affiliates or affect the right of Purchaser or one of its Affiliates to terminate any Transferred Employee at any time, or affect the right of Purchaser or one of its Affiliates to establish, modify or terminate any employee benefit plan or any benefit under any such plan at any time.

        7.5    Post-Closing Solicitation of Business Employees.

          (a)   From the date hereof until the Closing, Seller and the Canadian Subsidiary each agrees that it and its Affiliates shall not solicit for employment (after the Closing) any Business Employee. Beginning on the Closing Date until one (1) year after the Closing Date (the "Restricted Period"), Seller and the Canadian Subsidiary each agrees that it and its Affiliates shall not solicit for employment or employ any Transferred Employee. In addition, if at any time from the date hereof through the end of the Restricted Period, Seller enters in to a transaction to sell part or all of Seller's interests in the Non-North America Business, regardless of the form of such transaction, then Seller shall require the purchaser of the Non-North America Business to agree not to solicit for employment or employ any of the Transferred Employees throughout the remainder of the Restricted Period and to agree that this covenant can be enforced directly by Purchaser and its Affiliates (or their successors-in-interest).

          (b)   From the date hereof until one (1) year after the Closing Date, Purchaser agrees that it and its Affiliates shall not solicit for employment or employ any employee of the Seller on the Closing Date who is not a Business Employee.

          (c)   The restrictions set forth in Section 7.5(a) and (b) with respect to solicitations of employment shall not apply to any solicitations conducted through a third-party professional agency regularly engaged in such solicitations or to any newspaper or other general solicitation or advertisement which, in any such case, is not directed at or focused on the applicable employees of Seller, Purchaser or their respective Affiliates.

        7.6    COBRA.

        Purchaser or Comcast Parent's applicable Affiliate, whichever Person employs the Transferred Employees as of the Closing Date, shall provide continued health and medical coverage to the extent required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable Law ("COBRA Coverage") to all Transferred Employees (and their spouses, dependents and beneficiaries) with respect to all "qualifying events" (as such term is defined under Sections 4980B(f)(3) of the Code or 603 of ERISA) or other triggering events described under the applicable Law whether they occur or occurred before, on or after the Closing Date. All other COBRA Coverage shall remain the obligation of Seller.

        7.7    Records.

        The Seller and the Canadian Subsidiary shall make available to Purchaser all personnel records relating to the Business Employees to the extent permitted by applicable Law.

        7.8    FICA.

        If Purchaser is a successor employer to Seller within the meaning of Revenue Procedure 2004-53, Seller will transfer to Purchaser any records or copies thereof (including, but not limited to, IRS Forms W-4 and California Employee Withholding Allowance Certificates) relating to withholding and payment of United States federal, state, and local income, disability, unemployment, FICA, and similar taxes ("Payroll Taxes") with respect to wages paid by Seller during the 2005 calendar year to Employees. In accordance with Revenue Procedure 2004-53 and comparable state and local Payroll Tax laws, (i) Purchaser agrees to provide Employees with Forms W-2, Wage and Tax Statements, for the 2005 calendar year setting forth the aggregate amount of wages paid to, and Payroll Taxes withheld in respect thereof, to Employees for the 2005 calendar year by Seller and Purchaser as predecessor and successor employers, respectively, and (ii) Seller agrees to cooperate fully with Purchaser in connection therewith. The Canadian Subsidiary will transfer to Purchaser as of the Closing Date any records or copies thereof relating to withholding and payment on account of Canadian federal, provincial, and territorial income, employment insurance, social insurance, Canada pension plan, workman's compensation and similar taxes and contributions with respect to wages paid by the Canadian Subsidiary during the 2005 calendar year to Employees. The Canadian Subsidiary agrees to cooperate fully with Purchaser in connection therewith.

        7.9    Restrictive Covenant.

        Each of the Seller and the Canadian Subsidiary shall use its commercially reasonable efforts to have assigned to Purchaser all of Seller's and the Canadian Subsidiary's rights, title and interest in and to any proprietary information, confidentiality, non-solicitation, non-competition or similar agreement entered into with any Business Employee, including any former Business Employee. In the event that such agreements cannot be assigned to Purchaser, Seller and the Canadian Subsidiary shall take all necessary actions to enforce such agreements on behalf of Purchaser in accordance with the terms of such agreements. Following the Closing Date, Seller shall, and shall cause its employees to, comply with any restrictions included in any nondisclosure, confidentiality or other similar agreement included in the Assigned Contracts.

        7.10    Assignment.

        At the request of Purchaser, each of the Seller and the Canadian Subsidiary shall use commercially reasonable efforts to have any insurance contracts related to any Employee Benefit Plan providing health, welfare or retirement benefits to Transferred Employees employed in Canada assigned to Purchaser at the Closing and shall provide to Purchaser upon request all relevant information with respect to any such Employee Benefit Plan. Notwithstanding the preceding, Purchaser shall not assume any obligation or liability arising prior to the Closing with respect to any assigned insurance contracts unless expressly agreed to in writing by the parties.

ARTICLE VIII

CONDITIONS PRECEDENT

        8.1    Conditions Precedent to the Obligations of Purchaser, Seller and the Canadian Subsidiary.

        The respective obligations of Purchaser, on the one hand, and Seller and the Canadian Subsidiary, on the other hand, to effect the Closing are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by Purchaser or Seller (which waiver by Seller shall be binding on the Canadian Subsidiary):

          (a)   Approval of Stockholders.    This Agreement shall have been approved and adopted by the requisite vote of the stockholders of Seller in accordance with applicable law, the Seller Charter and the Seller Bylaws.

          (b)   HSR Act.    The waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

        8.2    Conditions Precedent to the Obligations of Purchaser.

        The obligations of Purchaser to consummate the transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing of each of the following additional conditions, unless waived by Purchaser:

          (a)   Accuracy of Representations and Warranties; Performance.    The representations and warranties of Seller and the Canadian Subsidiary contained in Article IV and Section 6.5, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, with only such exceptions as do not, individually, or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on the Seller, the North America Business or the Transferred Assets. Seller and the Canadian Subsidiary shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller and the Canadian Subsidiary by the time of the Closing.

          (b)   Officers' Certificate.    Seller shall have delivered to Purchaser (i) a certificate, dated the Closing Date, signed on behalf of Seller by the Chief Executive Officer or Chief Financial Officer of Seller certifying as to the fulfillment of the conditions specified in Sections 8.1(a) and 8.2(a), and (ii) a certificate of the Secretary of Seller certifying, among other things, (A) the incumbency of all officers of Seller having authority to execute and deliver this Agreement and the agreements and documents contemplated hereby and (B) the resolutions of the Seller Board referred to in Section 4.14 and any subsequent resolutions of the Seller Board with respect to the transactions contemplated hereby. The Canadian Subsidiary shall have delivered to Purchaser a certificate of the Secretary of the Canadian Subsidiary certifying, among other things, (A) the incumbency of all officers of the Canadian Subsidiary having authority to execute and deliver this Agreement and the agreements and documents contemplated hereby and (B) the resolutions of the Canadian Subsidiary board of directors with respect to the transactions contemplated hereby.

          (c)   Material Adverse Effect.    Since the date of this Agreement, no Material Adverse Effect shall have occurred with respect to the North America Business or the Transferred Assets and no material adverse effect shall have occurred with respect to the ability of Seller and the Canadian

  Subsidiary to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

          (d)   Absence of Injunctions.    No permanent or preliminary Injunction or restraining order or other order or decree by any court or other Governmental Authority of competent jurisdiction, or other legal restraint or prohibition, shall be in effect having the effect of making the transactions contemplated hereby illegal, preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would reasonably be expected to have a Material Adverse Effect on the North America Business or the Transferred Assets or a Material Adverse Effect on Purchaser or its Affiliates.

        8.3    Conditions Precedent to the Obligations of Seller and the Canadian Subsidiary.

        The obligations of Seller and the Canadian Subsidiary to consummate the transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing of each of the following additional conditions, unless waived by Seller (which waiver by Seller shall be binding on the Canadian Subsidiary):

          (a)   Accuracy of Representations and Warranties.    The representations and warranties of Purchaser contained in Article V, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, with only such exceptions as do not, individually, or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect on Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it by the time of the Closing.

          (b)   Officers' Certificates.    Purchaser shall have delivered to Seller (i) a certificate dated the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer of Purchaser certifying as to the fulfillment of the condition specified in Section 8.3(a) and (ii) a certificate of the Secretary of Purchaser certifying, among other things, (A) the incumbency of all officers of Purchaser having authority to execute and deliver this Agreement and the agreements and documents contemplated hereby and (B) the resolutions of the Purchaser's Board of Directors with respect to the transactions contemplated hereby.

          (c)   Absence of Injunctions.    No permanent or preliminary Injunction or restraining order or other order or decree by any court or other Governmental Authority of competent jurisdiction, or other legal restraint or prohibition, shall be in effect having the effect of making the transactions contemplated hereby illegal, preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would reasonably be expected to have a Material Adverse Effect on Seller and its Affiliates taken as a whole (after giving effect to the Closing).

ARTICLE IX

TERMINATION

        9.1    Termination by Mutual Consent.

        This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, whether before or after the approval by stockholders of Seller referred to in Section 8.1(a), by mutual written consent of Seller (which consent by Seller shall be binding on the Canadian Subsidiary) and Purchaser.

        9.2    Termination by Either Purchaser or Seller

        This Agreement may be terminated (upon notice from the terminating party to the other party) and the transactions contemplated hereby may be abandoned at any time prior to the Closing by either Purchaser or Seller (which termination by Seller shall be binding on the Canadian Subsidiary) if (i) the Closing Date shall not have occurred on or before the date that is nine months after the date hereof, whether such date is before or after the date of approval by the stockholders of Seller (the "Termination Date"); provided, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the direct or indirect cause of, or resulted in, the failure of the Closing Date to occur by the Termination Date; (ii) subject to (i) hereof and Seller's right to adjourn and postpone the Seller Special Meeting pursuant to Section 3.1 of this Agreement, the approval of the Acquisition Proposal by the stockholders of Seller shall not have been obtained at the Seller Special Meeting and at any duly held adjournment or postponement thereof; provided, that the right to terminate pursuant to this clause (ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement proximately contributed to the failure to obtain such approval of the stockholders of Seller; or (iii) any order, decree or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated hereby shall become final and non-appealable (whether before or after the approval by the stockholders of Seller). Notwithstanding anything in this Agreement to the contrary, Seller's right to terminate this Agreement pursuant to any provision hereof shall not be available to Seller if it has not satisfied its obligation to place the "Source Code" in escrow in accordance with Section 9.3 of the Comcast License and Section 1 of the Cox License (which amends Section 9.3 of the Cox/Liberate Software License Agreement).

        9.3    Termination by Seller.

        This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, whether before or after the approval by stockholders of Seller referred to in Section 8.1(a), by action of the Seller Board (which termination by Seller shall be binding on the Canadian Subsidiary) if Purchaser breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches any of its representations and warranties in any material respect, in each case that is not curable, such that the conditions set forth in Section 8.3(a) cannot be satisfied.

        9.4    Termination by Purchaser.

        This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, whether before or after the approval by the stockholders of Seller referred to in Section 8.1(a), by Purchaser (i) if the Seller Board shall have (A) failed to recommend this Agreement to the Seller's stockholders, (B) withdrawn or modified or qualified in a manner adverse to Purchaser its recommendation of this Agreement (including by express communication to the Seller's stockholders or by refusing to call the Seller Special Meeting or mail the Proxy Statement or submit the matters to a vote of the Seller's stockholders), (C) failed to reconfirm its recommendation of this Agreement within five business days after a written request by Purchaser to do so, or (D) recommended to Seller's stockholders that they approve, accept or tender their shares in response to any Alternative Proposal; (ii) if Seller or any of the other Restricted Persons shall take any other action that results in a material breach of Section 6.6; (iii) if the Seller shall have entered into (or the Seller Board shall have authorized the Seller to enter into) a letter of intent, agreement in principle, acquisition agreement or other similar undertaking with respect to any Alternative Proposal; or (iv) if Seller or the Canadian Subsidiary breaches or fails in any material respect to perform or comply with any of its covenants or agreements contained herein, or breaches any of its representations and warranties in any material respect, in each case that is not curable, such that the conditions set forth in Section 8.2(a) cannot be satisfied.

        9.5    Effect of Termination and Abandonment.

          (a)   In the event of termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to this Article IX, this Agreement (other than as set forth in Sections 6.2, this Section 9.5 and Article X each of which shall survive the termination of this Agreement) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, (i) no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement, and (ii) in the event this Agreement is terminated by either Purchaser or Seller pursuant to Section 9.2(ii), Seller shall reimburse Purchaser for all of its reasonable costs and expenses (including reasonable legal, consulting and accounting fees and disbursements and the costs and expenses incurred in connection with filings made under the HSR Act and other Antitrust Laws) incurred by Purchaser in connection with this Agreement (the "Purchaser Expenses"); provided, Seller shall not be required to reimburse Purchaser for any such Purchaser Expenses exceeding $800,000. Seller shall promptly, but in no event later than ten business days after the date it receives notice from Purchaser setting forth the amount of such costs and expenses, pay such amount by wire transfer of same day funds to an account designated by Purchaser. Seller acknowledges that the agreements contained in this Section 9.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement.

          (b)   In the event that (x) an Alternative Proposal shall have been made to Seller or its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Proposal with respect to Seller and, in each case, such Alternative Proposal shall not have been withdrawn and thereafter this Agreement is terminated by either Purchaser or Seller pursuant to Section 9.2(i) or (y) this Agreement is terminated by either Purchaser or Seller pursuant to Section 9.2(ii) or by Purchaser pursuant to Section 9.4, then Seller shall promptly but in no event later than five business days after the date of such termination, reimburse Purchaser for all Purchaser Expenses, provided, Seller shall not be required to reimburse Purchaser for any such Purchaser Expenses exceeding $800,000. Seller acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement.

ARTICLE X

GENERAL PROVISIONS

        10.1    Assignment.

        This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Seller or the Canadian Subsidiary, on the one hand, or, Purchaser, on the other hand (other than following the Closing by operation of law or in connection with a merger or sale of substantially all the assets of Seller or Purchaser) without the prior written consent of the other; provided, that Purchaser may assign in whole or in part its rights and obligations hereunder to any Affiliate of Purchaser without the consent of any other party hereto, and it being acknowledged that Purchaser may assign its rights to acquire any Transferred Assets owned or held by the Canadian Subsidiary and to employ employees of the Canadian Subsidiary to a newly formed subsidiary of Purchaser; provided, further, that Purchaser shall remain liable for its obligations hereunder and any such assignee must satisfy any representations, requirements, obligations or covenants of the Purchaser in respect of any Tax elections or any other Tax matters.

        10.2    Survival.    The covenants to be performed prior to the Closing set forth in this Agreement shall not survive the Closing and shall terminate, and be of no further force or effect, upon the

Closing. The representations and warranties set forth in this Agreement shall not survive the Closing and shall thereafter terminate and be of no further force or effect. All covenants (i) involving the payment of funds or (ii) to be performed at and after the Closing set forth in this Agreement (including without limitation the covenants in Sections 6.9, 6.15 and 7.5) shall survive the Closing until fully performed in accordance with their terms.

        10.3    No Third-Party Beneficiaries.

        This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and permitted assignees, any legal or equitable rights hereunder.

        10.4    Expenses.

        Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense, except that the fee for filing under the HSR Act and other Antitrust Laws will be borne one-half by Purchaser and one-half by Seller.

        10.5    Equity Relief.

        The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages or the posting of a bond.

        10.6    Amendments.

        This Agreement may be amended by action of all the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Seller, but, after any such approval by the stockholders of Seller, no amendment shall be made which by law requires further approval by such stockholders of Seller without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        10.7    Notices.

        All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or telecopy (which is confirmed), or sent, postage prepaid, by registered, certified (return receipt requested) or express mail, or reputable overnight courier service (providing proof of delivery) and shall be deemed given when so delivered by hand, or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), to the parties at the following addresses (or at such other address for a party specified by like notice, provided that notice of a change of address shall be effective only upon receipt thereof) as follows:

            (i)    if to Purchaser, to:

        Double C Technologies, LLC
        c/o Comcast Corporation
        1500 Market Street
        Philadelphia, PA 19102
        Attention: General Counsel
        Telephone: 215-665-1700
        Facsimile: 215-981-7794

        with a copy to (which shall not constitute notice):

        Davis Polk & Wardwell
        450 Lexington Avenue
        New York, NY 10017
        Attention: Dennis S. Hersch, Esq.
        Telephone: 212-450-4000
        Facsimile: 212-450-3800

        and

        Cox Communications, Inc.
        1400 Lake Hearn Drive, N.E.
        Atlanta, GA 30319
        Attention: Dallas Clement
        Telephone: 404-843-5000
        Facsimile: 404-847-6029

        with a copy to (which shall not constitute notice):

        Dow, Lohnes & Albertson PLLC
        1200 New Hampshire Avenue, N.W.
        Washington, D.C. 20036
        Attention: Stuart A. Sheldon, Esq.
        Telephone: 202-776-2000
        Facsimile: 202-776-2222

            (ii)   if to Seller or the Canadian Subsidiary, to:

        Liberate Technologies
        2655 Campus Drive, Suite 250
        San Mateo, CA 94403]
        Attention: General Counsel
        Telephone: 650-645-4000
        Facsimile: 650-645-4001

        with a copy to (which shall not constitute notice):

        Skadden, Arps, Slate, Meagher & Flom LLP
        525 University Ave.
        Palo Alto, California 94301
        Attention: Kenton J. King, Esq.
        Telephone: 650-470-4500
        Facsimile: 650-470-4570

        10.8    Interpretation; Exhibits and Schedules.

        The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall have the meaning as defined in this Agreement.

        10.9    Counterparts.

        This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each of the parties and delivered to the other party.

        10.10    Severability.

        Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

        10.11    Waiver of Compliance; Consents.

        Except as otherwise provided in this Agreement, any failure of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.11.

        10.12    Entire Agreement.

        This Agreement, including the exhibits hereto and the documents, schedules, certificates and instruments referred to herein, and the other Transaction Documents embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to transactions contemplated hereby.

        10.13    Governing Law; Submission to Jurisdiction.

          (a)   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

          (b)   Each of the parties: (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute that the parties fail to resolve arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE

  TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

        10.14    Joint Participation in Drafting this Agreement; Construction.

        The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. When a reference is made in this Agreement to the Seller Disclosure Letter, such reference shall be to the disclosure letter delivered by Seller on the date hereby and not to any supplement to, or change or modifications of, such disclosure schedule. The parties acknowledge that disclosure of information in one section of the Seller Disclosure Letter, with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates shall be deemed as proper disclosure for other sections or parts of the disclosure letter only to the extent such a matter is disclosed in such a way as to make its relevance to the information called for by such other Section or Subsection readily apparent.

        10.15    Further Assurances.

        Subject to the terms and conditions of this Agreement, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. From time to time after the Closing Date, without further consideration, Seller and the Canadian Subsidiary each will, at its expense, execute and deliver, or cause to be executed and delivered, such documents to Purchaser as Purchaser may reasonably request in order to more effectively vest in Purchaser good title to the Transferred Assets (subject to Seller's and the Canadian Subsidiary's representations and warranties hereunder) and to evidence the representations and warranties of Seller and the Canadian Subsidiary hereunder. From time to time after the Closing Date, without further consideration, Purchaser will, at Purchaser's expense, execute and deliver such documents to Seller as Seller may reasonably request in order more effectively to consummate the sale of the Transferred Assets pursuant to this Agreement. Without limiting the foregoing, Seller and the Canadian Subsidiary shall cooperate with any reasonable requests made by Purchaser in connection with the enforcement or defense of Purchaser's rights in the Transferred Assets. In addition, at Purchaser's expense, Seller agrees to cooperate with Purchaser in documenting past patent prosecution and litigation practice and strategy. Seller, at its own expense, will cause its counsel(s) to cooperate with Purchaser's counsel(s) with respect to the transfer of the Transferred Assets, including any files maintained by Seller's patent counsel that relate to the Transferred Assets. Seller hereby consents to the disclosure by Seller's patent counsel(s) to Purchaser of confidences and secrets that relate to the Transferred Assets.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

LIBERATE TECHNOLOGIES
By:	/s/ DAVID LOCKWOOD
	Name:	David Lockwood
	Title:	CEO
LIBERATE TECHNOLOGIES CANADA, LTD.
By:	/s/ PATRICK NGUYEN
	Name:	Patrick Nguyen
	Title:	Executive Vice President
DOUBLE C TECHNOLOGIES, LLC
By:	/s/ ROBERT S. PICK
	Name:	Robert S. Pick
	Title:	Authorized Signatory

GUARANTY

        Each of COMCAST CORPORATION ("Comcast Parent") and COX COMMUNICATIONS, INC. ("Cox Parent") hereby unconditionally guarantees, subject to the allocations and limi tations contained in the following sentence, the full and timely payment and performance by Purchaser of Purchaser's obligations set forth in this Asset Purchase Agreement and in all other agreements and instruments hereafter executed in connection with the transactions contemplated herein. Seller, Comcast Parent and Cox Parent acknowledge and agree that the obligations of Comcast Parent and Cox Parent under this Guaranty shall be several and not joint and that any enforcement of this Guaranty by Seller against Comcast Parent and Cox Parent for payment obligations or monetary damages shall be allocated between Comcast Parent and Cox Parent such that Comcast Parent shall bear two-thirds or 66 and 2/3 percent of any such payment or damages and Cox Parent shall bear one-third or 33 and 1/3 percent of any such payment or damages. The guarantee provided herein is an absolute and continuing guarantee and shall not be affected by any amendment of the foregoing Asset Purchase Agreement, or any renewal or extension of the time for performance by Purchaser of any of its obligations thereunder, or any indulgences or waivers with respect thereto. Each of Comcast Parent and Cox Parent waives any and all defenses and discharges it may have or otherwise be entitled to as a guarantor or surety hereunder and further hereby waives presentment for payment or performance, notice of nonpayment or nonperformance, demand and protest. Each of Comcast Parent and Cox Parent has all requisite corporate power and authority to execute this Guaranty and to perform its obligations hereunder. The execution, delivery and performance by each of Comcast Parent and Cox Parent of this Guaranty have been duly and validly authorized by all necessary corporate action on the part of each of Comcast Parent and Cox Parent. This Guaranty has been duly executed and delivered by each of Comcast Parent and Cox Parent and is, assuming the due and valid authorization of this Asset Purchase Agreement by Seller, a valid and binding obligation of each of Comcast Parent and Cox Parent, enforceable against each of Comcast Parent and Cox Parent in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

[Remainder of page intentionally left blank]

COMCAST CORPORATION
By:	/s/ ROBERT S. PICK
	Title:	Senior Vice President
COX COMMUNICATIONS, INC.
By:	/s/ JAMES O. ROBBINS
	Title:	President and Chief Executive Officer
LIBERATE TECHNOLOGIES
By:	/s/ DAVID LOCKWOOD
	Title:	CEO

ANNEX B

THIS STOCKHOLDER VOTING AGREEMENT CONSTITUTES AN IRREVOCABLE PROXY APPOINTMENT WITH RESPECT TO THE PRINCIPAL STOCKHOLDERS' SHARES OF LIBERATE TECHNOLOGIES.

STOCKHOLDER VOTING AGREEMENT

        STOCKHOLDER VOTING AGREEMENT, dated as of January 14, 2005 (this "Agreement"), by and among Double C Technologies, LLC ("Purchaser") and the stockholders of Liberate Technologies ("Seller") identified as the signatories hereto (collectively, the "Principal Stockholders," and each a "Principal Stockholder").

        WHEREAS, in connection with the execution of this Agreement, Purchaser and Seller are entering into an Asset Purchase Agreement, dated as of January 14, 2005, by and among Purchaser, Seller and Liberate Technologies Canada, Ltd. (the "Canadian Subsidiary"), as amended from time to time in accordance with the terms thereof (the "Asset Purchase Agreement"), which provides for, among other things, the sale, transfer, conveyance and assignment by Seller and the Canadian Subsidiary to Purchaser of all the specified assets, properties, interest in properties and rights of Seller and the Canadian Subsidiary in the North America Business (as defined in the Asset Purchase Agreement) in accordance with the terms of the Asset Purchase Agreement;

        WHEREAS, Purchaser would not enter into the Asset Purchase Agreement unless each Principal Stockholder were to enter into this Agreement;

        WHEREAS, each Principal Stockholder is the record or Beneficial Owner of the number of Owned Shares (as defined herein) set forth opposite such Principal Stockholder's name on Schedule I hereto;

        WHEREAS, the Board of Directors of each of Seller and the Canadian Subsidiary has, prior to the date of execution of this Agreement, duly and validly approved and adopted the Asset Purchase Agreement; and

        WHEREAS, as a stockholder of Seller, each Principal Stockholder will benefit from the Asset Purchase Agreement.

        NOW, THEREFORE, in consideration of Purchaser's entry into the Asset Purchase Agreement, each Principal Stockholder agrees with each other and Purchaser as follows:

        1.    Certain Definitions.    Capitalized terms not expressly defined in this Agreement will have the meanings ascribed to them in the Asset Purchase Agreement. For purposes of this Agreement:

          (a)   "Beneficially Own," "Beneficial Owner" or "Beneficial Ownership" with respect to any securities means having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended), except for those shares of Seller Common Stock which such Principal Stockholder has the right to acquire within 60 days.

          (b)   "Family Group" means, with respect to a Principal Stockholder that is a natural Person, such Person's spouse, descendants (whether natural or adopted), or siblings.

          (c)   "Permitted Transferee" means, with respect to a Principal Stockholder, (i) any member of such Stockholder's Family Group; (ii) the estate or any of the heirs or legatees of such Stockholder upon such Person's death; and (iii) any trust established and maintained for the benefit of (A) any Principal Stockholder that is a natural Person or (B) any member of such Stockholder's Family Group.

          (d)   "Seller Common Stock" means the common stock, par value $0.01 per share, of Seller.

          (e)   "Transaction" means the Asset Purchase Agreement, the sale of assets provided for therein and the consummation of the transactions contemplated thereby.

        2.    Representations and Warranties of Principal Stockholders.    Each Principal Stockholder represents and warrants as follows:

          (a)   He or it Beneficially Owns the number of shares of Seller Common Stock set forth on Schedule I attached hereto (the "Owned Shares"), free from any lien, encumbrance, proxy, voting trust, voting agreement, voting restriction, understanding, right of first refusal, limitation on disposition, adverse claim of ownership, or restriction whatsoever and with full and sole power to vote the Owned Shares without the consent or approval of any other person or entity;

          (b)   Except for the Owned Shares and the options to purchase Seller Common Stock set forth on Schedule I, he or it does not Beneficially Own any other Seller Common Stock or hold any securities convertible into or exchangeable for Seller Common Stock;

          (c)   Except as set forth on Schedule I hereto, he or it is the record holder of the Owned Shares;

          (d)   This Agreement has been duly executed by each such Principal Stockholder and constitutes the valid and legally binding obligation of each such Principal Stockholder, enforceable against each such Principal Stockholder in accordance with its terms, except to the extent that (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability;

          (e)   The execution, delivery and performance of this Agreement by each such Principal Stockholder and the proxy contained herein does not violate or breach, and will not give rise to any violation or breach of, such Principal Stockholder's certificate of formation or limited liability company agreement or other organizational documents (if such Principal Stockholder is not an individual), or any law, contract, instrument, arrangement or agreement by which such Principal Stockholder is bound;

          (f)    The execution, delivery and performance of this Agreement and the proxy contained herein do not, and performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Exchange Act), domestic or foreign;

          (g)   The execution, delivery and performance of this Agreement by each such Principal Stockholder and the other signatories hereto and the proxy contained herein does not create or give rise to any right in such Principal Stockholder or, to such Principal Stockholder's knowledge, in any other signatory hereto or any other person, with respect to the Owned Shares or any other security of Seller (including, without limitation, voting rights and rights to purchase or sell any shares of Seller Common Stock or other securities of Seller) pursuant to any stockholders' agreement or similar agreement or commitment, other than any such right as is duly and validly waived pursuant to Section 6 of this Agreement; and

          (h)   The representations and warranties by each Principal Stockholder in Section 2(a) made herein are qualified in their entirety by the effects of applicable community property laws and the laws affecting the rights of marital partners generally.

        For all purposes of this Agreement, Owned Shares shall include any shares of Seller as to which Beneficial Ownership is acquired by a Principal Stockholder after the execution hereof.

        3.    Covenant to Vote.

          (a)   Each Principal Stockholder irrevocably and unconditionally agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with Section 12 hereof:

              (i)  at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Seller Common Stock held during the term of this Agreement called to vote upon the Transaction, however called, such Principal Stockholder will, provided that such Principal Stockholder has received written notice from Purchaser within a reasonable period of time prior to any such meeting that Purchaser is unable to vote the Owned Shares subject to the irrevocable proxy set forth in Section 4 herein (the "Proxy") at the meeting, appear at the meeting or otherwise cause the Owned Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Owned Shares in favor of the Transaction;

             (ii)  such Principal Stockholder will execute and deliver (or cause to be executed and delivered) any written consent in favor of the Transaction with respect to all of the Owned Shares; and

            (iii)  such Principal Stockholder will not vote, or cause to be voted, any Owned Shares (or otherwise provide a proxy or consent or enter into another voting agreement with respect thereto) in favor of any other Alternative Proposal, nor vote the Owned Shares at a meeting of the holders of Seller Common Stock nor execute any written consent in lieu of a meeting of holders of Seller Common Stock if such vote or consent by the holders of Seller Common Stock would be inconsistent with or frustrate the purposes of the other agreements of such Principal Stockholder pursuant to the Asset Purchase Agreement or this Agreement.

          (b)   For purposes of clarity, each Principal Stockholder acknowledges that the covenant set forth in Section 3(a) applies even if the Board of Directors of Seller withdraws, modifies or qualifies in a manner adverse to Purchaser its recommendation regarding the Asset Purchase Agreement or the Transaction.

          (c)   Each Principal Stockholder hereby revokes any and all previous proxies with respect to such Principal Stockholder's Owned Shares.

        4.    Irrevocable Proxy.    Each Principal Stockholder hereby appoints Purchaser and any designee of Purchaser, each of them individually, each such Principal Stockholder's proxy and attorney-in-fact pursuant to the provisions of Section 212 of the Delaware General Corporation Law, as amended, with full power of substitution and resubstitution, to vote and act on each such Principal Stockholder's behalf and in each such Principal Stockholder's name, place and stead with respect to such Principal Stockholder's Owned Shares, at any annual, special or other meeting of the stockholders of Seller, and at any adjournment or postponement of any such meeting, held during the term of this Agreement and to act by written consent with respect to each such Principal Stockholder's Owned Shares, at all times during the term of this Agreement with respect to the matters referred to in, and in accordance with, Section 3(a) hereof. Each Principal Stockholder affirms that this proxy is coupled with an interest and shall be irrevocable. Each Principal Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Except in order to vote the Owned Shares in accordance with Section 3(a), each Principal Stockholder covenants and agrees not to grant any subsequent proxy with respect to such Principal Stockholder's Owned Shares, and further covenants and agrees that any such proxy, if granted, shall not be valid or effective.

        5.    Limitations on Transfer.    Each Principal Stockholder agrees that he or it will not, without the prior written consent of Purchaser, (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares or any securities convertible into or exchangeable for common stock of Seller, and (b) take any action that would prohibit, prevent or preclude such Principal Stockholder from performing its obligations under this Agreement, including, without limitation, the granting of a power of attorney with respect to the Owned Shares, depositing the Owned Shares in a voting trust or entering into any other stockholder voting agreements with respect to the Owned Shares, provided, however, that a Principal Stockholder may transfer any of its Owned Shares to a Permitted Transferee without the prior written consent of Purchaser if such Permitted Transferee executes a counterpart of this Agreement agreeing to be bound by this Agreement and agrees in writing to hold such Owned Shares (or interest in such Owned Shares) subject to all of the terms and provisions of this Agreement, provided that the Principal Stockholder shall remain liable under this Agreement in all respects. Each Principal Stockholder further agrees that this Agreement and each Principal Stockholder's obligations hereunder shall attach to such Principal Stockholder's Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Owned Shares may pass, whether by operation of law or otherwise, including without limitation such Principal Stockholder's heirs, guardians, administrators or successors. Each Principal Stockholder further covenants and agrees not to request that Seller register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Principal Stockholder's Owned Shares, unless such transfer is made in compliance with this Agreement and acknowledges that Purchaser and Seller may notify Seller's transfer agent of the terms hereof. Each Principal Stockholder agrees, if requested by Purchaser, that such Principal Stockholder shall tender its Owned Shares for the inscription of a legend consistent with this Agreement.

        6.    Consent to this Agreement.    Each Principal Stockholder hereby consents, for purposes of any stockholders' agreement or other agreement or commitment among the stockholders of Seller, to the execution, delivery and performance of this Agreement by each other Principal Stockholder (and waives any rights such Principal Stockholder would otherwise have pursuant to any such stockholders' agreement or other agreement or commitment by virtue of the execution, delivery or performance of this Agreement). Each Principal Stockholder further consents and authorizes Purchaser and Seller to publish and disclose in the Proxy Statement (including all documents filed with the Commission in connection therewith) its identity and ownership of the Owned Shares and the nature of its commitments, arrangements and understandings under this Agreement.

        7.    Specific Performance.    Each Principal Stockholder agrees that irreparable damage to Purchaser would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Purchaser shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by each Principal Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity, and that each Principal Stockholder waives the posting of any bond or security in connection with any proceeding related thereto.

        8.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart hereof has been executed and delivered by each party hereto (which delivery may be by facsimile).

        9.    Remedies Cumulative.    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by Purchaser shall not preclude the simultaneous or later exercise of any other such right, power or remedy by Purchaser.

        10.    No Waiver.    The failure of Purchaser to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any Principal Stockholder hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by Purchaser of its right to exercise any such or other right, power or remedy or to demand such compliance.

        11.    Stockholder Capacity.    Each Principal Stockholder is executing this Agreement solely in his or its capacity as beneficial owner of the Owned Shares and not in its fiduciary capacity as a director or officer of Seller. Nothing herein shall prohibit, prevent or preclude such Principal Stockholder from taking or not taking any action in his capacity as an officer or director of the Company.

        12.    Termination.    This Agreement shall terminate upon the earlier to occur of (a) the Closing Date and (b) the date of termination of the Asset Purchase Agreement in accordance with its terms. Nothing in this Section 12 shall relieve or otherwise limit the liability of any party for breach of this Agreement.

        13.    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        14.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to Purchaser. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        15.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Principal Stockholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Purchaser.

        16.    Entire Agreement.    This Agreement (together with the Asset Purchase Agreement and the other agreements and documents expressly contemplated hereby and thereby) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

        17.    Amendments.    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

[Signature page follows]

        IN WITNESS WHEREOF, each Principal Stockholder and Purchaser have duly executed this Stockholder Voting Agreement as of the date first above written.

DOUBLE C TECHNOLOGIES, LLC
By:	/s/ ROBERT S. PICK
Name:	Robert S. Pick
Title:	Authorized Signatory
PRINCIPAL STOCKHOLDERS:
/s/ DAVID LOCKWOOD David Lockwood
LOCKWOOD FUND LLC
By:	/s/ DAVID LOCKWOOD
Name:	David Lockwood
Title:	Managing Member

SPOUSAL CONSENT

        I, the undersigned, being the spouse of David Lockwood, a stockholder of Liberate Technologies (the "Company"), hereby acknowledge that I have read and hereby approve that certain Stockholder Voting Agreement dated as of January 14, 2005 in favor of Double C Technologies, LLC (the "Voting Agreement"). I hereby agree to be irrevocably bound by the Voting Agreement and that any community property interest that I may have in the Owned Shares shall be similarly bound by the Voting Agreement. I hereby appoint my spouse, David Lockwood, as my attorney-in-fact with respect to the exercise of any rights or the performance of any obligations under the Voting Agreement.

Date: January 14, 2005
	Signature:	/s/ NAJA LOCKWOOD
	Name (Printed):	Naja Lockwood

SCHEDULE I

OWNED SHARES AND OPTIONS

Stockholder	Owned Shares	Options Held
David Lockwood	3,807,201	1,300,000
Lockwood Fund LLC	8,225,700	—

TOTAL	12,032,901	1,300,000

ANNEX C

[ALLEN & COMPANY LLC LETTERHEAD]

January 9, 2005

Members of the Board of Directors
Liberate Technologies
2655 Campus Drive, Suite 250
San Mateo, California 94403

Ladies and Gentlemen:

        We understand that Double C Technologies LLC, a Delaware limited liability company ("Purchaser"), Liberate Technologies, a Delaware corporation ("Seller"), and Liberate Technologies Canada, Ltd., corporation organized under the laws of Canada (the "Canadian Subsidiary"), propose to enter into an Asset Purchase Agreement, substantially in the form of the draft dated January 8, 2005 (the "Agreement"), pursuant to which, subject to the terms and conditions of the Agreement, among other things, Purchaser will purchase from Seller and the Canadian Subsidiary all of the specified assets, properties, interest in properties and rights of Seller and the Canadian Subsidiary in their North American business (the "North American Business") for $82 million in cash, subject to adjustment, and the assumption by Purchaser of specified liabilities and obligations of Seller and the Canadian Subsidiary relating to the North American Business (collectively, the "Consideration"). The sale by Seller and the Canadian Subsidiary to Purchaser of the North American Business and the assumption of such liabilities and obligations is referred to herein as the "Transaction." The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion, as of the date hereof, as to the fairness to Seller, from a financial point of view, of the Consideration to be received by Seller in the Transaction. In connection with this opinion, we have, among other things:

  (i)
  reviewed the financial terms and conditions of the draft of the Agreement dated January 8, 2005, and certain related documents (which prior to the delivery of this opinion had not been executed by the parties thereto);

  (ii)
  reviewed certain publicly available historical financial and operating results of Seller, as presented in documents filed by Seller with the Securities and Exchange Commission;

  (iii)
  reviewed certain information, including financial performance and financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Seller, Canadian Subsidiary and the North American Business furnished to us by Seller;

  (iv)
  held discussions with members of the senior management of Seller with respect to the matters described in clauses (ii) and (iii);

  (v)
  reviewed general trends in the interactive television services industries;

  (vi)
  analyzed the common stock price and valuation multiples of selected publicly traded companies that we deemed to be relevant;

  (vii)
  participated in certain discussions and negotiations among representatives of Seller and Purchaser and their respective legal advisors;

  (viii)
  reviewed the financial terms, to the extent publicly available, of certain sales and acquisitions which we believe to be generally comparable to the Transaction; and

  (ix)
  considered such other factors and performed such other analyses as we have deemed appropriate.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information that was available to us from public sources, that was provided to us by Seller or its representatives, or that was otherwise reviewed by us. We have not assumed any responsibility for, and did not conduct, any independent verification of such information or any independent valuation or appraisal of any of the assets of Purchaser or Seller, including the North American Business, or the solvency of Purchaser, Seller or any of their respective affiliates. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the North American Business. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Seller as to the future financial performance of Seller generally and the North American Business in particular, and that such financial information is materially complete. We assume no responsibility for, and express no view as to, such forecasts or the assumptions on which they are based. Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on the date hereof, and the information made available to us as of the date hereof. In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification by the parties thereto of any terms or conditions thereof material to our analysis, and that obtaining the regulatory and other approvals necessary in connection with the Transaction will not have an adverse effect on the ability of Purchaser, its affiliates or Seller to consummate the Transaction on the terms and subject to the conditions set forth in the Agreement. We also have assumed that there have been no changes made to the Agreement or any related documents from the drafts we reviewed for purposes of rendering our opinion material to our analysis, and that the representations and warranties of Purchaser and Seller contained in the Agreement are true and complete in all respects material to our analysis. We also have assumed that management of Seller is not aware of any information or facts that would make the information provided to us incomplete or misleading, and that there has been no material change to Seller's or Canadian Subsidiary's assets, financial condition, results of operations, business or prospects since the date of Seller's last financial statements made available to us. We have relied on the advice of counsel and independent accountants to Seller as to all legal, financial reporting and accounting matters. In rendering our opinion, we have not attempted to assign any value to, any other arrangements being entered into by Seller, Canadian Subsidiary, Purchaser and their respective affiliates in connection with the Agreement, including, without limitation, the technology cross license to be entered into by the parties to the Agreement.

        We have acted as financial advisor to Seller in connection with the Transaction and will receive a fee for our services. In addition, Seller has agreed to indemnify us for certain liabilities arising out of our engagement. As part of our investment banking business, we are regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes and have in the past provided financial advisory services to affiliates of Purchaser and received fees for the rendering of such services. In addition, in the ordinary course of our business, we and our affiliates may have long or short positions, either on a discretionary or nondiscretionary basis, for our and our affiliates' own account or for those of our and our affiliates' clients, in the securities of Seller, Purchaser and/or their respective affiliates.

        Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Seller and our opinion is rendered to the Board of Directors of Seller in connection with its consideration of the Transaction. This opinion is not intended to, and does not, constitute a recommendation to any holder of Seller's common stock as to whether such holder should vote to approve any matter related to the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any alternative business transaction that might be available to Seller, or Seller's underlying decision to pursue the Transaction.

        Furthermore, our engagement and the opinion expressed herein are not intended to confer rights or remedies upon Purchaser or any of its affiliates, or any stockholder of Seller or any other person or entity other than the Board of Directors of Seller. It is understood that this opinion is for the information of the Board of Directors of Seller and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Seller with the Securities and Exchange Commission with respect to the Transaction.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by Seller in the Transaction is fair, from a financial point of view, to Seller.

Very truly yours, ALLEN & COMPANY LLC
By:	/s/ JOHN H. JOSEPHSON
	Name:	John H. Josephson
	Title:	Managing Director

ANNEX D

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

        Liberate Technologies ("Liberate") entered into an Asset Purchase Agreement (the "Agreement"), dated as of January 14, 2005, with Liberate Technologies Canada Ltd. and Double C Technologies, LLC ("Double C"), a Delaware limited liability company majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc. Under the terms of the Agreement, Double C will receive substantially all of the assets, including patents and other intellectual property, and will assume certain limited liabilities related to Liberate's North America business. Liberate will receive cash consideration of approximately $82 million. The Agreement is subject to Liberate stockholder approval and other customary closing conditions. On February 17, 2005, Liberate received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Pro Forma Financial Information.

        The following unaudited pro forma condensed consolidated financial information has been prepared based on the historical financial statements of Liberate after giving effect of the sale to Double C of substantially all of the assets and the assumption by Double C of certain liabilities related to the North America business, and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated statements of operations give effect to the disposal of the North America business by Liberate as if it had occurred on June 1, 2001 and the unaudited pro forma condensed consolidated balance sheet gives effect to the disposal of the North America business by Liberate as if it had occurred on November 30, 2004. The unaudited pro forma condensed consolidated financial information was derived by adjusting the historical financial statements of Liberate for the removal of assets, liabilities, revenues and expenses associated with the North America business and the pro forma adjustments described in the footnotes. Upon completion of the transaction, Liberate will record a gain from the transaction. The sale of assets by Liberate pursuant to the Agreement will be a taxable transaction for United States federal income tax purposes. Accordingly, Liberate will recognize gain or loss with respect to the sale of assets pursuant to the Agreement in an amount equal to the difference between the amount of the consideration received for each asset over the adjusted tax basis in the asset sold. Although the asset sale will result in a taxable gain to Liberate, we believe that a substantial portion of the taxable gain will be offset by current year losses from operations and available net operating loss carryforwards.

        The unaudited pro forma condensed consolidated financial information, including the notes thereto should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in Liberate's Annual Report on Form 10-K for the fiscal year ended May 31, 2004, as filed with the Securities and Exchange Commission on August 16, 2004, and the unaudited interim condensed consolidated financial statements and notes thereto included in Liberate's Quarterly Report on Form 10-Q for the quarter ended November 30, 2004, as filed with the Securities and Exchange Commission on January 10, 2005.

        The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the disposition occurred June 1, 2001 for statements of operation purposes and as of November 30, 2004 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The pro forma adjustments are based upon information and assumptions available at the time of filing this statement.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of November 30, 2004
(In thousands)

	Historical Liberate	North America Business Adjustments	Other Adjustments (See Note 3)	Pro Forma Ongoing Business
Assets
Current assets:
Cash and cash equivalents	$207,987	$—	$82,000	$289,987
Accounts receivable, net	3,561	(683)	—	2,878
Prepaid expenses and other current assets	1,552	(406)	—	1,146

Total current assets	213,100	(1,089)	82,000	294,011
Property and equipment, net	1,775	(1,281)	—	494
Deferred costs related to warrants	1,791	(1,791)	—	—
Restricted cash	10,741	—	—	10,741
Other assets	36	(36)	—	—

Total assets	$227,443	$(4,197)	$82,000	$305,246

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,996	$(386)	$—	$2,610
Accrued liabilities	18,967	(832)	3,100	21,235
Accrued payroll and related expenses	958	(482)	—	476
Short term deferred revenues	4,391	(4,005)	—	386

Total current liabilities	27,312	(5,705)	3,100	24,707
Long term excess facilities charges	20,022	—	—	20,022
Long term deferred revenues	8,114	(3,500)	—	4,614
Other long-term liabilities	2,416	—	—	2,416

Total liabilities	57,864	(9,205)	3,100	51,759

Commitments and contingencies
Stockholders' equity:
Common stock	1,057	—	—	1,057
Contributed and paid-in capital	1,502,994	(5,008)	—	1,497,986
Deferred stock-based compensation	(7,384)	5,008	—	(2,376)
Accumulated other comprehensive loss	(1,960)	—	—	(1,960)
Accumulated deficit	(1,325,128)	5,008	78,900	(1,241,220)

Total stockholders' equity	169,579	5,008	78,900	253,487

Total liabilities and stockholders' equity	$227,443	$(4,197)	$82,000	$305,246

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended November 30, 2004
(In thousands, except per share data)

	Historical Liberate	North America Business Adjustments	Other Adjustments	Pro Forma Ongoing Business
Revenues:
License and royalty	$(271)	$1,029	$—	$758
Service	2,051	(1,246)	—	805

Total revenues	1,780	(217)	—	1,563

Cost of revenues:
License and royalty	34	(27)	—	7
Service	2,272	(1,708)	—	564

Total cost of revenues	2,306	(1,735)	—	571

Gross margin	(526)	1,518	—	992

Operating expenses:
Research and development	7,599	(5,497)	—	2,102
Sales and marketing	1,304	(239)	—	1,065
General and administrative	6,808	(575)	—	6,233
Excess facilities charges and related asset impairment	5,622	—	—	5,622

Total operating expenses	21,333	(6,311)	—	15,022

Loss from operations	(21,859)	7,829	—	(14,030)
Interest Income, net	1,171	3	—	1,174
Other income (expense), net	282	(752)	—	(470)

Loss from continuing operations before income tax provision	(20,406)	7,080	—	(13,326)
Income tax provision	135	(93)	—	42

Loss from continuing operations	(20,541)	7,173	—	(13,368)
Gain on sale of discontinued operations from prior periods	80	—	—	80

Net loss	$(20,461)	$7,173	$—	$(13,288)

Basic and diluted net loss per share	$(0.19)			$(0.12)

Shares used in computing basic and diluted net loss per share	105,683			105,683

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended May 31, 2004
(In thousands, except per share data)

	Historical Liberate	North America Business Adjustments	Other Adjustments	Pro Forma Ongoing Business
Revenues:
License and royalty	$(263)	$2,435	$—	$2,172
Service	8,875	(3,142)	—	5,733

Total revenues	8,612	(707)	—	7,905

Cost of revenues:
License and royalty	597	(331)	—	266
Service	5,317	(2,994)	—	2,323

Total cost of revenues	5,914	(3,325)	—	2,589

Gross margin	2,698	2,618	—	5,316

Operating expenses:
Research and development	16,325	(9,452)	—	6,873
Sales and marketing	3,007	(204)	—	2,803
General and administrative	13,587	(2,664)	—	10,923
Amortization of deferred costs related to warrants	1,831	(1,831)	—	—
Restructuring costs	1,406	(64)	—	1,342
Amortization and impairment of intangible assets	22	—	—	22
Amortization of deferred stock-based compensation	10	—	—	10
Impairment of deferred costs related to warrants	4,969	(4,969)	—	—
Excess facilities charges and related asset impairment	4,022	—	—	4,022

Total operating expenses	45,179	(19,184)	—	25,995

Loss from operations	(42,481)	21,802	—	(20,679)
Interest Income, net	2,224	4	—	2,228
Other income (expense), net	530	(49)	—	481

Loss from continuing operations before income tax provision	(39,727)	21,757	—	(17,970)
Income tax provision (benefit)	138	(165)	—	(27)

Loss from continuing operations	(39,865)	21,922	—	(17,943)
Loss on discontinued operations from prior periods	(3,075)	—	—	(3,075)
Gain on sale of discontinued operations from prior periods	9,538	—	—	9,538

Net loss	$(33,402)	$21,922	$—	$(11,480)

Basic and diluted net loss per share:
Continuing operations	$(0.38)			$(0.17)
Discontinued operations	0.06			0.06

Basic and diluted net loss per share	$(0.32)			$(0.11)

Shares used in computing basic and diluted net loss per share	104,805			104,805

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended May 31, 2003
(In thousands, except per share data)

	Historical Liberate	North America Business Adjustments	Other Adjustments	Proforma Ongoing Business
Revenues:
License and royalty	$6,501	$(2,275)	$—	$4,226
Service	18,893	(8,121)	—	10,772

Total revenues	25,394	(10,396)	—	14,998

Cost of revenues:
License and royalty	1,315	(600)	—	715
Service	24,262	(19,458)	—	4,804

Total cost of revenues	25,577	(20,058)	—	5,519

Gross margin	(183)	9,662	—	9,479

Operating expenses:
Research and development	26,080	(5,006)	—	21,074
Sales and marketing	18,783	(2,432)	—	16,351
General and administrative	45,538	(1,712)	—	43,826
Amortization of deferred costs related to warrants	3,837	(3,837)	—	—
Restructuring costs	8,586	(1,509)	—	7,077
Amortization and impairment of intangible assets	1,670	—	—	1,670
Amortization of deferred stock-based compensation	1,299	—	—	1,299
Excess facilities charges and related asset impairment	25,094	—	—	25,094

Total operating expenses	130,887	(14,496)	—	116,391

Loss from operations	(131,070)	24,158	—	(106,912)
Interest Income, net	6,977	4	—	6,981
Other income (expense), net	(14,028)	(9)	—	(14,037)

Loss from continuing operations before income tax provision	(138,121)	24,153	—	(113,968)
Income tax provision	1,560	(185)	—	1,375

Loss from continuing operations	(139,681)	24,338	—	(115,343)
Loss on discontinued operations from prior periods	(50,110)	—	—	(50,110)
Loss on sale of discontinued operations from prior periods	(177)	—	—	(177)

Net loss before cumulative effect of a change in accounting principle	(189,968)	24,338	—	(165,630)
Cumulative effect of a change in accounting principle, net of tax	(209,289)	—	—	(209,289)

Net loss	$(399,257)	$24,338	$—	$(374,919)

Basic and diluted net loss per share:
Continuing operations	$(1.34)			$(1.11)
Discontinued operations	(0.48)			(0.48)
Cumulative effect of change in accounting principle	(2.00)			(2.00)

Basic and diluted net loss per share	$(3.82)			$(3.59)

Shares used in computing basic and diluted net loss per share	104,500			104,500

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Unaudited Pro-Forma Condensed Consolidated Statement of Operations
For the Year Ended May 31, 2002
(In thousands, except per share data)

	Historical Liberate	North America Business Adjustments	Other Adjustments	Proforma Ongoing Business
Revenues:
License and royalty	$32,251	$(13,839)	$—	$18,412
Service	38,212	(16,553)	—	21,659

Total revenues	70,463	(30,392)	—	40,071

Cost of revenues:
License and royalty	2,091	(954)	—	1,137
Service	40,414	(33,119)	—	7,295

Total cost of revenues	42,505	(34,073)	—	8,432

Gross margin	27,958	3,681	—	31,639

Operating expenses:
Research and development	44,580	(4,659)	—	39,921
Sales and marketing	26,137	(4,974)	—	21,163
General and administrative	12,484	(283)	—	12,201
Amortization of deferred costs related to warrants	12,047	(12,047)	—	—
Restructuring costs	3,075	(151)	—	2,924
Amortization and impairment of intangible assets	220,742	—	—	220,742
Amortization of deferred stock-based compensation	1,669	—	—	1,669
Impairment of deferred costs related to warrants	44,840	(44,840)	—	—
Excess facilities charges and related asset impairment	9,904	—	—	9,904

Total operating expenses	375,478	(66,954)	—	308,524

Loss from operations	(347,520)	70,635	—	(276,885)
Interest Income, net	15,968	7	—	15,975
Other income (expense), net	(2,798)	36	—	(2,762)

Loss before income tax provision	(334,350)	70,678	—	(263,672)
Income tax provision	737	(113)	—	624

Net loss	$(335,087)	$70,791	$—	$(264,296)

Basic and diluted net loss per share	$(3.16)			$(2.49)

Shares used in computing basic and diluted net loss per share	106,144			106,144

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

        The unaudited pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.

        The unaudited pro forma condensed consolidated financial information of Liberate has been prepared based on the historical consolidated balance sheet of Liberate as of November 30, 2004 and the historical consolidated statements of operations for Liberate for the years ended May 31, 2004, 2003 and 2002, and the six months ended November 30, 2004, after giving effect to the adjustments and assumptions described below.

        Liberate and its North America business employ accounting policies that are in accordance with generally accepted accounting principles in the United States. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of Liberate have been made.

        The ongoing activity presented in these unaudited pro forma condensed consolidated financial statements represents Liberate's Non-North America business and corporate assets, liabilities, revenues and expenses that will not be divested in the asset sale. The pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results and financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor is it necessarily indicative of the operating results and financial position that may occur in the future.

Note 2. Pro Forma Assumptions

North America business:

        The unaudited condensed consolidated financial information of Liberate's Non-North America business has been prepared based on Liberate's historical consolidated financial records as of November 30, 2004 and for the years ended May 31, 2004, 2003 and 2002, and the six months ended November 30, 2004, after giving effect to the following adjustments and assumptions:

          1)    Amounts related to employees who will remain with the ongoing operations of Liberate, but that were historically recorded as part of the North America business, have not been included in the North America business financial information.

          2)    Certain prepaid expenses and accrued liabilities that were historically recorded as part of the North America business have not been included in the North America financial information because they relate to Liberate's ongoing Non-North America business and corporate operations.

          3)    The costs of the North America business only include expenses associated with the business being sold, which are primarily the costs of Liberate's Canadian office, the U.S. sales and professional services groups and an allocation of certain expenses based on head count, including information technology, facilities, employee benefits and other administrative costs. In addition, legal expenses related to the OpenTV patent litigation have been included in the North America business results of operations for the periods presented. However, these costs do not include an allocation of certain overhead expenses, primarily relating to executive officers and head office facilities as they represent expenses of the underlying business and will continue to be expenses of Liberate's ongoing operations.

          4)    Cash and the associated interest income have not been included in the North America business financial results because the balances will remain with Liberate.

Note 3. Other Pro Forma Adjustments

        The accompanying unaudited pro forma condensed consolidated financial information has been prepared as if the divestiture was completed on November 30, 2004 for balance sheet purposes and as of June 1, 2001 for statement of operations purposes and reflect the following pro forma adjustments:

          a)    To reflect asset sale consideration of $82 million cash from Double C Technologies, LLC.

          b)    To reflect the $3.1 million in estimated direct expenses of the transaction including legal, accounting, printing and other professional fees.

          c)     To reflect the net proceeds and resulting gain on the sale of assets sold to and the liabilities assumed by Double C Technologies, LLC.

Total consideration	$82,000
Transaction costs	(3,100)

Net total proceeds	78,900
Assets acquired by buyer	(4,197)
Liabilities assumed by buyer	9,040

Pro forma net gain	$83,743

        Liberate does not anticipate any significant taxes on the net gain from the sale transaction, due to available net operating losses and tax credits. Accordingly, no adjustment has been recorded, in the unaudited pro forma condensed consolidated financial statements, to reflect any tax effect on net gain arising from the disposal of the North America business.

Note 4. Unaudited Pro Forma Earnings Per Share Data

        Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of Liberate for the years ended May 31, 2004, 2003 and 2002, and for the six months ended November 30, 2004. For all periods presented, a net loss was recorded, therefore the net loss per share on a diluted basis is equivalent to basic net loss per share becuase the effect of including all outstanding stock options, stock units and warrants in the earnings per share calculation would be anti-dilutive.

Note 5. Litigation

        Liberate is party to several legal matters described in our Quarterly Report on Form 10-Q for the quarter ended November 30, 2004, as filed with the Securities and Exchange Commission on January 10, 2005. Pursuant to the Agreement, Double C will assume the liabilities associated with the OpenTV patent litigation, OpenTV, Inc. v Liberate Technologies, pending in the U.S. District Court for the Northern District of California to the extent set forth in the complaint dated February 7, 2002 (including attorneys' fees and other costs of defending such action but only to the extent such attorneys' fees and costs arise or are incurred following the closing of the asset sale). However, for the periods presented, the historical legal expenses related to the OpenTV patent litigation are included in the pro forma statements of operations of the North America business. The other legal matters described in the Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 will remain with Liberate.

DETACH HERE

PROXY	LIBERATE TECHNOLOGIES 2655 Campus Drive, Suite 250, San Mateo, CA 94403	PROXY

This Proxy is Solicited on Behalf of the Board of Directors of Liberate Technologies
for the Special Meeting of Stockholders to be held on April 5, 2005

        The undersigned holder of common stock, par value $.01, of Liberate Technologies ("Liberate") hereby appoints David Lockwood and Gregory Wood, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of Liberate that the undersigned stockholder would be entitled to vote if personally present at the special meeting of Stockholders (the "Special Meeting") to be held on Tuesday, April 5, 2005, at 9:30 a.m. local time, at the Hotel Sofitel San Francisco Bay, located at 223 Twin Dolphin Drive, Redwood City, California, and at any adjournment or postponement of the Special Meeting. We first mailed this form of proxy and the accompanying Notice of Special Meeting and proxy statement to our stockholders on or about March 14, 2005.

        This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR approval and adoption of the asset purchase agreement and the sale of substantially all of the assets of our North America business to Double C Technologies, LLC, pursuant to the asset purchase agreement and at the discretion of the proxies as to any other matters that may properly come before the Special Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Liberate either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR "APPROVAL AND ADOPTION OF THE ASSET PURCHASE AGREEMENT AND THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF OUR NORTH AMERICA BUSINESS TO DOUBLE C TECHNOLOGIES, LLC, PURSUANT TO THE ASSET PURCHASE AGREEMENT.

        PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

LIBERATE TECHNOLOGIES
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example.			#LBA
LIBERATE TECHNOLOGIES

1.
	To approve and adopt the asset purchase agreement, dated as of January 14, 2005, by and among Liberate Technologies, Liberate Technologies Canada Ltd., our subsidiary, and Double C Technologies, LLC, a Delaware limited liability company majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc., and the sale of substantially all of the assets relating to our North America business to Double C Technologies, LLC, pursuant to the asset purchase agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The asset purchase agreement and the sale of substantially all assets relating to our North America business were proposed by Liberate. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name, by President or other authorized officer. When signing as a partnership, please sign in partnership name, by an authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 5, 2005

SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE ASSET SALE, THE ASSET PURCHASE AGREEMENT AND THE SPECIAL MEETING
THE SPECIAL MEETING OF LIBERATE STOCKHOLDERS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
THE ASSET SALE
UNVESTED STOCK UNITS AND STOCK OPTIONS SUBJECT TO ACCELERATED VESTING
THE ASSET PURCHASE AGREEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Amount and Nature of Beneficial Ownership
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS
NORTH AMERICA BUSINESS INDEX TO UNAUDITED COMBINED FINANCIAL STATEMENTS
NORTH AMERICA BUSINESS Unaudited Combined Balance Sheets (In thousands)
NORTH AMERICA BUSINESS Unaudited Combined Statements of Operations (In thousands)
NORTH AMERICA BUSINESS Unaudited Combined Statement of Changes in Owner's Net Investment in North America Business (In thousands)
NORTH AMERICA BUSINESS Unaudited Combined Statements of Cash Flow (In thousands)
NORTH AMERICA BUSINESS NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
ANNEX A ASSET PURCHASE AGREEMENT

Exhibits
List of Schedules
ASSET PURCHASE AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II CLOSING AND PURCHASE PRICE
ARTICLE III CERTAIN ACTIONS
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER AND THE CANADIAN SUBSIDIARY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER
ARTICLE VI ADDITIONAL COVENANTS AND AGREEMENTS
ARTICLE VII LABOR AND EMPLOYEE BENEFIT MATTERS
ARTICLE VIII CONDITIONS PRECEDENT
ARTICLE IX TERMINATION
ARTICLE X GENERAL PROVISIONS
GUARANTY
ANNEX B
STOCKHOLDER VOTING AGREEMENT
SPOUSAL CONSENT
SCHEDULE I OWNED SHARES AND OPTIONS
ANNEX C
ANNEX D
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Six Months Ended November 30, 2004 (In thousands, except per share data)
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended May 31, 2004 (In thousands, except per share data)
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended May 31, 2003 (In thousands, except per share data)
Unaudited Pro-Forma Condensed Consolidated Statement of Operations For the Year Ended May 31, 2002 (In thousands, except per share data)
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS